UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soy ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOY ENERGY, LLC
222 N. MAIN STREET,
P. O. BOX 663
MARCUS, IOWA 51035

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD ON JUNE 24, 2010

To our Members:

Notice is hereby given that the annual meeting of Members (the “Member Meeting”) of Soy Energy, LLC (the “Company”) will be held on June 24, 2010, at MMC High School Gymnasium, 400 East Fenton, Marcus, IA 51035. Registration for the Member Meeting will begin at 5:30 p.m. The Member Meeting will commence at approximately 6:00 p.m.. The purposes of the Member Meeting are as follows:

1.

To consider and vote upon a proposal to approve the Company’s new business plan, which is: 1) to purchase a biodiesel production facility and certain related assets located in Mason City, Iowa on the terms provided in that certain Asset Purchase Agreement dated April 2, 2010 by and between the Company and OSM—REO FF, LLC, a Minnesota limited liability company (“OSM”) (the “APA” or “Asset Purchase Agreement”); 2) to enter into a term loan with OSM in the amount of $6,000,000 for the purpose of financing a portion of the acquisition of a biodiesel production facility in Mason City, Iowa and expenses related thereto (the “Loan Agreement”); and 3) to install equipment on the biodiesel production facility that will allow it to use 100% corn stillage oil as a feedstock for the conversion into biodiesel (collectively, the “Transaction”);

2.	To consider and vote upon a proposal to approve the Company’s Amended and Restated Operating Agreement;

3.

To consider and vote upon a proposal to approve any adjournment of the Member Meeting, if determined to be necessary by the Board of Directors, to permit further solicitation of proxies if there are not sufficient votes at the time of the Member Meeting, or at any adjournment or postponement of that meeting; and

4.	To transact such other business as may properly come before the Member Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR the approval of the Transaction and the Amended and Restated Operating Agreement.

The Transaction and the Amended and Restated Operating Agreement are more fully described in the enclosed Proxy Statement. You should carefully review the information contained in the enclosed Proxy Statement.

Only Members of record of the Company at the close of business on May 27, 2010 are entitled to notice of the Member Meeting and to vote at the Member Meeting or any adjournment or postponement thereof. The Company is seeking approval of the Transaction by a majority of the membership units outstanding. The approval of the Amended and Restated Operating Agreement requires the affirmative vote of the holders of a majority of the membership units outstanding. The presence of at least twenty-five percent (25%) of the outstanding membership units of the Company is required to constitute a quorum for the purpose of holding a meeting.

Your vote is important. All Members are cordially invited to attend the Member Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the Member Meeting. If you send in your proxy and then decide to attend the Member Meeting to vote your membership units in person, you may still do so. You may revoke your proxy in the manner described in the proxy statement. You may fax the proxy card to the Company at (712) 376-2333 or mail it to us in the accompanying envelope to 222 N. Main Street, P.O. Box 663, Marcus, Iowa 51035. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. on June 23, 2010. If you have any questions about the proposals described above or about voting your membership units, please contact the Company by telephone at (712) 376-2081.

By order of the Board of Directors,

Chuck Sand
President and Chairman
Marcus, Iowa
May 28, 2010

SOY ENERGY, LLC
222 N. MAIN STREET,
P. O. BOX 663
MARCUS, IOWA 51035
(712) 376-2081

Proxy Statement
for the
Member Meeting To Be Held
June 24, 2010
6:00 p.m.

The Board of Directors of Soy Energy, LLC (the “Company”, “Soy Energy”, “we”, “us” or “our”) hereby solicits your proxy in the form of the enclosed proxy card (“Proxy Card”) for use at the annual meeting of the Members of the Company to be held on June 24, 2010 (the “Member Meeting”), and at any adjournment or postponement thereof. The Member Meeting will be held at MMC High School Gymnasium, 400 East Fenton, Marcus, IA 51035. Registration for the meeting will begin at 5:30 p.m. The Member Meeting will commence at approximately 6:00 p.m.. This solicitation is being made via U.S. mail; however, the Company may also use its Directors, officers and employees (without providing them with additional compensation) to solicit proxies from Members in person or by telephone, facsimile, electronic mail, or letter. Distribution of this Proxy Statement and the proxy card via U.S. mail is scheduled to begin on or about May 28, 2010. The Board of Directors urges you to vote by signing the enclosed proxy card and mailing it to the Company in the accompanying envelope at your earliest convenience.

At the Member Meeting, Members will be asked to vote upon the following proposals:

1.   To consider and vote upon a proposal to approve the Company’s new business plan, which is: 1) to purchase a biodiesel production facility and certain related assets located in Mason City, Iowa on the terms provided in that certain Asset Purchase Agreement dated April 2, 2010 by and between the Company and OSM—REO FF, LLC, a Minnesota limited liability company (“OSM”) (the “APA”); 2) to enter into a term loan with OSM in the amount of $6,000,000 for the purpose of financing a portion of the acquisition of a biodiesel production facility in Mason City, Iowa and expenses related thereto (the “Loan Agreement”); and 3) to install equipment on the biodiesel production facility that will allow it to use 100% corn stillage oil as a feedstock for the conversion into biodiesel (collectively, the “Transaction”) (Proposal 1);

2. To consider and vote upon a proposal to approve the Company’s Amended and Restated Operating Agreement (Proposal 2);

3.   To consider and vote upon a proposal to approve any adjournment of the Member Meeting, if determined to be necessary by the Company, to permit further solicitation of proxies if there are not sufficient votes at the time of the Member Meeting, or at any adjournment or postponement of that meeting (Proposal 3); and

4. To transact such other business as may properly come before the Member Meeting or any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT THE MEMBER MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Company is soliciting your proxy vote at the Member Meeting because you were a Member of the Company at the close of business on May 27, 2010, the record date, and are entitled to vote at the Member Meeting.

Q:	When and where is the Member Meeting?

A:

The Member Meeting will be held on June 24, 2010 at MMC High School Gymnasium, 400 East Fenton, Marcus, IA 51035. Registration for the meeting will begin at 5:30 p.m.. The Member Meeting will commence at approximately 6:00 p.m..

Q:	What am I voting on?

A:	At the Member Meeting, Members will be asked to vote upon the following proposals:

1. Proposal 1: To consider and vote upon a proposal to approve the Company’s new business plan, which is: 1) to purchase a biodiesel production facility and certain related assets located in Mason City, Iowa on the terms provided in that certain Asset Purchase Agreement dated April 2, 2010 by and between the Company and OSM—REO FF, LLC, a Minnesota limited liability company (“OSM”) (the “APA”); 2) to enter into a term loan with OSM in the amount of $6,000,000 for the purpose of financing a portion of the acquisition of a biodiesel production facility in Mason City, Iowa and expenses related thereto (the “Loan Agreement”); and 3) to install equipment on the biodiesel production facility that will allow it to use 100% corn stillage oil as a feedstock for the conversion into biodiesel (collectively, the “Transaction”);

2. Proposal 2: To consider and vote upon a proposal to approve the Company’s Amended and Restated Operating Agreement;

3. To consider and vote upon a proposal to approve any adjournment of the Member Meeting, if determined to be necessary by the Company, to permit further solicitation of proxies if there are not sufficient votes at the time of the Member Meeting, or at any adjournment or postponement of that meeting; and

4. To transact such other business as may properly come before the Member Meeting or any adjournment or postponement thereof.

The Board of Directors has approved and recommends a vote “FOR” the approval of the above proposals.

Q:	What is the effect of the Amendments to the Operating Agreement if passed?

The proposed Amended and Restated Operating Agreement makes several material changes, including, among other things, changes to: number of directors; election of directors; appointment of directors; restrictions on authority of directors; designation of Chairman and President/Chief Executive Officer; amendments to the agreement; transfer of units; and notice requirements. A more detailed description of these changes is provided below.

Q:	How many votes do I have?

A:

On any matter which may properly come before the Member Meeting, each Member entitled to vote will have one vote for each membership unit owned of record by such Member as of the close of business on May 27, 2010.

Q:	Do I have dissenters’ rights?

A:

No. Pursuant to Section 6.15 of the Company’s Operating Agreement, each Members has disclaimed, waived and agreed not to assert dissenters’ or similar rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of organizational documents of a company.

Q:	What is the voting requirement to approve the Transaction?

A:	The Board of Directors is seeking the affirmative vote of a majority of the Membership Voting Interests outstanding in order to proceed with the Transaction.

Q:	What is the voting requirement to adjourn the Annual Meeting?

In the event the Board decides to adjourn the Annual Meeting to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting, or at any adjournment or postponement of that meeting, to approve Proposals 1 and 2, such adjournment will need to be approved by the affirmative vote of a majority of the Membership Voting Interest constituting the quorum.

Q:	What is the voting requirement to approve the Amended and Restated Operating Agreement?

A:	The adoption of the Amended and Restated Operating Agreement will require the affirmative approval of a majority of the Membership Voting Interest.

Q:	How many membership units are outstanding?

A:	At the close of business on May 27, 2010, the Company had 33,018 outstanding membership units. This means that there may be 33,018 votes on any matter.

Q:	What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions will be handled as follows:

Proposal 1: Abstentions will have the same effect as a vote AGAINST Proposal 1, because Proposal 1 must be approved by a majority of our outstanding Membership Voting Interests;

Proposal 2: Abstentions will have the same effect as a vote AGAINST Proposal 2, because Proposal 2 must be approved by a majority of the Membership Voting Interests.

Q:	What will happen if the Transaction is not approved?

A:

If the Transaction is not approved by the Members, the Company will not consummate the Transaction. The Board of Directors will evaluate what alternatives are available to the Company, including dissolution of the Company.

Q:	What will happen if the Amended and Restated Operating Agreement is not approved?

A:

If the Amended and Restated Operating Agreement is not approved by the Members, the Amendments to the Operating Agreement will not be adopted and the Operating Agreement will continue as currently in effect.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the Member Meeting either in person or by proxy. You may vote using any of the following methods:

•

Proxy Card. The enclosed proxy card is a means by which a Member may authorize the voting of his, her, its or their membership units at the Member Meeting. The membership units represented by each properly executed proxy card will be voted at the Member Meeting in accordance with the Member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company at 222 N. Main Street, P.O. Box 663, Marcus, Iowa 51035 or fax the Proxy Card to the Company at (712) 376-2333. In order for your vote to count, the Company must receive it by 5:00 p.m. local time on June 23, 2010.

• In person at the 2010 Annual Meeting. All Members of record as of May 27, 2010 may vote in person at the Member Meeting.

If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted at the Member Meeting.

Q:	What can I do if I change my mind after I vote my membership units?

A:	You may revoke your proxy by:
• Voting in person at the Member Meeting;
• Giving personal or written notice of the revocation, which is received at the Company’s offices at 222 N. Main Street, P.O. Box 663, Marcus, Iowa 51035 by 5:00 p.m. local time on June 23, 2010; or
• Giving personal or written notice of the revocation to the Company’s Secretary, Doug Lansink, at the commencement of the Member Meeting.

Q:	What happens if I mark too few or too many boxes on the proxy card?

A:

If you fail to mark a vote with respect to Proposal 1, Proposal 2 or Proposal 3, then the proxies solicited by the Board of Directors will be voted FOR the approval of Proposal 1, Proposal 2 or Proposal 3, respectively. If you only mark a choice on the proxy card with respect to less than all of the Proposals, then the proxies will vote your membership units ONLY for the Proposal(s) for which you mark a choice. If you mark contradicting choices on your proxy card, such as a mark both for and against the approval of a Proposal, then your membership units will NOT be counted as a vote FOR such Proposal and will have the same effect as a vote AGAINST such Proposal. If you do not submit a proxy card or attend the Member Meeting, or if you abstain from voting, your vote will NOT be counted as a vote to approve any of the Proposals and will have the same effect as vote AGAINST such Proposal.

If you attend the Member Meeting or submit a proxy card, your membership units will be included in the determination of whether a quorum is present, even if you abstain from voting. If you do not submit a proxy card or attend the Member Meeting, your membership units will NOT be counted as present at the Member Meeting for purposes of determining whether a quorum is present.

Q:	Who can attend the Member Meeting?

A:	All Members as of the close of business on the record date, which is May 27, 2010, may attend the Member Meeting.

Q:	What is the Record date for the Member Meeting?

A:	May 27, 2010.

Q:	Who will count the votes?

A:

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, which will be Becky Nothem, an administrative employee of the Company. The inspector of election will separately tabulate affirmative and negative votes and abstentions. The Company’s Secretary, Doug Lansink, will supervise the process. In addition, a representative from the Company’s independent auditor will be present to oversee the vote count.

Q:	What constitutes a quorum?

A:

The presence in person or by proxy of Members representing at least 25% of the Membership Voting Interests is required to constitute a quorum to hold the meeting. Because on May 27, 2010 the Company had 33,018 membership units issued and outstanding, the presence of 8,255 membership units at the Member Meeting will constitute a quorum. If you submit a proxy or attend the Member Meeting and vote in person, then your membership units will be counted in determining whether a quorum is present at the Member Meeting.

Q:	Who is paying for this proxy solicitation?

A:

The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	What is a Member proposal?

A:

A Member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at the 2011 meeting of the Company’s Members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for Members to vote on the matter via the proxy card. The deadlines and procedures for submitting Member proposals are explained below. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are Member proposals due for the 2011 Annual Meeting?

A:

We intend to hold our 2011 Annual Meeting on or about April 7, 2011. In order to be considered for inclusion in next year’s proxy statement, Member proposals must be submitted in writing to the Company by January 27, 2011 (120 calendar days before the one year anniversary of the date we released this proxy statement to our Members, which is scheduled to be approximately May 28, 2010). The Company suggests that proposals for the 2011 Annual Meeting of Members be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act of 1934.

Q:	How do I nominate a candidate for election as a Director at next year’s Annual Meeting?

A:

The entire board will stand for election at the 2011 Annual Meeting, as this will be our first annual meeting after operations begin at the biodiesel production facility. Nominations for Director seats are made by the Board of Directors. In addition, a Member may nominate a candidate for Director by following the procedures explained in this proxy statement below and Section 5.3 of the Operating Agreement (and the same section of the Amended and Restated Operating Agreement, if approved). In accordance with our Operating Agreement, a Member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 60 days, but no more than 90 days, prior to the annual meeting, which notice period would be approximately January 7, 2011 to February 7, 2011.

SUMMARY TERM SHEET FOR TRANSACTION

The following summary highlights the material terms of the Transaction. This summary is not a complete statement of all information, facts or materials to be voted on at the Member Meeting. You should read this Proxy Statement, the Asset Purchase Agreement, and the other materials attached to this Proxy Statement in their entirety to fully understand the proposals and their consequences to you. The Asset Purchase Agreement is attached to this Proxy Statement as Appendix 1. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this proxy statement and the Appendices.

Summary of Transaction

•

On April 2, 2010, the Company entered into an Asset Purchase Agreement with OSM—REO FF, LLC, a Minnesota limited liability company (“OSM”) pursuant to which the Company will acquire from OSM, and OSM will sell to the Company, certain assets relating to the biodiesel production facility located in Mason City, Iowa, which was formerly owned by Freedom Fuels, LLC, an Iowa limited liability company (“Freedom Fuels”) (the “Business”). On the same date, the Company entered into the Loan Agreement with OSM to finance a portion of the purchase price under the APA.

•

Freedom Fuels previously filed a voluntary petition under Chapter 11 of Title 11 of the United States Code. OSM obtained substantially all the assets of Freedom Fuels as an assignee of the claims of Freedom Fuel’s senior lender, Bankfirst, pursuant to an order of Bankruptcy Court for the Northern District of Iowa. The bankruptcy proceedings thereafter transferred to Chapter 7 of Title 11 of the United States Code.

•

The Company generally will not assume or be liable for any liabilities of OSM or any liabilities related to the Business which were incurred prior to the closing of the APA. However, we may assume certain Freedom Fuels contracts or permits that may have obligations that continue through and after the closing of the APA and Loan Agreement. The assets formerly held by Freedom Fuels are being transferred to the Company “as-is” by OSM under the APA.

•

The Company will pay OSM at closing consideration in cash in the amount of $10,000,000, however, the cash amount may be reduced by up to $250,000 as reserves for repair, subject to the terms and conditions of the APA. The Transaction includes that $6,000,000 of this cash amount will be financed through the Loan Agreement with OSM.

•

The Company also anticipates that as a part of the Transaction, Ball Industrial Services, LLC (“BIS”) will install equipment engineered by Praj Schneider on the front end of Facility to make it capable of producing biodiesel from various feedstocks, including corn oil, which the Company anticipates using as its main feedstock in operating the Facility. The Company has already entered into a Phase I engineering agreement with BIS. As a part of this agreement, BIS will determine the guaranteed maximum price to have this equipment installed at the Facility. The Company anticipates using its cash resources to pay for the equipment installation. Our Loan Agreement with OSM provides that the construction of the corn oil pretreatment facility will not exceed the cost of $8,000,000.

•

The Board of Directors is seeking member approval of the new business plan Transaction, which includes the APA and the transactions contemplated therein, and the installation of the multi-feedstock processing equipment. If the Transaction is approved, the Company intends to own and operate the biodiesel production facility located in Mason City, Iowa.

The contact information of Soy Energy is as follows:

Soy Energy, LLC
222 N. Main Street
P.O. Box 663
Marcus, Iowa 51035
(712) 376-2081

The contract information of OSM is as follows:

OSM—REO FF, LLC
225 South Sixth Street, Suite 2800
Minneapolis, MN 55402
(612) 376-1486

The contact information for the Facility is as follows:

4172 19th Street SW
Mason City, IA 50401
(641) 421-7590

PROPOSALS TO BE VOTED UPON

PROPOSAL 1
Approval of the Transaction

Overview of Transaction

          Soy Energy, LLC was organized as an Iowa limited liability company on December 15, 2005 for the purpose of developing, constructing and operating a biodiesel plant. However, due to the economic downturn and unfavorable market conditions, combined with the intended design builder’s inability to satisfy certain obligations, the Company determined in October 2008 that obtaining the debt financing to construct its own plant would not likely be feasible. As a result of this determination, the Company began exploring alternatives to acquire, invest in or merge with a company that owned a constructed biodiesel plant.

          The Company identified the biodiesel production facility in Mason City that was owned by Freedom Fuels, LLC (“Freedom Fuels”), an Iowa limited liability company, as a potential acquisition target. Freedom Fuels had filed a voluntary bankruptcy petition under Chapter 11 of Title 11 of the United States Code. In July 2009, the Company entered into an Asset Purchase agreement with Freedom Fuels for the purchase of substantially all of Freedom Fuel’s assets. Prior to closing on such Asset Purchase Agreement, however, the Bankruptcy Court ordered the assets of Freedom Fuels to be transferred to OSM—REO FF, LLC, a Minnesota limited liability company (“OSM”), and subsequently Freedom Fuels’ bankruptcy was converted from a Chapter 11 reorganization proceeding to a Chapter 7 liquidation proceeding. Accordingly, in order to pursue the acquisition of the biodiesel production facility formerly owned by Freedom Fuels, the Company terminated the Asset Purchase Agreement it entered into with Freedom Fuels and began negotiations with OSM to acquire the biodiesel production facility.

          On April 2, 2010, the Company entered into an Asset Purchase Agreement with OSM dated as of the same date (the “APA” or the “Asset Purchase Agreement”). The APA provides that the Company will, subject to certain terms and conditions, purchase substantially all assets related to the biodiesel production facility located in Mason City, Iowa (the “Facility”) that were formerly owned and utilized by Freedom Fuels (the “Plant Assets”) as part of its biodiesel production business (collectively, the “Business”), and which are presently owned by OSM.

          The Facility is a 30 million gallon per year biodiesel production plant located in Mason City, Iowa that is presently capable of producing biodiesel from refined soybean oil. It is not currently capable of producing biodiesel from corn oil or animal fats. The Facility also does not have the capability of pretreating vegetable oils, except for crude soy oil, or animal fats. However, if the Company’s acquisition of the Plant Assets is consummated, we expect to install a module to the Facility to enable the Facility to process corn oil and animal fats. The Asset Purchase Agreement provides that a condition to the Company’s obligation to purchase the Plant Assets is the Company’s compliance with the requirements of the Loan Agreement and other loan documents with OSM, and Seller’s receipt of all consents necessary from any persons in connection with such loan documents.

          On April 2, 2010, we also entered into a Loan Agreement with OSM. Subject to the terms of the Loan Agreement, OSM agreed to lend us $6,000,000 to be used to acquire the Facility. The initial interest rate is 5%. In 2016, the interest rate will adjust to the 5-year LIBOR/swap rate plus 3.5%, but will not be less than 5%. During the first year of the loan, we will be required to only pay interest on outstanding amounts. Beginning after the first year of the loan, we will make principal and interest payments amortized over a ten-year period, with maturity of the note in 2021.

          One of the requirements of the Loan Agreement is that the Company receive a binding commitment from a design-builder for the installation of equipment and implementation of processes necessary to enable the Facility to be multi-feedstock capable, which will include the capability to refine and process crude corn oil.

          The Loan Agreement also requires us to adhere to various covenants which restrict our operating flexibility. The Loan Agreement restricts our ability to make distributions to our members, to further pledge our assets for other financing that we might require, and to make payments on subordinated debt we acquire. In addition, the Loan Agreement requires us to maintain certain financial ratios and to obtain OSM’s permission before taking certain actions affecting our business and material contracts.

          At closing, we will execute a mortgage in favor of OSM creating a first lien on all of the assets we acquire under the Asset Purchase Agreement and the proceeds from those assets. As a result, we must obtain OSM’s permission to sell these assets, which could limit our operating flexibility.

          The Loan Agreement provides that certain actions will constitute defaults, which would allow OSM to terminate its commitment to loan the funds, or if already advanced, to demand immediate repayment of the entire loan amount and foreclose its security interest in our property. Defaults include the following events:

•	our failure to make the required principal and interest payments;
•	if any representation or warranty made by us proves to be materially misleading or untrue;
•	our failure to comply with the terms of the Loan Agreement;
•	the destruction of the biodiesel plant;
•	cessation of making certain improvements to the biodiesel plant required by OSM;
•	our failure to comply with certain requirements of governmental bodies;
•	if we have unsatisfied judgments against us that exceed $150,000 for 30 days or more;
•	if we file for bankruptcy or cease to exist as a legal entity;
•	if we are unable to pay our debts when due;
•	if we are in default under a material contract or lose a permit or material contract necessary for our business;
•	if we are in default under any agreement with OSM; or
•	if we are in default with respect to any other indebtedness.

          On April 6, 2010, we entered into a Phase 1 Engineering Services Agreement (“Phase 1 Agreement”) with Ball Industrial Services, LLC (“BIS”). The Phase 1 Agreement is related to the required and necessary modifications to the Facility to allow the Facility to use 100% corn stillage oil as a feedstock for the conversion to biodiesel (the “Project”). The installation of this equipment is necessary to provide an opportunity for the Facility to be profitably operated, as opposed to its failed operations by Freedom Fuels as a single-feedstock facility. We anticipate that BIS will install technology, with Praj Schneider serving as the engineer, to allow the multi-feedstock capability. The work to be provided under the Phase 1 Agreement is the necessary preliminary engineering services for BIS to determine:

•	the guaranteed maximum price for the Project;
•	the initial Project schedule; and
•	the cash flow requirements for the Project (collectively the “Work”).

          In consideration of the Work, Soy has paid BIS $62,500 upon the execution of the Phase 1 Agreement and will pay $62,500 upon the completion of the Work. This total fee of $125,000 shall be included and credited against the guaranteed maximum price of the Project. We may terminate the Phase 1 Agreement for any reason upon fifteen

(15) days written notice to BIS. If we terminate without cause, BIS shall be entitled to receive payment for work completed through the date of termination. Either party may terminate the Phase 1 Agreement if the other party breaches the Phase 1 Agreement, and such breach has not been cured after fifteen (15) days written notice.

          The APA, the Loan Agreement, and the installation of equipment to convert the Facility into a multi-feedstock capable plant are all pieces that make up the Transaction we are asking our members to approve so that we may move forward with the new business plan.

Description of Mason City Biodiesel Production Facility Business

          Freedom Fuels, LLC was formed on July 21, 2005 for the purpose of constructing and owning a 30 million gallon biodiesel plant near Mason City, Iowa. Crown Iron Works Company (“Crown”) designed the plant and NewMech Companies, Inc. (“NewMech”) was the general contractor. SSOE was the architect and Core Ventures Renewable Fuels was to provide procurement and marketing services to Freedom Fuels. Freedom Fuels estimated, based on their agreements and change orders with Crown and NewMech, it spent $28,367,282 to construct the Facility. The total project cost, which included offerings costs, start-up expenses, operating capital, and rail siding installation, etc., was approximately $52,000,000. The project was funded through raising equity of approximately $23,700,000 and obtaining debt financing of approximately $28,600,000. Initial construction of the Facility began in April 2006. The Facility operated for approximately nine months and produced approximately 20,000,000 gallons before ceasing operations in October 2008.

          According to the Board of Directors of Freedom Fuels, in a letter provided to its members in August 2009, the assumptions that were in place when Freedom Fuels was organized have disappeared. The Board of Directors attributed this to increases in soy oil prices, decreasing crude oil prices, tightened credit markets, and lack of interest from members to invest additional money into Freedom Fuels. Thus, in November 2008, after Freedom Fuels had been unable to work out a reorganization with its lead lender, Freedom Fuels filed for bankruptcy protection under Chapter 11. As part of that bankruptcy case, the Bankruptcy Court in November 2009 authorized the transfer of certain of Freedom Fuel’s assets to OSM, including the Mason City biodiesel plant.

          The Company is seeking the approval from the Members of the Company on the Transaction because it believes that the purchase of the assets of a constructed biodiesel plant constitutes a material change from the Company’s original business plan, which involved the development and construction of a new biodiesel plant in Marcus, Iowa. If the Transaction is not approved by the Members, the Company will not consummate the Transaction. In such case, the Board of Directors will evaluate what alternatives are available to the Company, including dissolution of the Company.

Background and Reasons for the Transaction

          Soy Energy was formed in December 2005 for the purpose of developing, constructing and operating a biodiesel plant in Marcus, Iowa in Cherokee County. The Company initially planned to construct a 30 million gallon per year biodiesel plant, but on April 10, 2008 our members voted to pursue construction of a smaller biodiesel plant capable of producing 15 million gallons of biodiesel per year due to high feedstock prices and a tightening of the financing market. Below is a summary of the Company’s development that has brought it to the point of requesting member approval of the Transaction:

•

On February 13, 2006, the Company entered into an agreement with Renewable Energy Group of Ralston, Iowa (“REG”) to provide certain design services and to construct the Company’s proposed biodiesel plant. The Company, however, subsequently terminated its agreement with REG and REG returned a portion of the deposit the Company paid to REG upon execution of the design-build agreement.

•	In July 2006, the Company executed a design-build agreement with Bratney Companies (“Bratney”) for the design and construction of our biodiesel plant.

•	On June 7, 2007, the Company received a contingent loan commitment from AgStar Financial Services (“AgStar”) agreeing to provide it with up to approximately $33,487,000 in financing to capitalize the construction of the Company’s proposed biodiesel plant. The AgStar loan commitment was contingent on AgStar securing the participating lenders required to fund the loan commitment and other to be determined conditions required by AgStar’s legal counsel and conditions required by any participating lenders. Based on this contingent loan commitment, the Company satisfied all of the requirements of its escrow agreement to release the equity funds from escrow.

•

In June 2007, the Company broke escrow and commenced construction of its biodiesel plant in August 2007. While the Company had a contingent debt financing commitment from AgStar at the time it broke escrow, AgStar was not able to secure the participating banks required to fund the contingent loan commitment.

•

In November 2007, we suspended construction of our biodiesel plant, at which time construction of the Company’s proposed biodiesel plant in Marcus, Iowa was approximately ten percent (10%) complete. Discussions with AgStar regarding debt financing for the Company’s biodiesel plant were discontinued.

•

On March 6, 2008, the Company gave notice to Bratney that it was terminating its design-build agreement as the Company’s management believed that the biodiesel plant, as designed by Bratney, would not be able to operate profitably due to the volatile cost of soybean oil and increasing costs of animal fats. On July 25, 2008, the Company executed a termination agreement with Bratney addressing certain matters relating to the termination of the Bratney design-build agreement.

•

Following suspension of construction of the Company’s biodiesel plant, it began exploring opportunities for the use of corn oil as the primary feedstock for production of biodiesel, which the Company’s management believed would serve as a more favorable feedstock alternative to soybean oil in terms of cost. The Company identified Best Energies, Inc. (“Best Energies”) as a potential source of corn oil technology. On May 12, 2008, the Company entered into a letter of intent with Best Biodiesel, Inc., a subsidiary of Best Energies, Inc. (“Best Energies”), to construct the Company’s proposed biodiesel plant. The Company was also in negotiations with Best Energies for a $5,000,000 equity contribution to the Company’s biodiesel project. However, in October 2008, Best Energies notified the Company that it would not be willing to make a $5,000,000 equity contribution to the biodiesel project.

•

In October 2008, the Company’s management determined that obtaining sufficient financing necessary to construct a 15 million gallon per year biodiesel plant would not be feasible in light of the United States’ economic downturn, the unfavorable market conditions prevailing in the biodiesel industry and the lack of available credit. Management determined that it was unlikely the Company would be able to find a suitable replacement for debt financing that AgStar was originally expected to provide and the $5,000,000 equity contribution that the Company had been in negotiations with Best Energies to provide.

          After October 2008, the Company began exploring other opportunities in the biodiesel industry. Due to the difficulties the Company experienced in obtaining adequate debt and equity financing to construct a new biodiesel plant, the Company focused on identifying opportunities to use its assets to acquire, merge with, or invest in a company that had already completed construction of a biodiesel plant in lieu of proceeding with its original plan to construct a new biodiesel plant.

•

After researching, contacting and going though initial negotiations with several companies that owned biodiesel production facilities, the Company commenced negotiations with Freedom Fuels for the acquisition of its existing biodiesel plant located in Mason City, Iowa in the Spring of 2009.

•	In March 2009, Freedom Fuels and the Company agreed upon general terms and conditions for the contemplated transaction and began working on definitive documents to govern the transaction.

•	From March 2009 through the end of May 2009 we conducted due diligence review of Freedom Fuels.

•

On July 29, 2009, the Company entered into an asset purchase agreement with Freedom Fuels, which had previously filed a voluntary petition in bankruptcy under Chapter 11. Under such asset purchase agreement, the Company proposed to purchase substantially all of Freedom Fuels’ assets in exchange for $9,000,000, an assignment agreement assigning to Freedom Fuels all of the Company’s right, title and interest in the debtor in possession loans (described below) and an assignment agreement assigning to Freedom Fuels all of the Company’s right, title and interest in the dividend cash flow note (described below).

•

Also on July 29, 2009, we entered into a unit purchase agreement with New Equity, LLC, an Iowa limited liability company, (“New Equity”), pursuant to which we agreed to issue 8,254 membership units of the Company to New Equity, which represented a 20% ownership interest in the Company after the issuance (the “UPA”). New Equity anticipated being designated as the Freedom Fuels Debtor In Possession Lender in the plan of reorganization of Freedom Fuels. New Equity and Freedom Fuels entered into a loan agreement and promissory note for New Equity to make advances to Freedom Fuels up to $1,000,000 (the “Debtor In Possession Loan”). Pursuant to this loan agreement, New Equity agreed to pay Freedom Fuels’ senior lenders, cash in an amount equal to $1,000,000, less all advances actually made to Freedom Fuels by New Equity. As consideration for the units that were to be issued under the UPA, New Equity would: assign to the Company all of New Equity’s interest in the Debtor In Possession Loan; and provide the Company with a promissory note for $2,000,000 (the “Dividend Cash Flow Note”). The Debtor In Possession Loan and the Dividend Cash Flow Note would be assigned to Freedom Fuels as a part of the original asset purchase agreement between Freedom Fuels and Soy Energy.

•

In late Fall of 2009 it became apparent the financing necessary to complete the transaction with Freedom Fuels would not be attained and that the transaction would not be able to close as originally intended. The proposed transactions with Freedom Fuels and New Equity were terminated.

•

On October 29, 2009, Outsource Services Management, LLC (“Outsource”), on behalf of the senior lenders of Freedom Fuels, made a motion to have the assets of Freedom Fuels transferred to Outsource or its designee, and such motion was approved by the bankruptcy court on November 20, 2009. Pursuant to that order, substantially all of the Freedom Fuels assets were transferred to OSM, as Outsource’s designee.

•

Thereafter, given that the transaction with Freedom Fuels would not be able to close as originally intended and that OSM held substantially all the remaining assets of Freedom Fuels, we began negotiations with OSM to purchase those assets formerly held by Freedom Fuels from OSM.

•	On February 2, 2010 the Chapter 11 bankruptcy proceedings related to Freedom Fuels, were converted to Chapter 7 bankruptcy proceedings.

•	On April 2, 2010, we entered into the APA and Loan Agreement with OSM, which are described in more detail below.

•

In addition, on April 2, 2010, we entered into a Settlement and Termination Agreement with OSM and New Equity, LLC, an Iowa limited liability company (“New Equity”). The Settlement and Termination Agreement provides for the termination of the Unit Purchase Agreement dated July 29, 2009 between New Equity and us. In addition, the parties each agreed to release one or both of the other parties from certain claims arising from the Unit Purchase Agreement, the acquisition of the former Freedom Fuels biodiesel production facility, and the Freedom Fuels bankruptcy. In exchange for the termination of the Unit Purchase Agreement and the release, we agreed to pay New Equity an amount equal to certain expenses that New Equity has incurred, up to an aggregate amount of $375,000. The termination of the Unit Purchase Agreement, releases and payment are conditioned on, and take effect upon, the closing of our acquisition of the Facility from OSM.

•	On April 6, 2010, we entered into a Phase I Engineering Agreement with BIS, which is described in more detail above.

Reasons for the Transaction and Recommendation of Soy Energy’s Board of Directors

          The Soy Energy Board of Directors has unanimously approved the Transaction and unanimously recommends that Soy Energy’s members approve the Transaction.

          In reaching its determination to recommend the approval of the Transaction, the Board of Directors consulted with management and its consultant, Jim Eiler of Eiler Capital Advisors, LLC, and considered various material factors, which are discussed below. The following discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the Transaction, the Board of Directors did not consider it practical, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of the Board of Directors may have given different weight to different factors. The Board of Directors considered this information and these factors as a whole and overall considered the relevant information and factors to be favorable to, and in support of its determination and recommendation. Among the material information and factors considered by the Board of Directors that the Board of Directors deemed favorable to proceeding with the Transaction were the following:

•

that the Board of Directors considers the biodiesel industry to be in its infancy stage and anticipate it will move forward like the ethanol industry, thus, this may be good timing to purchase a biodiesel production facility;

•	that cost for buying the Facility is cents on the dollar as compared to the cost of building a biodiesel production facility at Marcus;
•	the opinion of the Board of Directors that the Facility is in an excellent location, which has two rails and two interstates close by;
•	the belief of the Board of Directors that the Transaction may afford Soy Energy the opportunity to be a low-cost producer;
•	that the Transaction will result in Soy Energy needing only a limited amount of debt;
•	through the installation of flexible front end equipment with Praj Schneider engineering, the Facility will be multi-feedstock capable;
•	the ability to use corn oil as a feedstock following the proposed equipment installation will allow Soy Energy to utilize a feedstock that has remained at a good value for biodiesel production;
•	the Transaction will result in Soy Energy owning a biodiesel production facility that is capable of producing an excellent ASTM spec fuel;
•	the Transaction gives Soy Energy members the opportunity to own a biodiesel production facility, which is the reason they invested;
•	the Facility is in the heart of ethanol production so it will give Soy Energy close proximity to feedstocks;
•	the Renewable Fuels Standard, as amended, provides a mandate for biodiesel usage that will grow in the future; and
•	the mandates for biodiesel use in several states, such as Minnesota.

          Among the material information and factors considered by the Board of Directors that the Board of Directors deemed not favorable to proceeding with the Transaction were the following:

•	the risks associated with starting operations of biodiesel production facility with an economy in a recession;
•	the uncertainty regarding whether the blenders tax credit will be re-enacted;
•	whether federal, state and international government policies will be supportive of the biodiesel industry in the future;
•	the risks associated with installing technology on the existing Facility;
•	the lack of acceptance of biodiesel in the marketplace; and
•	the sensitivity of profitability for a biodiesel production facility in relation to feedstock costs.

Summary of the Asset Purchase Agreement with OSM

          The following is a summary of the material provisions of the Asset Purchase Agreement between OSM and Soy Energy and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Appendix 1.

Acquired Assets

          Under the Asset Purchase Agreement, the Company will purchase, and OSM will sell, all of OSM’s right, title and interest in and to certain assets (collectively, the “Acquired Assets”), which include, without limitation:

•	the biodiesel production plant located at 4172 19th Street SW, Mason City, Iowa (the “Facility”), including existing buildings and structures and equipment permanently installed on or in the Facility;
•	office and laboratory equipment and tangible personal property used in or related to the operation of the Facility;
•	inventory, including any finished biodiesel stored or produced at the Facility, inputs, byproducts and co-products;
•	OSM’s rights in certain contracts relating to the operation of the Facility and underlying business (the “Assigned Contracts”);
•	OSM’s rights in the real property on which the Facility is situated (the “Real Estate”);
•	books, records and other documents relating to the above assets;
•	all domain names, telephone and facsimile numbers and directory listings relating to the Facility; and
•	all transferable permits used or useful in the operation of the Facility.

The above-identified assets are hereinafter referred to collectively, as the “Acquired Assets.”

          With respect to the Assigned Contracts and transferable permits, the Company has sole responsibility for obtaining the required consents, although OSM must provide reasonable cooperation. If required consent cannot be obtained for any Assigned Contracts or transferable permit, we will not assume it; however, the purchase price payable by us will remain unchanged. Upon our assumption of the Assigned Contracts, we have agreed to work with the relevant parties to release OSM from any obligations it may continue to have under the Assigned Contracts. We also must provide OSM with adequate assurance of our compliance with any confidentiality provisions of the Assigned Contracts.

Consideration

          As consideration for the Acquired Assets, the Company will pay OSM ten million dollars ($10,000,000) in cash at closing, reduced by cash deposited as reserves of not more than two hundred fifty thousand dollars ($250,000). See “Reserves for Repairs” for further discussion. The Company must deposit in escrow two hundred fifty thousand dollars ($250,000) as non-refundable earnest money on or before the earlier of July 11, 2010 and three (3) business days after the Company obtains unit holder approval of the asset purchase transaction (the “Expiration Date”). If the asset purchase transaction is closed within forty-five (45) days of the Expiration Date, the Company will receive a credit toward the purchase price equal to the funds remaining in escrow.

          As additional consideration, the Company has agreed to pay certain prepaid expenses and assume certain liabilities, including (i) all obligations and liabilities of OSM arising under the Assigned Contracts and accruing after the closing; (ii) all confidentiality obligations of OSM relating to the Acquired Assets; and (iii) the Company’s share of the transfer taxes (See “Miscellaneous: Taxes” below).

Closing

          The closing of the asset purchase transaction will occur no later than the third business day after satisfaction or waiver of the closing conditions specified in the Asset Purchase Agreement, but in no case later than forty-five (45) days after the Expiration Date, subject to extension by certain cure periods triggered upon a party’s default. Because the consummation of the asset purchase transaction is subject to the satisfaction of numerous conditions, we cannot predict the exact closing date.

Termination

          The Asset Purchase Agreement may be terminated by mutual, written consent of the parties prior to the closing. Additionally, either party may terminate the Asset Purchase Agreement at any time before closing:

•	if the asset purchase transaction is prohibited by a governmental authority;
•	if the parties cannot agree on the protocols and procedures for certain repairs needed at the Facility;
•	by written notice if the closing has not occurred within forty-five (45) days of the Expiration Date set in the APA by no fault of the terminating party; and
•	by written notice if the United States Congress votes to reject the Biodiesel Credit, or a bill containing such a credit is vetoed by President Obama and not overturned by Congress.

          The Company may also terminate the Asset Purchase Agreement at any time before closing, and upon providing written notice:

•

if the Company is not satisfied with its due diligence relating to the Acquired Assets, but only if such written notice of termination is delivered within thirty (30) days of April 2, 2010 or such extended date as agreed to by the parties;

•	if the Company does not obtain the requisite unit holder approval and deliver notice of such approval on or before July 11, 2010;
•

if OSM has breached any of its agreements, covenants, representations or warranties set forth in the Asset Purchase Agreement and has failed to cure any breach capable of being cured within fourteen (14) days of the Company’s delivery of notice specifying OSM’s breach; and

•

if the conditions to closing (except those relating to OSM’s accuracy of representations and warranties, performance obligations, and certification of the same) have not been satisfied or waived by the Company and OSM has failed to cure any unsatisfied condition capable of being cured within twenty (20) days of the Company’s delivery of notice specifying the unsatisfied condition(s).

          OSM may also terminate the Asset Purchase Agreement at any time before closing, and upon providing written notice:

•

if the Company has breached any of its agreements, covenants, representations or warranties set forth in the Asset Purchase Agreement and has failed to cure any breach capable of being cured within fourteen (14) days of OSM’s delivery of notice specifying the Company’s breach;

•	if the Company does not notify OSM in writing that unit holder approval has been obtained before July 11, 2010;
•

if, after the Expiration Date set in the APA, the Company does not notify OSM in writing that unit holder approval has been obtained and/or fails to deposit two hundred fifty thousand ($250,000) as earnest money on or before the Expiration Date;

•

if OSM elects not to cure any of the Company’s title objection(s) and the Company has not waived such title objection within three (3) business days of OSM’s election to terminate under Section 9.5 of the Asset Purchase Agreement; and

•

if the conditions to closing (except those relating to the Company’s accuracy of representations and warranties, performance obligations, and certification of the same) have not been satisfied or waived by OSM and the Company has failed to cure any unsatisfied condition capable of being cured within twenty (20) days of OSM’s delivery of notice specifying the unsatisfied condition(s).

          Upon termination, each party’s rights and obligations immediately terminate, except that the Company and OSM will each remain liable for its breach of the Asset Purchase Agreement that occurred before the termination date. Each party remains responsible for its own expenses and OSM has the right to retain any money deposited by the Company before the termination date as provided by the Asset Purchase Agreement.

Representations and Warranties

          In connection with the execution of the Asset Purchase Agreement, the Company and OSM made several representations and warranties, the same to remain true and accurate through and as of the closing date. If either party breaches a representation or warranty, the breaching party has fourteen (14) days to cure before the non-breaching party may terminate the Asset Purchase Agreement. Except as provided in the Asset Purchase Agreement, the Company accepts transfer of the Acquired Assets with no further representations and warranties and “as is, where is and with all faults”. With limited exception, each representation and warranty made under the Asset Purchase Agreement survives for two (2) years after the closing date. The specific representations and warranties made by each party are more fully described in Articles 5 and 6 of the Asset Purchase Agreement.

Covenants

          Under the Asset Purchase Agreement, the parties have agreed to take, and refrain from taking, certain actions as described below.

          Exclusivity. OSM has agreed not to enter into an agreement with any third party relating to the sale of the Acquired Assets through the Expiration Date. The exclusivity period is extended until the closing deadline if the Company obtains unit holder approval before July 11, 2010, notifies OSM of such approval, and deposits two hundred fifty thousand dollars ($250,000) in escrow as earnest money on or before the Expiration Date. During this period, however, OSM may continue to entertain and negotiate offers to purchase the Acquired Assets.

          Reserve for Repairs. On the closing date, the Company will provide a reserve, to be held in escrow, for certain repairs to the Facility and testing associated with the Facility in an amount not to exceed two hundred fifty thousand dollars ($250,000). A separate escrow agreement will govern the interest and disbursement procedures and conditions of the reserve funds. The repairs and testing to which this reserve may relate are specified in the agreement and include (i) the Facility’s HCL acid tank, including removal of contaminated concrete, conducting soil probes and testing to ensure removal of contaminated soil, and repairs to prevent future leakage; and (ii) the sprinkler system, including ensuring it complies with applicable fire safety codes and relevant insurance policies. If necessary repairs result in costs less than two hundred fifty thousand dollars ($250,000), OSM may retain the excess funds. If costs exceed such amount and OSM has been unable to secure additional insurance proceeds, the Company shall cover the remaining costs and expenses.

          Financing. As a condition to closing, OSM has agreed to provide the Company financing of six million dollars ($6,000,000) (the “Acquisition Loan”) upon the terms and conditions set forth in a Loan Agreement, dated April 2, 2010, entered into between the parties. See “Summary of Loan Agreement” below for further details.

          Due Diligence. Through May 2, 2010, OSM has agreed to provide access to additional information relating to the Facility and the Acquired Assets in response to reasonable Company requests and to permit the Company to make reasonable investigations of the Facility and the Acquired Assets. Any information exchanged between the parties is considered and shall be treated as confidential.

          Asset Ownership. OSM has agreed that it will not transfer, in whole or in part, any of the Acquired Assets. Specifically, OSM has agreed that it will not (i) sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Acquired Assets; (ii) grant any mortgage or security interest, without the Company’s consent, to the Acquired Assets; or (iii) modify any material contract.

          Cooperation; Commercially Reasonable Efforts. OSM and the Company have each agreed to use commercially reasonable efforts to cooperate with one another to effectuate the asset purchase transaction, including, without limitation, cooperation in obtaining necessary authorizations and registrations, defending any legal proceedings that may arise and relate to the Acquired Assets and completing all necessary filings. Each party has further agreed to inform the other of and permit inspection of, or to the extent applicable allow participation in, any communications, or responses, or meetings between one party and any governmental authority and relating to the asset purchase transaction. Such agreement encompasses this proxy statement, which OSM reviewed before its filing with the Securities and Exchange Commission. OSM has further agreed to provide, through commercially reasonable efforts, the Company with all other documents reasonably necessary to effectuate the transfer of the Acquired Assets.

          Unit Holder Meeting and Approval. The Board of Directors has agreed to recommend Unit Holder approval of the transaction so long as such recommendation is consistent with their fiduciary duties to the Company and it members. Under the Asset Purchase Agreement, we have notified OSM of our distribution of this Proxy Statement and the Special Meeting of Unit Holders to be held to approve the Asset Purchase Agreement. If our Unit Holders do not approve the asset purchase transaction on or before July 11, 2010, either party may terminate the Asset Purchase Agreement, with deposits made by the Company forfeited.

Conditions to Closing

          Each party’s obligation to consummate the asset purchase transaction is subject to the satisfaction or waiver of the conditions discussed below. The parties have each agreed to close on the asset purchase transaction within three (3) business days from the satisfaction or waiver of the closing conditions.

          The Company’s obligations to complete the transaction are subject to the following conditions:

•	the accuracy of the representations and warranties in all material respects made by OSM as of the date of the Asset Purchase Agreement and the closing date;
•	OSM’s performance and compliance in all material respects with all obligations and agreements required in the Asset Purchase Agreement;
•	the receipt of a certificate signed by the chairman and chief operating officer of OSM certifying that each of the two conditions specified above have been satisfied;
•	the Company’s satisfaction with the results of its due diligence investigation;
•

the receipt of a title commitment on certain real property, insuring the Company as having marketable, fee simple title to such real estate, satisfaction or the Company’s waiver of any title objections as evidenced in the title commitment, and the receipt of a title policy reflecting any modifications of the title commitment based on such objections;

•	the receipt of lien searches confirming the absence of any encumbrance (other than certain permitted encumberances) on the Acquired Assets;
•	the absence of any damage, loss, destruction or condemnation of the Acquired Assets that would have a materially adverse effect on the Company’s operation of the Facility;
•

OSM’s agreement to advance the loan contemplated by the Loan Agreement, described more fully below, under financial documents entered into between the parties with all conditions precedent contained in such documents having been satisfied or waived such that OSM is obligated to advance such funds on the closing date of the asset purchase transaction;

•	the approval of the asset purchase transaction by the Company’s Unit Holders;
•	the absence of any order enacted, issued or ordered by a governmental authority prohibiting the asset purchase transaction;
•	delivery by OSM of all authorizations, consents, waivers and approvals required under the Asset Purchase Agreement;
•	the receipt of a lien waiver by the Iowa Department of Economic Development confirming the satisfaction, waiver or resolution of its claim in Freedom Fuel’s bankruptcy.

          OSM’s obligations to complete the transaction are subject to the following conditions:

•	the accuracy of the representations and warranties in all material respects made by the Company as of the date of the Asset Purchase Agreement and the closing date;
•	the Company’s performance and compliance in all material respects with all obligations and agreements required in the Asset Purchase Agreement;
•	OSM’s satisfaction with the results of its due diligence investigation, including due diligence relating to the Company’s compliance with the requirements of the Loan Agreement;
•

the Company’s delivery of the purchase price, other required agreements, a certificate signed by the chairman and chief operating officer of the Company certifying that each of the two conditions specified above have been satisfied, and other documents specified in the Asset Purchase Agreement.

•	the absence of any order enacted, issued or ordered by a governmental authority prohibiting the asset purchase transaction;
•	the receipt of all authorizations, consents, waivers and approvals required under the Asset Purchase Agreement;
•

the entrance into and satisfaction of all conditions precedent contained in financing documents between OSM and the Company and relating to the Company’s purchase of the Acquired Assets and further obligating OSM’s to fund the Company with the acquisition loan; and

•	the receipt of a lien waiver by the Iowa Department of Economic Development confirming the satisfaction, waiver or resolution of its claim in Freedom Fuel’s bankruptcy;

          If either party elects not to close the asset purchase transaction based on the other party’s failure to satisfy any one of its conditions, such party must provide the other with written notice specifying the unsatisfied condition and the defaulting party has twenty (20) additional days to satisfy the specified condition(s). If the defaulting party cures the condition(s) as set forth in the notice during the 20-day period, the date of closing will be extended by the number of days elapsed between the notice and the defaulting party’s cure.

Miscellaneous

          Taxes. The parties have agreed to share equally in the taxes and expenses relating to the transfer of the Acquired Assets, with OSM responsible for paying such expenses up-front and making all necessary filings. The Company must reimburse OSM for its share after receipt of the final statement of charges. Additionally, real estate taxes will be prorated to the closing date, with all tax liability and special assessments payable before such date being OSM’s responsibility.

          Publicity. Neither party may publicly announce the Asset Purchase Agreement and the transactions contemplated by it without the other party’s prior written consent.

          Amendment; Assignment. The Asset Purchase Agreement may be amended only by a writing signed by both parties. The Company may not assign the Asset Purchase Agreement without OSM’s prior written consent.

          Expenses. The Asset Purchase Agreement provides, with limited exception, that all fees and expenses incurred in connection with the Agreement will be paid by the party incurring the expenses. To the extent there are charges and expenses incurred as a result of re-opening the Facility (i.e. utility hook-up), the Company is responsible for such costs. However, OSM is responsible for any utility expenses relating to Facility preservation and “mothballing” up to the closing date.

          Governing Law; Waiver of Trial by Jury. The Asset Purchase Agreement is governed by the laws of Minnesota. The parties have waived their right to a trial by jury in any action arising out of the Asset Purchase Agreement or the transactions contemplated thereby.

Summary of Loan Agreement

          On April 2, 2010, we entered into a Loan Agreement with OSM. Subject to the terms of the Loan Agreement, OSM has agreed to lend us $6,000,000 to acquire the Facility (the “Acquisition Loan”). The initial interest rate is 5%. In 2016, the interest rate will adjust to the 5-year LIBOR/swap rate plus 3.5%, but will not be less than 5%. During 2010, we will be required to pay only interest on outstanding amounts. Beginning in 2011, we will make principal and interest payments amortized over a ten-year period, with maturity of the note in 2021.

          The Loan Agreement requires us to adhere to various covenants which restrict our operating flexibility. It restricts our ability to make distributions to our members, to further pledge our assets for other financing that we might require, and to make payments on subordinated debt we acquire. In addition, the Loan Agreement requires us to maintain certain financial ratios and to obtain OSM’s permission before taking certain actions affecting our business and material contracts.

          We executed a mortgage in favor of OSM creating a first lien on all of the assets we acquire under the Asset Purchase Agreement and the proceeds from those assets. As a result, we must obtain OSM’s permission to sell these assets, which could limit our operating flexibility.

          The Loan Agreement contemplates “Additional Improvements,” which include our installation of a corn oil module to make the Facility capable of using multiple feedstocks. The Company is required to maintain funds in escrow for completion of the Additional Improvements. The Additional Improvements are not funded by the Loan Agreement and ancillary loan documents, which have not been signed, but will represent additional security for the loans disbursed under the Loan Agreement. See “Summary of the Equipment Installation at the Facility” below for further discussion of the installation.

          The following is a more detailed summary of the material provisions of the Loan Agreement. The Loan Agreement refers to several ancillary agreements which have not been executed as of the date of this proxy statement. To the extent such agreements are executed, specific disclosures and summaries of these agreements will be made in subsequent filings made with the Securities and Exchange Commission, including, without limitation, Form 10-Q for the fiscal quarter ending April 30, 2010.

Events of Default

          An Event of Default under the Loan Agreement includes, without limitation, the following:

•	the Company’s failure to pay interest or principal on any loans made by OSM or its affiliates, whether or not related to the asset purchase transaction;
•	any of the Company’s representations or warranties in the Loan Agreement or related to the Security Documents are proven to be untrue or misleading in any material respect as of the time made;
•	the Company’s failure to maintain a Debt Service Reserve of at least one hundred fifty thousand dollars ($150,000);
•

the Company’s failure to establish at least eight million dollars ($8,000,000) in the Additional Improvements escrow account and to maintain the necessary amounts in such escrow account as the installation of the front-end technology proceeds;

•	the Company’s failure to deliver certain construction permits, insurance policies and plans before commencement of construction of the Additional Improvements;
•	the Company’s breach of any negative covenant under the Loan Agreement;
•	the Company’s default under the Holdback Reserve Agreement;
•	the Company’s failure to provide OSM with required financial information within fifteen (15) days of OSM’s request or to permit OSM to inspect the Company’s books and records;
•	the Company’s failure or neglect to observe or perform any term, condition, covenant or agreement required under the Loan Agreement after the expiration of a thirty (30) day cure period;
•	the Company’s default or breach of any covenant under the Security Documents and subsequent failure to cure within the requisite cure period;
•	the material damage to or destruction by fire or other casualty of the Facility, when insurance and other Company funds are inadequate to cover such loss;
•

the halt of construction of the Additional Improvements for a period exceeding twenty (20) successive calendar days, except for stoppages caused by certain conditions beyond the Company’s control and if the Company delivers evidence of its ability to complete the construction before July 31, 2011, as extended by the delay;

•	the Company’s failure to comply with any requirement from a governmental body within thirty (30) days of receiving notice of the requirement;
•

a judgment is filed against the Company, exceeding one hundred fifty thousand dollars ($150,000), and remains unsatisfied or discharged after thirty (30) days, unless the Company is contesting the judgment in good faith or has set aside reserves to satisfy the judgment;

•	the Company’s filing for bankruptcy or reorganization or a third party’s filing against the Company and involving similar proceedings when the same is not dismissed after sixty (60) days;
•	the Company’s insolvency;

•	the Company’s default under certain material contracts delivered or disclosed under the Loan Agreement when such default cannot be remedied within the applicable cure period;
•	the Company’s dissolution;
•	OSM’s loss of a first priority lien created under the Mortgage or Security Documents;
•	the Company’s default under any other agreement with OSM;
•	the Company’s default under the Asset Purchase Agreement;
•	a material provision of the Loan Agreement is no longer valid against or binding on the Company;
•

a governmental body revokes or suspends, or commences proceedings to do the same, any license, permit, patent, trademark or trade name essential to the Company’s continuation of its business at the Facility;

•	any contract material or necessary to the Company’s business is revoked or terminated and not replaced, and such termination would have a material adverse effect on the Company;
•	a governmental body takes control of any collateral; and
•	the Company’s default in relation to debts and liabilities owed to or relating to third parties.

          If any one of the foregoing occur, OSM may refuse to make the Acquisition Loan, and otherwise may (i) terminate its commitment to lend six million dollars ($6,000,000); (ii) accelerate all amounts owed by the Company to OSM under the Acquisition Note, making the loans immediately due; (iii) enforce its security interest in the collateral offered as security under the Security Documents; (iv) take possession of the Facility and the Real Estate and (v) enforce or cancel all construction contracts relating to the construction of the Additional Improvements, with all accompanying expenses being the Company’s responsibility.

Covenants

          In connection with the execution and delivery of the Loan Agreement, the Company has provided several covenants, which include, but are not limited to, the agreement to:

•	provide OSM with certain annual and monthly financial statements;
•	provide notice of (i) an Event of Default, (ii) material litigation involving the Company; and (iii) any breach of certain material contracts disclosed under the Loan Agreement;
•	provide monthly reports of all commodities transactions within thirty (30) calendar days of each month;
•	provide copies of all reports and filings made with the Securities and Exchange Commission or any national securities exchange;
•	maintain its limited liability company status and good standing in Iowa and each jurisdiction in which the Company is authorized to transact business;
•	maintain the amounts and types of insurance required by the Loan Agreement;
•	file all required tax returns and reports and pay all relevant taxes and fees before they become delinquent, unless the same are being contested in good faith;
•	permit OSM access to the Facility and business records;
•	maintain its properties used in the operation of the Facility in good repair, condition and working order;
•	maintain proper books, records and accounts;
•

comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which the Company is subject, and notify OSM promptly of any violation of the same which could reasonably be expected to have a Material Adverse Effect on the Company;

•

commence construction of the Additional Improvements, in accordance with the agreed upon plans and specifications and applicable law, on or before a date that is one hundred eighty (180) days from the date the Acquisition Loan is advanced, and diligently proceed with such construction until completion, which must take place no later than July 31, 2011;

•	maintain all Company operating accounts with Farmers State Bank or another institution approved by OSM;
•	provide OSM with an updated appraisal of the Facility within forty-five (45) days of OSM’s request;

•	conduct the Facility and its business operations in accordance with good business practices;
•

execute and deliver, upon OSM’s demand, such other agreements and documents relating to the collateral pledged under the Security Documents so as to give effect to the parties intent under the Loan Agreement;

•

pay, discharge or otherwise satisfy at or before maturity, the Company’s obligations and liabilities, without regard to the party to who such obligations and liabilities are due, unless the Company’s failure would not result in Material Adverse Effect;

•	comply at all times with the terms and conditions of the Holdback Reserve Agreement;
•	maintain a Debt Service Ratio of at least one hundred fifty thousand dollars ($150,000) and comply with the Debt Service Reserve and Security Agreement;
•	maintain at all times the Additional Improvements Escrow, under a separate Additional Improvements Escrow Agreement;
•	maintain a debt to equity ratio of 1.0 to 1.0;
•

deliver on or before the earlier of (i) a date that is ninety (90) days after the date of the Acquisition Loan disbursement and (ii) commencement of construction of the Additional Improvements, copies of all building permits and licenses necessary for the construction, copies of relevant insurance policies and an executed copy of the Repair and Replacement Plan as set forth in Schedule 8.6(a) of the Asset Purchase Agreement; and

•

comply with all applicable environmental laws and refrain from making any discharge of hazardous substances; establish and maintain systems and procedures enacted to monitor the Company’s compliance with environmental laws; notify OSM and forward all documents and information received or generated in response to or relating to any discharge of hazardous substances; and promptly remedy the situation, with all costs remaining the Company’s sole responsibility.

Negative Covenants

          The Company has also agreed to refrain from certain actions, without OSM’s prior written consent.

          Prohibited Transfers. The Company has agreed not to transfer the Facility, in whole or in part. Transfers would include, without limitation, any sale, transfer, lease, sublease, conveyance, mortgage, pledge or grant of security interest in or to the Facility. Additionally, any transfer of the Company’s Units to the extent that the transfer, along with all other transfer of Company Units during the preceding three (3) month period, results in a transfer of more than a majority of the Company’s Units is prohibited. Any transfer in violation of this covenant does not release the Company from personal liability under the Note.

          Other Prohibited Acts. The Company has further agreed to refrain from:

•	modifying certain material contracts delivered or disclosed under the Loan Agreement;
•	creating or incurring any Lien, except as expressly permitted under the Loan Agreement (i.e. Liens in favor of OSM and certain tax and government liens);
•	incurring any indebtedness, except as expressly permitted under the Loan Agreement;
•	merging or consolidating;
•

entering into transactions with Affiliates, including anyone controlling or controlled by the Company, unless entered into in the ordinary course of business and on terms no less favorable than terms which would have been obtained from non-affiliated persons;

•

permitting the monthly and annual Fixed Charge Coverage Ratio (the Company’s Earnings Before Interest and Taxes plus depreciation and amortization expenses compared to the Company’s debt obligations) to be less than 1.15 to 1.0, commencing as of December 31, 2012;

•

making distributions unless (i) the same are made only from earnings and do not constitute a redemption or return of capital; (ii) the Company is not in default under the Loan Agreement; and (iii) there is at least one hundred fifty thousand dollars ($150,000) in the Debt Service Reserve immediately before and after the distribution;

•	violating anti-terrorism laws;
•	guaranteeing another person’s obligation unless the guarantee is entered into in the ordinary course of business and is for an amount less than one hundred thousand dollars ($100,000);

•

purchasing or acquiring stock unless (i) issued or guaranteed by the United States or one of its agencies (ii) commercial paper with a maturity date of less than 180 days and a published rating of no less than A-1 or P-1, or its equivalent; (iii) certain certificates of time deposits and bankers’ acceptances with a maturity date of less than one hundred eighty (180) days; and (iv) U.S. money market funds invested solely in obligations issued or guaranteed by the federal government;

•	permitting any ERISA plan to terminate;
•	changing the nature of the Company’s business;
•	forming a subsidiary or entering into a partnership, joint venture or similar arrangement;
•

entering into agreements which prohibit the Company from granting OSM a lien in its properties and assets or otherwise interfere with OSM’s ability to secure an interest in and priority to the Company’s properties and assets;

•	changing its fiscal year and accounting practices or tax reporting treatment;
•	except for the Additional Improvements, entering into any arrangement requiring the Company to spend more than one million dollars ($1,000,000) on fixed or capital assets during any fiscal year;
•

amending and modifying the Company’s organizational documents, including, without limitation, the Articles of Organization and Operating Agreement, but in which case OSM’s consent shall not be unreasonably withheld;

•	prepaying any debt obligation other than any amount owed to OSM;
•

making payments and taking permitted actions under the Subordinated Loans, Working Capital Loan or other indebtedness expressly permitted under the Loan Agreement, after and during an Event of Default; and

•

making loans or extensions of credit to any person, except the extension of commercial trade credit in connection with the sale of inventory in the ordinary course of the Company’s business and loans not to exceed $6,000,000 made to ethanol producers to finance the installation of corn oil extraction units.

Conditions to Closing of the Loan Agreement

          OSM’s obligation to fund the Acquisition Loan is subject to satisfaction or waiver of certain conditions, and in some instances a substantive review and approval by OSM of certain agreements, which may include, without limitation, the following:

•

the execution and delivery of a promissory note, mortgage, Additional Improvement Escrow Agreement, and various Security Documents, which include, without limitation, a Debt Service Reserve Agreement, financing statements, environmental indemnity and other documents securing the Company’s obligation to repay the Acquisition Loan;

•	the delivery of an appraisal of the Facility;
•	a showing that the Company has at least nineteen million dollars ($19,000,000) in equity available for use in connection with the operation of the Facility;
•

the delivery of an extended coverage, six million dollar ($6,000,000) ALTA Mortgagee’s Policy of Title Insurance issued by First American Title Insurance Company, insuring OSM first-priority mortgage interest in the Facility, subject to encumbrances permitted under the Asset Purchase Agreement;

•	the delivery of a real estate survey dated within ninety (90) days of April 2, 2010 and showing the proposed Additional Improvements;
•	the delivery of lien searches showing that the Company and the Facility are not subject to tax, bankruptcy, judicial or other liens, except as permitted by the Loan Agreement;
•	the delivery of a Phase I Environmental Site Assessment certified within ninety (90) days of April 2, 2010 performed by a qualified, licensed engineer in conformance with standard industry practice;
•	the delivery of a legal opinion issued by the Company’s counsel;
•

the delivery of final, executed copies of the Asset Purchase Agreement, Holdback Reserve Agreement and other agreements delivered in connection with the asset purchase transaction (the “Acquisition Documents”);

•	the delivery of copies of the Company’s organizational documents and member agreement, with all amendments, certified by the Secretary of State or the Company’s Secretary, as applicable;

•	the delivery of resolutions evidencing the Company’s authorization of the execution, delivery and performance of the Loan Agreement;
•	the delivery of a certificate authenticating the signatures of the Company’s officer’s authorized to execute the Loan Agreement;
•	the delivery of a Certificate of Existence, issued no later than thirty (30) days before the date the Acquisition Loan funds are disbursed;
•	the execution and delivery of a Repair and Replacement Plan governing the work and responsibilities of the parties under Section 8.6 of the Asset Purchase Agreement;
•

the execution and delivery of construction and engineer contracts relating to the construction of the Additional Improvements, and assignments assigning the Company’s rights and interest in the same to OSM;

•	upon request, the delivery of copies, of all subcontractor arrangements relating to the construction of the Additional Improvements;
•	the delivery of a completion guaranty under which Ball Industrial Services, LLC (“BIS”) guarantees the completion of the Additional Improvements;
•

the delivery of a statement showing all contractors working on the Additional Improvements and all amounts due or expected to be due to them and a statement setting forth the total costs associated with the Additional Improvement construction;

•	the delivery of the site plan prepared by BIS showing the proposed Additional Improvements;
•	upon request, the delivery of the name of each person contributing labor or materials to the construction of the Additional Improvements and all amounts due to the same;
•	the delivery of an agreement between the Company and a marketer and under which the latter has agreed to market and sell the Company’s biodiesel;
•	the delivery of evidence of the Company’s implementation of a hedging, risk management plan;
•	the absence of any Event of Default, as discussed above (See “Events of Default”); and
•	the delivery of all other documents and information reasonably requested by OSM.

Other Agreements; Miscellaneous

          Environmental. OSM has reserved the right to remedy and take action in the event the Company does not take actions necessary to comply with environmental laws. In such case, the Company must reimburse all associated costs and expenses. Upon request, the Company must provide OSM with an environmental site assessment or audit report specifying the remedial procedures recommended. If the cost of remedy exceeds one hundred thousand dollars ($100,000), OSM may require the Company to post bond or otherwise secure the payment of the remediation costs. The Company agrees to indemnify OSM and retains all liability and associated costs arising under environmental laws, except for hazardous substances existing at the Facility and disclosed to the Company before the disbursement of the Acquisition Loan and to which the Company has taken all necessary action to clean-up and mitigate.

          Work Inspections. The Company and the project engineer are responsible for making inspections and determining completion of the work supplied in conjunction with the Additional Improvements. To the extent the Company and/or the project engineer is unsatisfied and work is not remedied within fifteen (15) days of the communication of dissatisfaction, the Company must notify OSM. OSM also has the right to inspect the project.

          Indemnification. In addition to the environmental indemnity, the Company has agreed to indemnify OSM, its agents, servants and employees from all claims, demands and judgments made or recovered against such parties because of bodily injuries, death and/or because of damages to property or otherwise in connection with the project or the construction of the Additional Improvements. The Company’s liability will not be limited to the extent of insurance or subject to any exclusions from coverage in any insurance policy. The obligations of the Company survive the payment of the loans.

          Amendment; Assignment. The Loan Agreement may be amended only by a writing signed by both parties. The Company may not assign the Loan Agreement without OSM’s prior, written consent.

          Expenses. Whether or not the Acquisition Loan is made, the Loan Agreement provides that all fees and out of pocket expenses incurred in connection with the agreement, including but not limited to, those relating to escrow agents, engineers, appraisals, surveys, recording, title, insurance premiums and licenses and permits will be paid by the Company, up to an amount equal to one hundred thousand dollars ($100,000). The Company must also pay OSM’s legal expenses and attorneys’ fees to the extent they are incurred by OSM in exercising its rights and enforcing the Loan Agreement.

          Governing Law; Waiver of Trial by Jury. The Loan Agreement is governed by the laws of Minnesota. The parties have waived their right to a trial by jury in any action arising out of the Loan Agreement or the transactions contemplated by it.

Summary of the Equipment Installation at the Facility

          Corn Oil Pretreatment Facility

          Prior to closing of the Asset Purchase Agreement and the Loan Agreement, a binding commitment from a design-builder will be obtained to install equipment and implement process necessary to process and refine alternative biodiesel feedstocks, including crude corn oil, to such level as the refined feedstocks will comply with Crown Equipment feedstock input specifications. Such equipment will allow bleaching, fractionation, free fatty acid stripping, and/or esterification so that the Company’s biodiesel can be produced from corn oil, animal fats and other high free fatty acid feedstocks. Such equipment and technology processes will be required to be backed by a 100% performance guarantee. Selection of the design-builder and the terms of the commitment for the installation of such equipment will be subject to the approval of the Board of Directors, in its absolute discretion. The Company will use its commercially reasonable efforts to obtain an agreement procuring no less than 7,500,000 gallons of corn oil suitable for processing using the completed corn oil equipment, which agreement will be subject to the Company’s approval in its sole discretion.

          If Praj Schneider is approved as the design-builder to install such equipment, the binding commitment may include the payment by the Company in advance of the closing date of the APA of an undetermined amount of the engineering and design costs. The Company will own all rights to the engineering, plans, drawings and other intellectual property prepared by the design-builder on behalf of the Company. If the APA does not close, OSM will not have any right to the engineering, plans, drawings and other intellectual property prepared by the design-builder.

          Pursuant to the Loan Agreement, we anticipate entering into a separate construction contract for the installation of the corn oil pretreatment equipment at a cost not to exceed eight million dollars ($8,000,000). Currently, we plan to finance this construction with existing capital and not rely on debt financing.

United States Federal Income Tax Consequences of Acquiring the Facility

          The following is a discussion of the material United States federal income tax consequences to the Company and its members of acquiring the Facility. The discussion does not address any information with respect to the tax consequences of the Transaction under applicable state, local, or foreign laws.

          The discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative rulings, and court decisions, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. Furthermore, the discussion assumes that the acquisition of the Facility would be completed in accordance with the terms of the Asset Purchase Agreement.

          Acquiring the Facility would not generate any taxable gain or loss to the Company or its members. Instead, in a taxable asset acquisition such as this, the Company would acquire basis in the Facility generally equal to the total consideration provided to OSM in acquiring such Facility (the “purchase price”). Upon acquiring the Facility, the Company would allocate the purchase price to each of the Facility assets based on fair market value, as provided in the Asset Purchase Agreement.

          The Company would then depreciate or amortize the purchase price over the life of the Facility resulting in income tax deductions. Furthermore, certain expenses incurred in acquiring the Facility may also need to be capitalized and subsequently amortized over time, rather than immediately deducted. These deductions would affect the amount of taxable income or loss recognized by the Company over that time.

          For federal income tax purposes, the Company still expects to be taxed as a partnership. Accordingly, the Company itself is not taxed but rather its taxable income or loss passes through to its members to be reported on the members’ federal income tax returns (unless the member is also a pass-through entity). The income tax deductions from depreciating and amortizing the purchase price and other expenses incurred in the acquisition would affect the amount of taxable income or loss that the Company’s members report for federal income tax purposes. Please refer to previously provided materials for more discussion of how partnerships are taxed and issues related thereto.

Effect of the Transaction on the Company and Its Members

          We do not anticipate any material differences in the rights of our members as a result of the Transaction.

Accounting Treatment

          The Transaction contemplated by the Asset Purchase Agreement will be accounted for under the acquisition method of accounting in conformity with ASC 805, Business Combinations, of accounting principles generally accepted in the United States of America. We will record the transaction using accounting policies and applying fair value estimates to the Freedom Fuels assets as of the date of the Transaction.

Regulatory Approvals

          The Company is not aware of any federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Transaction, except for compliance with applicable SEC regulations in connection with this proxy statement. Certain permits necessary for operation of the Facility will need to be transferred to, or obtained by the Company, after the closing on the Asset Purchase Agreement.

Required Vote and Board Recommendation

          All holders of our membership units as of the record date, which is May 27, 2010, are entitled to vote on Proposal 1. The presence (in person or by proxy) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests will constitute a quorum for purposes of holding the meeting. The Board of Directors is seeking the approval of the Transaction by the affirmative vote (in person or by proxy) of a majority of the Membership Voting Interests.

          As indicated on the enclosed Proxy Card, if you fail to mark a vote, the proxies solicited by the Board of Directors will be voted “FOR” the approval of the Transaction. If you fail to submit a Proxy Card or attend the Member Meeting, or you abstain from voting, the proxies solicited by the Board of the Directors will not be counted as a vote to approve the Transaction and will have the same effect as a vote AGAINST the Transaction.

THE BOARD OF DIRECTORS HAS APPROVED THE TRANSACTION AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE TRANSACTION IN ACCORDANCE THEREWITH.

PROPOSAL 2

Approval of the Amended and Restated Operating Agreement of Soy Energy, LLC

          The Directors propose to adopt an Amended and Restated Operating Agreement of the Company for the purposes of reducing the size of the board, allowing transfers of units immediately following the close of the

Transaction, and to otherwise clarify and conform the agreement to the Company’s new business plan. The proposed form of the Amended and Restated Operating Agreement is attached to this Proxy Statement as Appendix 2. Below is a summary of the material differences between the proposed Amended and Restated Operating Agreement and the original Operating Agreement. This summary does not identify every difference between these documents or describe every provision of the Amended and Restated Operating which may be relevant to your relationship with the other Members of the Company or the Company itself. This summary is qualified in its entirety by reference to the Amended and Restated Operating Agreement attached as Appendix 2, which you are encouraged to carefully review in its entirety. The explanations below relate to the Amended and Restated Operating Agreement unless specified otherwise. Capitalized terms not defined in this Proxy Statement will have the meaning given to them in the Amended and Restated Operating Agreement.

Number of Directors; Election of Directors

          The Amended and Restated Operating Agreement provides that the number of Directors of the Company will range from a minimum of five (5) to a maximum of eleven (11), which has been decreased from the range provided in the original Operating Agreement of a minimum of seven (7) to a maximum of fifteen (15). The Directors believe that this range is appropriate given the current size of the Board of Directors and in light of the fact that no Members will be entitled to appoint Directors under the Amended and Restated Operating Agreement (as discussed below under Removal of Rights to Appoint Directors). The Directors will be entitled to change the number of Directors from time to time within the range provided in the Amended and Restated Operating Agreement, with such change becoming effective at the next annual meeting of the Members. The Directors believe that it is appropriate for them to be able to alter the size of the Board of Directors within the range approved by the Members as necessary to most effectively and efficiently manage the business and affairs of the Company.

          The initial Directors of the Company will serve for an initial term ending at the annual meeting of the Members held in 2011 and until their successors are elected and qualified, or until their earlier death, resignation, removal or disqualification. Under the Amended and Restated Operating Agreement, the initial Directors will be the same as those currently serving. See below for a list of the Company’s current Directors. Before the date of the 2011 annual meeting of the Members, the initial Directors will determine the number of Directors within the authorized range that will serve following the election of Directors held at the 2011 annual meeting. They will also classify those Director positions up for election at the 2011 annual meeting into three groups for purposes of staggering the terms of the Directors elected at that meeting such that:

•	Group I Director positions will have an initial term of one year and subsequent terms of three years;
•	Group II Director positions will have an initial term of two years and subsequent terms of three years; and
•	Group III Directors will have an initial and subsequent terms of three years.

          Starting at the 2011 annual meeting of the Members, this staggering will result in one of the foregoing groups of Director positions being elected at each annual meeting of the Members.

Removal of Rights to Appoint Directors

          The Amended and Restated Operating Agreement removes the provision contained in the original Operating Agreement which would have permitted Members that purchased 3,000 or more Units in the Company’s 2006 registered offering of Units to appoint one Director for so long as they continued to hold a minimum of 3,000 Units. Because no Member purchased 3,000 or more Units in the Company’s 2006 registered offering of Units, these appointment rights and corresponding provisions are not included in the Amended and Restated Operating Agreement.

Restrictions on Authority of Directors

          Under the Amended and Restated Operating Agreement, the Directors will not be required to obtain the consent of the Members holding a majority of the Company’s Membership voting interests before: (i) confessing a judgment against the Company in an amount in excess of $500,000, (ii) issuing Units at a purchase price less than the book value of the Company’s Units (as determined by the most recent audited financial statements of the Company) or the purchase price of Units in the Company’s 2006 registered offering of Units, or (iii) issuing an aggregate number of Units that is more than 125% of the maximum number of Units offered to Members in the Company’s 2006 registered offering of Units. The Directors believe that these decisions lack the significance to justify the additional time and substantial expense that would be necessary to obtain the approval of the Members on such matters. Additionally, the Directors believe that a majority approval requirement would make it difficult for the Company to take any of these actions in a timely manner. Accordingly, the Directors believe that their authority to make these decisions should not be restricted by the Member approval requirements included in the original Operating Agreement.

Chairman and President/Chief Executive Officer

          The Amended and Restated Operating Agreement enables the Directors to appoint the same individual to serve in the positions of Chairman of the Board and President/Chief Executive Officer of the Company. Under the original Operating Agreement, the Chairman and President/Chief Executive Officer were required to be the different persons after the Company began biodiesel production operations. The Directors believe this will change will provide the Directors with the authority to select the most appropriate person or persons to manage the Company’s day-to-day business affairs and lead the Company’s Board of Directors.

Amendments

          Under the Amended and Restated Operating Agreement, proposals for amendments to such agreement may be made by any Member or Members holding an aggregate of at least thirty percent (30%) of the Company’s outstanding Membership voting interests. The original Operating Agreement did not impose any unit ownership threshold on Members desiring to propose an amendment. The Directors believe that the imposition of this threshold will make the procedure for proposing and adopting amendments more efficient. This will provide the Company with some certainty that a proposal is supported by a significant number of members before the Company incurs the time and expense of holding a member vote to consider such proposal.

          Like the original Operating Agreement, the Amended and Restated Operating Agreement specifies that all amendments must be approved by the affirmative vote of a majority of the Membership Voting Interests constituting a quorum of the Members, and it cannot be amended without the consent of each Member that would be adversely affected by a proposed amendment that alters that Member’s Membership Economic Interest. However, the Amended and Restated Operating Agreement also clarifies that the consent of an adversely affected Member will not be required if that adverse effect results from (i) a change in the number of the Company’s Units outstanding, or (ii) an adjustment to the Member’s capital account in the manner required under the Amended and Restated Operating Agreement. The Directors believe this clarification is appropriate due to the fact that the types of effects described in (i) and (ii) above typically affect the Members in a proportionate manner and are common results of actions the Directors are entitled or required to take under the Amended and Restated Operating Agreement, including the issuance of units and the adjustment of Members’ capital accounts.

Transfer of Units

          The Amended and Restated Operating Agreement decreases the restrictions on transferability applicable to the Members’ Units. Under the Amended and Restated Operating Agreement, a Member will be able at any time to transfer Units:

(i)	to that Member’s administrator or trustee to whom Units are transferred involuntarily by operation of law or a judicial decree;
(ii)	without consideration to, or in trust for, the Member’s descendants or spouse;
(iii)	to any person approved by the Directors in writing; or
(iv)	to any other Member or an Affiliate or Related Party of the transferring Member or another Member.

          Under the original Operating Agreement, the transfers permitted by (iii) and (iv) above would only have been permitted following the date of commencement of substantial operations of the Company’s biodiesel plant that was formerly anticipated to be constructed and operated in Iowa. In light of the Company’s determination that it will no longer construct a biodiesel plant, the Directors do not believe that the transfers described in (iii) and (iv) should be restricted for a longer period of time than those described in (i) and (ii) above. All of the transfers described above will remain subject to and conditioned upon a Member’s satisfaction of the conditions to transfer described in the Amended and Restated Operating Agreement, which are in all material respects the same as those contained in the original Operating Agreement.

Notice

          Any notices required to be delivered to Members or Directors under the Amended and Restated Operating Agreement may be sent by facsimile or other electronic transmission, and such notice will be effective one (1) day after the transmission to the recipient’s electronic mail address or facsimile numbers shown on the Company’s records. This method of delivery of notice is in addition to the traditional methods of personal delivery and delivery by registered or certified mail. The original Operating Agreement did not permit delivery of notice via electronic email and required facsimile notices to be accompanied by a hard copy of the notice delivered by mail. The Directors believe that the addition of these delivery options to the Amended and Restated Operating Agreement will enable the Company to select the method of communication that is most efficient, cost-effective and appropriate under the applicable circumstances.

Required Vote and Board Recommendation

          If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests and entitled to vote on the matter will constitute the act of the Members. As indicated on the enclosed proxy card, if you return the enclosed proxy card but fail to mark a vote on the matters for which your proxy is solicited, the proxies will vote your Units in favor of approval of the Amended and Restated Operating Agreement. If you do not submit a proxy card or attend the 2010 Annual Meeting, or you deliver a proxy card but abstain from voting on this matter, your Units will not be counted as a vote to approve the Amended and Restated Operating Agreement and will have the same effect as a vote AGAINST acceptance of the Amended and Restated Operating Agreement.

          THE BOARD OF DIRECTORS HAS APPROVED THE AMENDED AND RESTATED OPERATING AGREEMENT IN THE FORM ATTACHED AS APPENDIX 2 AND RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

PROPOSAL 3

Adjournment of the Annual Meeting

          The Directors propose to approve an adjournment of the Annual Meeting if determined to be necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting, or at any adjournment or postponement of that meeting, to approve Proposals 1 and 2. The Directors have determined this is the best interests of the Company, as adjournment will save the Company time and expense that would result from calling additional separate meetings on these matters.

Required Vote and Board Recommendation

          If a quorum is present, affirmative vote of a majority of the Membership Voting Interests constituting the quorum will constitute the act of the Members. As indicated on the enclosed proxy card, if you return the enclosed proxy card but fail to mark a vote on the matters for which your proxy is solicited, the proxies will vote your Units in favor of approval of adjournment. If you do not submit a proxy card or attend the 2010 Annual Meeting, or you deliver a proxy card but abstain from voting on this matter, your Units will not be counted as a vote in favor of the adjournment and will have the same effect as a vote AGAINST adjournment.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

OTHER MATTERS

          As of the date of this proxy statement, we do not know of any matters that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, or adjournments thereof, and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the units represented by those proxies as to any other matters. Those individuals named in the proxies intend to vote or not vote consistent with the recommendation of the Board of Soy Energy.

SECURITY OWNERSHIP OF CERTAIN 5% BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Five Percent Beneficial Owners

          No person or entity beneficially owns 5% or more of our membership units. Nor do we have any units authorized for issuance under an equity compensation plan.

Security Ownership of Directors and Officers

          The following table sets forth certain information regarding the beneficial ownership of our membership units by our directors and officers as of April 15, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(11)		Percent of Class(12)

Membership Unit	Charles Sand	810	(1)	2.45%
	504 E. Fenton St.
	Marcus, IA 51035
Membership Unit	Ron Wetherell	120	(2)	0.36%
	300 South Oak Drive
	Cleghorn, IA 51014
Membership Unit	Doug Lansink	80	(3)	0.24%
	2360 Orchard Ave.
	Arthur, IA 51431
Membership Unit	Dallas Thompson	91		0.28%
	38224 Ritchie Rd.
	Kingsley, IA 51028
Membership Unit	Darrell Downs	75	(4)	0.23%
	405 Ridgeway Drive
	Marcus, IA 51035
Membership Unit	Robert Engel	75		0.23%
	2415 E. 3rd St.
	Sheldon, IA 51201
Membership Unit	Charles Getting	111	(5)	0.34%
	5380 300 St.
	Sanborn, IA 51248
Membership Unit	Daryl Haack	60	(6)	0.18%
	5985 390th St.
	Primghar, IA 51245
Membership Unit	Dave Langel	111	(7)	0.34%
	1701 4th Ave. SE
	LeMars, IA 51031
Membership Unit	Steve Leavitt	210	(8)	0.64%
	1223 NE 31st St.
	Ankeny, IA 50021
Membership Unit	Carol Reuter	542	(9)	1.64%
	643 530th St.
	Marcus, IA 51035
	Total:	1,835	(10)	5.57%

(1) Charles Sand is the sole owner of 360 membership units. In addition, Charles Sand is the CEO, director, and 16.19% owner of Sand Seed Service, Inc. which owns an additional 450 shares.
(2) Ronald Wetherell’s units are held jointly with his spouse, Sandra Wetherell.
(3) Doug Lansink’s units are held jointly with his spouse, Teresa Lansink.
(4) Darrel Downs’ units are held jointly with his spouse, Doris Downs.
(5) Charles Getting’s units are held jointly with his spouse, Joanne Getting.
(6) Daryl Haack’s units are held in the name of the Daryl J. Haack Revocable Trust.

(7) Dave Langel beneficially owns 86 units held in the name of City Farms, Inc. of which Dave Langel is a joint owner with his wife Paula Langel. Dave Langel holds 25 units jointly with his spouse, Paula Langel.

(8) Steve Leavitt’s units are held in the name of SDHI, LLC. Steve Leavitt is the sole member of the limited liability company.
(9) Carol Reuter owns 92 units jointly with her spouse, Jay Reuter. In addition, Carol Reuter is a director and 1.57% owner of Sand Seed Service, Inc., which owns an additional 450 units.
(10) The 450 units owned by Sand Seed Service, Inc. are only included once for purposes of the total number of units beneficially owned by the directors.
(11) Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.
(12) Based on 33,018 membership units issued and outstanding.

MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS

Member Proposals

          In order to be considered for inclusion in our 2011 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by January 27, 2011 (120 days prior to the 1-year anniversary of the date of the mailing of this proxy statement). The Company suggests that proposals for the 2011 annual meeting of the members be submitted by certified mail-return receipt requested.

Director Nominations

          Nominations for the election of Directors at the 2011 Annual Member Meeting may be made by any member entitled to vote generally in the election of Directors. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Soy Energy at least 60 days, but no more than 90 days, prior to the annual meeting, which notice period would be approximately January 7, 2011 to February 7, 2011.

          This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of Soy Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of Soy Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee for the Director’s seat to be filled at the next election of Directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          None of our directors or executive officers have any substantial interest, direct or indirect, in Proposal 1, Proposal 2, or Proposal 3, other than their unit ownership in Soy Energy, and none of our directors or executive officers receive any extra or special benefit from this unit ownership that is not shared on a pro rata basis by all other members of Soy Energy.

INFORMATION RELATING TO SOY ENERGY, LLC

Description of Business

Business Development

          We are a development stage Iowa limited liability company with no prior operating history. We were organized as an Iowa limited liability company by filing articles of organization with the Iowa Secretary of State on December 15, 2005. We were in the process of developing a 15 million gallon per year biodiesel plant near Marcus, Iowa in Cherokee County. We originally planned to construct a 30 million gallon per year biodiesel plant, but due to changes in our business plan as discussed below, our members voted to pursue construction of a smaller biodiesel plant.

          Given the recent economic downturn, our Board of Directors determined in October 2008 that obtaining the financing necessary to build even this smaller biodiesel plant is not likely feasible. Therefore, we began exploring possibilities to use our assets to merge with or invest in a company that has already completed construction of a biodiesel plant, rather than constructing our own plant, which has taken us to the point where we are now asking our members to approve the Transaction.

          On July 29, 2009, we entered into an asset purchase agreement with Freedom Fuels, which was in Chapter 11 bankruptcy at the time and owned a biodiesel plant in Mason City, Iowa (“Freedom Fuels”), pursuant to which we would acquire substantially all of Freedom Fuels’ assets free and clear of all liens, claims and interests and thereafter operate the biodiesel production facility currently owned by Freedom Fuels. In exchange for such assets we were to pay $9,000,000 in cash, execute an agreement assigning to Freedom Fuels all of our right, title and interest in the debtor in possession loan, and execute an agreement assigning to Freedom Fuels all of the our right, title and interest in the dividend cash flow note of $2 million issued by New Equity, LLC to us. On the same day, we entered into a Unit Purchase Agreement with New Equity, LLC, an Iowa limited liability company (“New Equity’) pursuant to which we would issue 8,254 of our membership units to New Equity, representing a 20% ownership interest in Soy Energy, LLC. New Equity, LLC is comprised of 19 members of Freedom Fuels. New Equity was designated as the Freedom Fuels Debtor In Possession Lender in the plan of reorganization of Freedom Fuels filed with the Bankruptcy Court. As consideration for the units that were to be issued under the Unit Purchase Agreement, New Equity was to assign to us all of its interest in the debtor in possession loan and provide us with a promissory note for $2,000,000. However, prior to closing on either of these agreements, such agreements were terminated. Freedom Fuels transferred substantially all of its assets to OSM pursuant to the order of the bankruptcy court issued on November 20, 2009, and thereafter the bankruptcy proceedings were transferred from a Chapter 11 voluntary bankruptcy to a Chapter 7 involuntary bankruptcy in February 2010.

          Since we are organized as an Iowa limited liability company, we anticipate being taxed as a partnership. If we were not taxed as a partnership, we would likely be subject to corporate level taxes which would reduce our cash available for distributions to our members. In order to protect our partnership tax status, our units are not generally transferable. Our members will be allocated a portion of our gains, losses and credits and will report these items on their individual tax returns. Also, any unit holder is required to report the unit holder’s pro-rata share of our income on their personal tax returns, which could result in the unit holder paying taxes for income without having any distribution from us. Additionally, if we are audited and adjustments are made to our tax returns, it could result in audits, filing fees, tax liabilities and penalties amongst other costs being charged to our unit holders. Each member should consult their personal financial and tax advisors with respect to the tax effect of investing in a limited liability company such as Soy Energy.

          Construction of the proposed plant in Marcus, Iowa was approximately 10% complete when management determined completion of the construction was no longer feasible. Although we believe that we will be able to sell our long-lived assets at their fair value, less estimated selling costs, we may not be able to sell them at a profit. If we do not sell these assets at a profit or at all, it may result in a material loss to the financial statements. Because we do not anticipate constructing the Marcus, Iowa plant, any funds we have expended in our construction and plant development efforts were deemed a loss. From our inception to October 31, 2009, we have incurred accumulated losses of approximately $7,696,000.

          To date, we have not generated any revenues and we do not anticipate generating any revenues unless we close on the Transaction and begin operating the Facility. Since we have not commenced any operations, we do not yet have comparable income, production or sales data.

Plan of Business Through the 2010 Fiscal Year

          Our fiscal year end is October 31 each year. We expect to spend the remainder of our 2010 fiscal year closing on the Transaction, installing equipment on the Facility to process corn oil and beginning our operations of the Facility. We have entered into an agreement with Eiler Capital Advisors, LLC (“ECA”) to act as our outside consultant related to the Transaction. Under our agreement with ECA, we will pay a non-refundable advisory fee of $10,000 and a monthly advisory fee of $5,000 until the expiration of the agreement (which was extended as of April 1, 2010 to proceed on a month by month basis), the closing of the Transaction, or upon written notice of termination by us. Additionally, a debt placement fee of 1% of the total amount of committed debt shall be paid, however, all advisory fees paid will be credited against the debt placement fee. We do not anticipate raising additional equity capital in the next 12 months. However, in the event our equity reserves are not adequate to continue or recommence operations of the Facility, we may be forced to do so. We expect our equity reserves, along with funds from closing on the Loan Agreement, will be adequate for the purchase of the Facility. Should we be unsuccessful in completing the Transaction or in our operation of the Facility, our project may fail and we may be dissolved. If we are dissolved, our assets will be distributed pursuant to our operating agreement.

Business of the Company

          Acquisition of Plant and Equipment

          Approximately 10% of the construction of the Marcus biodiesel plant was completed before we suspended construction. Should we be unable to sell, or sell at a profit, the real estate and equipment we acquired for our biodiesel plant, we will experience additional losses.

          Pursuant to the APA discussed above, we anticipate purchasing the Facility for approximately $10,000,000 and installing feedstock processing equipment onto the Facility for approximately $8,000,000, which will allow us to process biodiesel from corn oil and animal fats, in addition to the current capability of processing refined soybean oil.

          Principal Products and Their Markets

          The principal products of biodiesel plants are biodiesel and crude glycerin. We anticipate that the front end equipment we plan to install on the Mason City biodiesel plant will make it multi-feedstock capable – meaning we will be able to process many types of vegetable oil and animal fats.

Primary Product- Biodiesel

          Biodiesel is a clean-burning alternative fuel produced from domestic, renewable resources primarily used in compression ignition (diesel) engines. Biodiesel can also be used as home heating oil. Biodiesel is comprised of mono-alkyl esters of long chain fatty acids derived from vegetable oils or animal fats. A chemical process called transesterification removes the free fatty acids from the base oil and creates the desired esters. Transesterification is the reaction of vegetable oil or animal fat with an alcohol, such as methanol or ethanol, in the presence of a catalyst. The process yields four products: mono-alkyl ester (biodiesel), glycerin, feed quality fat, and methanol. The methanol can be used again in the process. Biodiesel can then be used in neat (pure) form, or blended with petroleum diesel.

          Biodiesel that is in neat (pure) form is typically designated in the marketplace as B100. The 100 indicates that the fuel is 100% biodiesel. Biodiesel is frequently blended with petroleum based diesel. When biodiesel is blended, it is typically identified in the marketplace according to the percentage of biodiesel in the blend. For instance, B20 indicates that 20% of the fuel is biodiesel and 80% is petroleum-based diesel.

          Biodiesel’s physical and chemical properties, as they relate to operations of diesel engines, are similar to petroleum-based diesel fuel. As a result, biodiesel, in its pure form or blended with petroleum diesel, may be used in most standard diesel engines without making any engine modifications. Biodiesel demonstrates greater lubricating properties, referred to as lubricity, than petroleum-based diesel. This could lead to less engine wear in the long-run as biodiesel creates less friction in engine components than petroleum-based diesel. Biodiesel also demonstrates greater solvent properties. With higher percentage blends of biodiesel, this could lead to break downs in certain rubber engine components such as seals. The solvent properties of biodiesel also can cause accumulated deposits from petroleum-based diesel in fuel systems to break down. This could lead to clogged fuel filters in the short-term. These problems are less prevalent in biodiesel blends that utilize lower concentrations of biodiesel compared to petroleum-based diesel.

Co-product

          Glycerin is the primary co-product of biodiesel production. Glycerin is produced at a rate of approximately 10% of the quantity of biodiesel produced. Glycerin possesses a unique combination of physical and chemical properties that make it suitable for use in a wide variety of products. It is highly stable under typical storage conditions, compatible with a wide variety of other chemicals and comparatively non-toxic. Glycerin has many applications, including as an ingredient or processing aid in cosmetics, toiletries, personal care, drugs, and food products. In addition, new uses for glycerin are frequently being discovered and developed. The crude glycerin produced by most biodiesel plants, however, is not suitable for use in pharmaceutical products without further processing. We do not anticipate that the Mason City plant will have the capabilities to refine glycerin into technical or pharmaceutical quality glycerin.

Biodiesel Markets

          The ability to market biodiesel is heavily dependent upon the price of petroleum-based diesel fuel as compared to the price of biodiesel, in addition to the availability of economic incentives to produce biodiesel.

          Biodiesel is frequently used as fuel in transport trucks, ships, trains, in farming activities and in many government vehicles. According to the United States Department of Energy, the United States consumes approximately 60 billion gallons of diesel fuel annually. The National Biodiesel Board estimates that during 2008, United States’ production of biodiesel was approximately 700 million gallons. Biodiesel has been identified as a potentially good substitute for diesel fuel in underground mining operations because it burns cleaner and leads to less air pollution, a feature that is very important in confined places such as mines. Further, biodiesel may be safer to handle in a mine setting where fire can be disastrous. Additional market increases might occur as a result of growing environmental concerns by American consumers as well as an increased awareness of energy security and the United States’ ability to supply its own fuel needs. However, biodiesel still only accounts for a very small percentage of the diesel fuel market as a whole. The biodiesel industry will need to continue to grow demand in order to sustain the price of biodiesel into the future.

Wholesale Market/ Biodiesel Marketers

          Most biodiesel is sold on the wholesale market and we anticipate this will be the case with the Facility. Biodiesel marketers sell most biodiesel directly to fuel blenders. Fuel blenders purchase B100 and B99.9 biodiesel, and mix it with petroleum-based diesel. The fuel blenders actually deliver the final product to retailers.

          There are only a few wholesale biodiesel marketers in the United States. Three examples are World Energy in Chelsea, Massachusetts; Eco-Energy, Inc. in Franklin, Tennessee; and Renewable Energy Group, Inc. in Ames, Iowa. These companies use their existing marketing relationships to market the biodiesel of individual plants to end users for a fee. We previously entered into an agreement with Eco-Energy to market our biodiesel when we still anticipated building our own biodiesel plant, but we have since terminated that agreement on the determination that it is not feasible for us to obtain the financing necessary to build our own plant. We have not entered into an agreement for a marketer at the Facility, and we may be unable to do so or may only be able to enter into an agreement on terms unfavorable to Soy Energy.

Retail

          The retail biodiesel market consists of biodiesel distribution primarily through fueling stations to transport trucks and jobbers, which are individuals that buy product from manufacturers and sell it to retailers, who supply farmers, maritime customers and home heating oil users. Retail level distributors include oil companies, independent station owners, marinas and railroad operators.

          The biodiesel retail market is still in its very early stages as compared to other types of fuel. The present marketing and transportation network must expand significantly in order to maintain growth within the biodiesel production industry. Areas requiring expansion include, but are not limited to:

•	additional storage facilities for biodiesel;

•	increases in truck fleets capable of transporting biodiesel within localized markets;

•	expansion in refining and blending facilities to handle biodiesel; and

•	growth in service stations equipped to handle biodiesel fuels.

          With greater consumer awareness of renewable fuels, the availability of biodiesel may increase in the future. However, substantial investments required for these infrastructure changes and expansions may not be made or they may not occur on a timely basis. Any delay or failure in making the changes to or expansion of infrastructure could hurt the demand or prices for biodiesel, impede our delivery of biodiesel, impose additional costs on us or otherwise have a material adverse effect on the results of operations or financial position of the Facility. The biodiesel industry that our business intends to be involved in is dependent on the continuing availability of infrastructure and any infrastructure disruptions could have a material adverse effect on our business.

          Distribution of Principal Co-Products

          We entered into a marketing agreement, when we still anticipated constructing our own plant, with Eco-Energy, Inc. of Franklin, Tennessee (Eco-Energy) to market our glycerin. We have since terminated that agreement on the determination that it is not feasible for us to obtain the financing necessary to build our own plant. We do not have an agreement for a glycerin marketer or a biodiesel marketer for the Facility and we may be unable to enter into such an agreement, or may only be able to enter into an agreement on less favorable terms than we had with Eco-Energy.

          The Facility is served by the Iowa Traction Railroad, which connects to the Iowa, Chicago and Eastern Railroad and Union Pacific Railroad. We anticipate assuming the Iowa Traction Railroad agreement that Freedom Fuels had with the railroad.

          New Products or Services

          We do not anticipate introducing any new products or services during our current fiscal year.

          Our Primary Competition

          Biodiesel is a relatively uniform commodity where competition in the marketplace is predominantly based on price, consistent quality, and to a lesser extent delivery service. We will compete with large, multi-product companies and other biodiesel plants with varying capacities. Some of these companies may be able to produce biodiesel in a more efficient manner than the Facility. We will face competition for capital, labor, management, feedstock and other resources. Competitors may have greater resources than us. Further, some of our competitors can produce pharmaceutical or technical grades of glycerin which may expand the market for the glycerin they produce.

          According to United States Department of Agriculture, the final estimates as of April 9, 2010, for the United States soybean crop harvested in the fall of 2009 was approximately 3.359 billion bushels, the largest on record. This is up from the soybean crop harvested in the fall of 2008 of approximately 2.959 billion bushels.

          Since soybeans are an agricultural product, seasonal changes can affect the soybean yield. If fewer soybeans were produced in any given year, the biodiesel industry could face significant competition for soybean oil since a decrease in the soybean crop will likely lead to a comparable decrease in the supply of soybean oil.

          Further, in recent years the selling price of soybean oil has increased significantly. The average selling price for soybean oil for July 2007 was approximately $0.35 per pound. According to the USDA’s Oil Crops Outlook January 2009 report the June 2008 soybean oil price reached over $0.62 per pound. The prices have since come back down and according to the April 2010 Oil Crops Outlook report the estimated price of soybean oil for the 2009/2010 crop year are expected to be between approximately 33.5 and 36.5 cents per pound.

          Due to volatile soybean oil prices, many biodiesel producers are exploring the use of corn oil as a feedstock for biodiesel production. One potential source of corn oil that can be used for biodiesel production is from ethanol producers who separate corn oil from the distillers grains they produce as a co-product of the ethanol production process. There are several ethanol production facilities located in Iowa. We previously entered into corn oil supply agreements with Little Sioux Corn Processors and Siouxland Ethanol, each of which is an ethanol production company, however; we have allowed these agreements to expire in connection with Management’s determination that it was not feasible for us to obtain the financing necessary to construct our own plant. We have been in discussions with several ethanol plants, however, about implementing corn oil supply agreements if we purchase the Facility and begin operations. In addition, other biodiesel producers are considering the same option and competition for suppliers of corn oil may increase in the biodiesel industry. This competition may increase the selling price of corn oil which may make corn oil an unattractive option for biodiesel production in the future.

          Not only will we compete with other biodiesel producers in the purchase of feedstocks, but will also compete with other biodiesel producers in the sale of the biodiesel and glycerin they produce. We expect that additional biodiesel producers will continue to enter the market if the demand for biodiesel increases. When new producers enter the market, they will increase the supply of biodiesel in the market. If demand does not keep pace with additional supply, the selling price of biodiesel will likely decrease and we may be unable to operate the Facility profitably. We believe that currently there may be a greater supply of biodiesel than current demand. Further, we believe many biodiesel producers are already operating at less than full capacity and some biodiesel producers have ceased production of biodiesel altogether. We may be forced to scale back production of biodiesel or cease producing biodiesel altogether should market forces dictate.

          The National Biodiesel Board reports that biodiesel production has steadily grown over the years. The National Biodiesel Board estimates that United States biodiesel production increased from approximately 112 million gallons of biodiesel in 2005 to an estimated 691 million gallons of biodiesel production in 2008. However, biodiesel production in 2009 fell to an estimated 545 million gallons. While the demand for biodiesel has steadily increased over the past several years, so has the number of biodiesel producers as well as the biodiesel production capacity of the biodiesel industry. Demand for biodiesel may not continue to increase, or it may increase at a slower pace than the increase in biodiesel supply. This could negatively affect the selling price of biodiesel.

          Biodiesel plants are operating or have been proposed in a total of at least 46 states. The National Biodiesel Board estimates that as of June 22, 2009, the most recent data available, there were 173 biodiesel plants actively producing biodiesel in the United States, one of which is planning to expand its operations to increase its annual production capacity. Additionally, 29 companies are in the planning stages or are constructing new biodiesel plants in the United States as of June 2009. We will likely compete with several biodiesel plants with capacity to produce significantly more biodiesel than the Facility will likely produce. These large biodiesel producers include 85 million gallon per year Archer Daniels Midland Co (ADM) canola-based plant in Velva, North Dakota; the 90 million gallon per year Green Earth Fuels multi-feedstock plant in Galena Park, Texas; the 100 million gallon per year multi-feedstock Imperium Grays Harbor plant in Grays Harbor, Washington; the 100 million gallon per year multi-feedstock plant in Las Vegas, Nevada; and the 180 million gallon per year multi-feedstock RBF Port Neches plant in Port Neches, Texas. These large biodiesel producers may be able to realize economies of scale producing biodiesel that the Facility will likely be unable to realize.

          Currently, according to the Iowa Renewable Fuels Association, there are 15 biodiesel plants in Iowa, including the Facility. Iowa biodiesel production capacity is approximately 322.5 million gallons per year, however, they have also reported that most plants are not currently operating due to the loss of the blenders tax credit. We will compete with other biodiesel producers in Iowa in the sale of biodiesel and glycerin. In addition, we will compete directly with other Iowa biodiesel producers for the procurement of feedstocks. Feedstock that is located in close proximity to a plant is the most cost effective as it results in less transportation costs. However, as biodiesel production increases in Iowa, it may increase demand for these feedstocks, which may require us to purchase feedstock from farther away, which could increase the transportation expenses and reduce revenues.

          In addition to the existing plants and those currently under construction, other companies have announced plans to construct biodiesel facilities in Iowa. It should be noted that recent efforts to raise equity for some biodiesel facilities have been unsuccessful. This may be a result of unfavorable conditions in the biodiesel market and the downturn in the economy. Further, many biodiesel companies have experienced difficulty in securing the debt financing they require to build their biodiesel plants.

          We anticipate that other biodiesel plants in Iowa will be direct competitors for resources in addition to customers and raw materials. We anticipate Iowa plants will compete for capital, labor and management. These resources tend to be utilized from a local market, and additional strains placed on these resources by increased competition in Iowa could result in us being forced to expend additional funds on recruiting labor and management to relocate from other areas, which may in turn reduce our revenues.

          The majority of plants, and certainly the largest biodiesel producers, utilize soybean oil as their primary feedstock. This ratio is likely to change over time as more producers design their plants with the capability to use multiple feedstocks. As was discussed above, this means that we will compete with other biodiesel producers in the industry not just in the sale of biodiesel, but also in the acquisition of raw materials.

Sources and Availability of Raw Materials

Supply

          The cost of feedstock is the largest single component of the cost of biodiesel production, accounting for 70% to 90% of the overall cost of producing biodiesel. As a result, increased costs for feedstock greatly impact the biodiesel industry.

          Soybean oil is the most abundant feedstock available in the United States. The ten-year average price for soybean oil is approximately 26 cents per pound. The USDA’s Oil Crop Outlook reported that the June 2008 average price for soybean oil was 62.43 cents per pound, more than double the twenty-year average. However, the March 2010 soybean oil price was approximately 36.39. The USDA is forecasting the price of soybean oil during the 2010/2011 crop year to be between 33.5 and 36.5 cents per pound. We anticipate that soybean oil prices will remain volatile into the foreseeable future.

          It takes about 7.3 pounds of soybean oil to produce one gallon of biodiesel. Based on the March 2010 sales price of soybean oil, this equates to soybean oil costs of approximately $2.66 per gallon of biodiesel. Due to these volatile soybean oil prices, we anticipate installing equipment on the Mason City biodiesel plant so it will have the capability to use alternative sources of feedstock for biodiesel production. However, the prices of alternative feedstocks are increasing as well. In the April 12, 2010 Oil Crops Outlook report, the USDA reported that lard and edible tallow cost approximately 32.95 cents and 33.73 cents per pound, respectively, for the average March price. Moreover, the USDA predicted lard and edible tallow prices will decrease in the 2010/2011 crop season to approximately 27.5 - 30.5 cents for lard and approximately 28.5 - 31.5 cents per pound for edible tallow. This decrease in feedstock prices associated with biodiesel production may also occur in the corn oil we anticipate using as the primary feedstock for the Facility.

          We anticipate pursuing the use of corn oil as the primary feedstock for our biodiesel production process. We will have to install such technology into the Facility, as it is currently only capable of processing refined soybean oil. One source of corn oil that can be used in the biodiesel production process is from distillers grains produced by ethanol plants. Ethanol plants can install equipment to separate corn oil from the distillers grains produced by the ethanol production process. Some ethanol producers have already installed and others are considering installing this equipment in order to sell the corn oil that can be recaptured from their distillers grains. We anticipate that corn oil can be procured to be used in the biodiesel production process for prices that are much lower than the current price of soybean oil. We anticipate that production of biodiesel will require approximately 8 pounds of corn oil to produce one gallon of biodiesel. Depending on the price at which we can secure corn oil, this may allow the Facility to produce biodiesel less expensively than biodiesel produced from soybean oil.

          We executed corn oil procurement contracts with Little Sioux Corn Processors and Siouxland Ethanol, however, these agreements expired as a part of Management’s determination that we will not be able to obtain the financing necessary to construct our own plant. We have, however, been in discussions with several ethanol plants to enter into corn oil procurement contracts if and when we were to begin operating the Facility. Although there are a large and growing number of ethanol plants, not all of them produce and market corn oil. Ethanol producers may choose not to install the equipment necessary to separate the corn oil since this would require a significant capital expenditure by the ethanol plant. Moreover, due to litigation regarding possible patent infringement on certain types of corn oil production technology, ethanol producers that are currently producing corn oil may cease production. Further, since other biodiesel producers are considering using corn oil as the feedstock for their biodiesel production process, the price of corn oil may increase significantly, which could eliminate any advantage to using corn oil.

Feedstock Cold Flow Properties

          Because biodiesel has different cold flow properties depending on the type of feedstock used in its manufacture, cold flow also becomes a primary factor in determining the type of feedstock to use. “Cold flow” refers to a fuel’s ability to flow easily at colder temperatures and is an important consideration in producing and blending biodiesel for use in colder climates and in colder seasons. The pour point for a fuel is the temperature at which the flow of the fuel stops. Therefore, a lower pour point temperature means the fuel is usable in colder temperatures. The following table represents the pour points for different types of fuels:

Type of Fuel	Pour Point
Soy-based Biodiesel (B100)	30	°F
Tallow-based Biodiesel (B100)	61	°F
No. 2 Petro Diesel (B0)	-30	°F
B2 Soy Blend with No. 2 Diesel	-25	°F

          Generally, biodiesel that is used in blends of 2% to 20% will provide an acceptable pour point for the Iowa market. Demand for biodiesel may diminish in colder climates and during the colder months as a result of cold flow concerns.

          Pretreatment Costs

          Crude soybean oil needs to be pretreated before being processed into biodiesel. Pretreatment takes crude soybean oil and removes the impurities and prepares the feedstock to go through the biodiesel process. The cost of the process is driven by the structure of the feedstock and the impurities in the feedstock. For soybean oil, the pretreatment process results in refined and bleached (RB) oil. The price differential between RB oil and crude soybean oil is ordinarily $0.05 per pound.

          Animal fats require pretreatment as well before they can be used as the feedstock for biodiesel production. It is typically more expensive to pretreat animal fats than vegetable oils. The pretreatment costs associated with animal fats may decrease the cost savings associated with this feedstock.

          Corn oil is more expensive to pretreat than soybean oil, however, we anticipate it will be less expensive to pretreat than animal fats. We anticipate the cost to pretreat corn oil will be approximately $0.022 per gallon of biodiesel produced.

          We anticipate that we will install the technology at the Facility necessary to process crude animal fats or corn oil. The Facility is currently capable of processing only refined soybean oil. In the event such technology does not work effectively to process these feedstocks, we may be unprofitable.

          Dependence on One or a Few Major Customers

          We anticipate we will enter into agreements with a biodiesel and glycerin marketer, however, we may be unable to do so or the terms may be unfavorable. If any biodiesel or glycerin marketer we hire fails to successfully market our biodiesel or glycerin, such failure could have a significant negative impact on our revenues.

          Patents, trademarks, licenses

          We do not currently hold any patents or trademarks.

          Governmental approval and regulations

Federal Biodiesel Supports

          We expect demand for biodiesel in the United States to grow due to the demand for cleaner air, an emphasis on energy security, and the Renewable Fuels Standard and other government support of renewable fuels, however, the future of several of these government supports is uncertain.

Renewable Fuels Standard

          The Energy Policy Act of 2005 created the Renewable Fuel Standard (RFS) which required refiners to use 7.5 billion gallons of renewable fuels by 2012. The Energy Independence and Security Act of 2007 (EISA) expanded the existing RFS. The amended RFS, known as RFS2, required the use of 9 billion gallons of renewable fuel in 2008, increasing to 36 billion gallons of renewable fuel by 2022. The RFS further required at least 500 million gallons of biodiesel and biomass-based diesel fuel be blended into the national diesel pool in 2009, increasing to 1 billion gallons by 2012. However, in November 2008, the EPA announced that the RFS program in 2009 would continue to be applicable to producers and importers of gasoline only. This meant that the 500 million gallons of biomass-based diesel required by RFS2 did not have to be blended into U.S. fuel supplies in 2009. This is due to the fact that the regulatory structure of the original RFS program does not provide a mechanism for implementing the EISA requirement for the use of 500 million gallons of biomass-based diesel. On February 3, 2010 the EPA issued final rules under RFS2. The final rules addressed this issue by combining the 2010 biomass-based diesel requirement of 0.65 billion gallons with the 2009 biomass-based diesel requirement of 0.5 billion gallons to require that obligated parties meet a combined 2009/2010 requirement of 1.15 billion gallons by the end of the 2010 compliance year.

          The RFS2 requires that biodiesel reduce greenhouse gas emissions by 50% when compared to conventional diesel in order to count towards the RFS2 mandate. The EPA preliminarily found soy-based biodiesel to reduce greenhouse gas emissions by only 22%. Biodiesel produced from animal fats was found to meet this greenhouse gas emissions reduction requirement. However, when the EPA issued its final determinations under the RFS2, it found that soy oil complies with the 50% greenhouse gas emission reduction requirements.

          Thus, Management anticipates that under the EPA’s final RFS2 regulations, there may be increased demand for biodiesel. There can be no assurance, however, that demand for biodiesel will be increased by the RFS2, and any increase in demand may be offset by the loss of the blenders tax credit. In addition, it is already estimated that national biodiesel production capacity far exceeds the 2012 biodiesel and biomass-based diesel use RFS2 mandate. Accordingly, there is no assurance that additional production of biodiesel and biomass-based diesel will not continually outstrip any additional demand for biodiesel that might be created by the RFS2. We also anticipate that the majority of the renewable fuels utilized to satisfy the RFS2 will be primarily satisfied by corn-based ethanol and other types of ethanol, including cellulose-based ethanol.

Biodiesel Tax Credit

          The American Jobs Creation Act of 2004 originally created the biodiesel blender’s excise tax credit under the Volumetric Ethanol Excise Tax Credit (“VEETC”). Known as the blender’s credit, it provides a tax credit of $1.00 per gallon for biodiesel. The blender’s credit may be claimed in both taxable and nontaxable markets, including exempt fleet fuel programs and off-road diesel markets. The desired effect of the blender’s credit is to streamline the use of biodiesel and encourage petroleum blenders to blend biodiesel as far upstream as possible, which will allow more biodiesel to be used in the marketplace. The blender’s credit also streamlines the tax refund system for below-the-rack blenders to allow a tax refund of the biodiesel tax credit on each gallon of biodiesel blended with diesel (dyed or undyed) to be paid within 20 days of blending. Below-the-rack blenders are those blenders that market fuel that is for ground transportation engines and is not in the bulk transfer system. The blender’s credit was set to expire on December 31, 2008, but was extended until December 31, 2009 as part of the Emergency Economic Stabilization Act of 2008 (“EESA”) and as of the date of this report has not been extended further. Legislation to extend the blenders tax credit has been passed in both the House and Senate, however, now both versions need to be reconciled. Legislators have stated they anticipate the blenders tax credit will be reinstated by Memorial Day. One of the reasons the APA may be terminated is if the blenders tax credit is not reinstated by Closing.

Commodity Credit Corporation Bioenergy Program

          The Farm, Nutrition and Bioenergy Act of 2008 reauthorized the Commodity Credit Corporation, or CCC, Bioenergy Program. The program provides $55 million in funding in both 2009 and 2010, $85 million in funding in 2011 and $105 million in funding in 2012 for producers of advanced biofuels derived from renewable biomass, including biodiesel, other than corn kernel. Biodiesel producers must apply for this credit and will be paid based on the quantity and duration of advanced biofuels production and on net nonrenewable energy content of the advanced biofuel. Funding to a single eligible producer may be limited to ensure equitable distribution of funding. Producers with production capacity of less than 150 million gallons will be eligible for 95% of the funds provided under the program.

Biofuels Interagency Working Group

          The White House announced that it has directed Secretary of Agriculture Tom Vilsack to spearhead a Biofuels Interagency Working Group, to combine the efforts of the Department of Agriculture, Department of Energy, and the EPA to increase the nation’s energy independence, accelerate the investment in the production of biofuels and increase rural economic development. Secretary Vilsack was directed to expedite and increase production of and investment in biofuels development efforts by refinancing existing investments in renewable fuels to preserve jobs in ethanol and biodiesel plants, electricity generation plants, and other supporting industries; and make renewable fuels energy financing opportunities from Food, Conservation and Energy Act of 2008 available. While the specific details on what the Biofuels Interagency Working Group will accomplish remain unclear, we anticipate that we may benefit from this taskforce’s activities.

State Legislation

          Several states, including Iowa, are currently researching and considering legislation to increase the amount of biodiesel used and produced in their states. Minnesota was the first state to mandate biodiesel use. The Minnesota legislation, which became effective in September 2005, required that all diesel fuel sold in the state contain a minimum of 2% biodiesel. In 2008, Minnesota passed additional legislation to increase biodiesel content of diesel fuel sold in the state from 2% to 20%, which is the highest in the nation, by 2015. The 2010 Minnesota mandate of a 5% blend, however, was waived temporarily in January 2010 until March 31, 2010 due to cold flow concerns. In July 2008, Massachusetts signed a law that requires all home heating oil and diesel fuel in the state to consist of 2% biodiesel by 2010 and 5% biodiesel by 2013. However, the Massachusetts Department of Energy Resources will be entitled to delay those requirements if it determines that fuels are not available to meet these requirements.

          In May 2006, Iowa passed legislation that creates a renewable fuels standard, which began with 10% of the fuel used in Iowa to be from renewable sources in 2009 and increasing the renewable fuel standard to 25% by 2019. While this does not require biodiesel use, it may significantly increase renewable fuels use in Iowa, which may include increased biodiesel use in Iowa. The Iowa legislation includes tax credits to help retailers meet this requirement, however, these tax credits will likely be under review as the Iowa legislature attempts to reduce budgets. The Iowa legislation also provided for an incentive of three cents per gallon of biodiesel sold for retailers who sell at least 50% biodiesel blends. This is also expected to increase biodiesel sales and production.

          Other states have enacted legislation to encourage (but not require) biodiesel production and use. Several states provide tax incentives and grants for biodiesel-related studies and biodiesel production, blending, and use. In addition, several governors have issued executive orders directing state agencies to use biodiesel blends to fuel their fleets.

Future Legislation

          Environmental regulations that may affect the biodiesel industry change frequently. It is possible that the government could adopt more stringent federal or state environmental rules or regulations, which could result in greater operating costs and expenses for us. The government could also adopt federal or state environmental rules or regulations that may have an adverse effect on the use of biodiesel. Furthermore, the Occupational Safety and Health Administration (OSHA) will govern operations of the Facility. OSHA regulations may change such that the costs of the operation of the plant increase. Any of these regulatory factors may result in higher costs or other adverse effects on our operations, cash flows and financial performance.

          Research and Development

          We do not conduct any research and development activities associated with the development of new technologies for use in producing biodiesel.

          Costs and Effects of Compliance with Environmental Laws

          We were subject to extensive air, water and other environmental regulations when we were in the process of constructing our own plant and we obtained a number of environmental permits to construct the biodiesel plant. We engaged Stanley Consultants, Inc. to assist us in obtaining the necessary permits to construct and operate the biodiesel, however, we have terminated this agreement in connection with Management’s determination that it is not feasible for us to obtain financing necessary to build our own plant. To date, we have obtained all of the necessary permits to construct our own biodiesel plant, however, these permits will no longer be necessary. We estimate that we have spent approximately $94,000 complying with environmental laws since our inception and these funds were recorded as loss as a result of Management’s determination that it is not feasible for us to obtain the financing necessary to construct our own plant.

          Our anticipated operation of the Facility will be subject to oversight activities by the EPA. We may be required to expend resources to see that the Facility has all of the necessary permits for our operation of it. There is always a risk that the EPA may enforce certain rules and regulations differently than Iowa’s environmental administrators. Iowa or EPA rules are subject to change, and any such changes could result in greater regulatory burdens on plant operations. Our operation of the Facility could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from possible foul smells or other air or water discharges from the plant. Such claims could have an adverse result in court if we are deemed to engage in a nuisance that substantially impairs the fair use and enjoyment of real estate.

          Employees

          We currently have two full-time employees and no part-time employees. Our employee needs in the future will likely increase once we begin preparing for operations and begin operating the Facility.

Description of Property

          We purchased approximately 35 acres for our proposed biodiesel plant near Marcus, Iowa. Due to the historic agricultural use of the site, we do not anticipate encountering any environmental contamination issues on the site. We commenced construction of our biodiesel plant on this site which was approximately 10% complete at the time we determined not to proceed with construction. Marcus, Iowa is located in northwest Iowa. The site is located on the Canadian National Railroad. The site is located approximately 45 miles south of Interstate 90, 40 miles east of Interstate 29, and 80 miles north of Interstate 80. We paid $250,000 for the site.

          We no longer anticipate that we will complete construction of biodiesel plant. Our property, therefore, may be sold, although we may not be able to sell it at all or may not be able to sell it at a profit.

Legal Proceedings

          From time to time in the ordinary course of business, we may be named as a defendant in legal proceedings related to various issues, including without limitation, workers’ compensation claims, tort claims, or contractual disputes. We are currently not involved in any material legal proceedings, directly or indirectly, other than the proceedings described in the previous paragraph, and we are not aware of any claims pending or threatened against us or any of the directors that could result in the commencement of legal proceedings.

Financial Statements

SOY ENERGY, LLC
(A Development Stage Company)

Condensed Balance Sheets

	January 31, 2010	October 31, 2009

	(Unaudited)
ASSETS
Current Assets
Cash and equivalents	$19,734,988	$19,826,065
Accrued interest receivable	4,849	6,171
Prepaid expenses	1,803	4,441
Total current assets	19,741,640	19,836,677

Equipment
Equipment	8,873	8,873
Accumulated depreciation	(4,711)	(4,267)
Net equipment	4,162	4,606

Assets held for sale	3,552,110	3,557,061

Total Assets	$23,297,912	$23,398,344

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$119,312	$54,879
Accrued expenses	9,682	8,027
Total current liabilities	128,994	62,906

Members’ Equity
Member contributions, 33,018 units outstanding	31,031,572	31,031,572
Deficit accumulated during development stage	(7,862,654)	(7,696,134)
Total members’ equity	23,168,918	23,335,438

Total Liabilities and Members’ Equity	$23,297,912	$23,398,344

Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Condensed Statements of Operations

	Three months ended January 31, 2010	Three months ended January 31, 2009	From Inception (December 15, 2005) to January 31, 2010

Revenues	$-	$-	$-

Operating Expenses
General and administrative	53,602	59,727	960,049
Professional fees	126,057	120,748	1,347,842
Impairment expense	-	-	6,922,625
Total operating expenses	179,659	180,475	9,230,516

Operating Loss	(179,659)	(180,475)	(9,230,516)

Other Income
Interest income	13,139	66,792	1,354,052
Other income	-	-	13,810
Total other income	13,139	66,792	1,367,862

Net Loss	$(166,520)	$(113,683)	$(7,862,654)

Weighted Average Units Outstanding - Basic and Diluted	33,018	33,018	22,010

Net Loss Per Unit - Basic and Diluted	$(5.04)	$(3.44)	$(357.23)

Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Condensed Statements of Cash Flows

	Three months Ended January 31, 2010	Three months Ended January 31, 2009	From Inception (December 15, 2005) to January 31, 2010

Cash Flows from Operating Activities
Net loss	$(166,520)	$(113,683)	$(7,862,654)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	444	444	4,711
Impairment of long-lived assets	-	-	6,922,625
Write off of construction services related to terminated agreement	-	-	50,000
Write off of loan commitment fees	-	-	25,000
Non-cash interest income	-	-	(30,000)
Changes in operating assets and liabilities:
Accrued interest receivable	1,322	17,005	(4,849)
Prepaid expenses	2,638	1,100	(1,803)
Accounts payable	64,433	22,788	119,312
Accrued expenses	1,655	3,234	9,682
Net cash used for operating activities	(96,028)	(69,112)	(767,976)

Cash Flows from Investing Activities
Capital expenditures	-	(195,111)	(10,783,559)
Proceeds from disposal of property and equipment	-	-	1,725,000
Proceeds from disposal of assets held for sale	4,951	-	4,951
Payments for design services deposit	-	-	(5,450,000)
Refund of design services deposit	-	-	3,300,000
Payments for construction deposit	-	-	(2,500,000)
Refund of construction deposit	-	-	2,450,000
Payments for certificates of deposit	-	-	(1,950,000)
Proceeds from maturing certificates of deposit	-	-	1,950,000
Net cash provided by (used for) investing activities	4,951	(195,111)	(11,253,608)

Cash Flows from Financing Activities
Loan commitment fees	-	-	(25,000)
Members’ contributed capital	-	-	31,968,000
Payments for offering costs	-	-	(186,428)
Net cash provided by financing activities	-	-	31,756,572

Net (Decrease) Increase in Cash and Equivalents	(91,077)	(264,223)	19,734,988

Cash and Equivalents at Beginning of Period	19,826,065	20,803,450	-

Cash and Equivalents at End of Period	$19,734,988	$20,539,227	$19,734,988
Supplemental Cash Flow Information
Capitalized interest paid	$-	$-	$133,556
Supplemental Schedule of Noncash Investing and Financing Activities
Construction-in-progress applied against design services deposit	$-	$-	$963,675
Design services deposit applied against accounts payable to related party	$-	$-	$431,696
Property and equipment returned for member units	$-	$-	$750,000
Property and equipment reclassified to assets held for sale	$-	$-	$3,557,061

Notes to Unaudited Condensed Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Unaudited Condensed Financial Statements

January 31, 2010

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted as permitted by such rules and regulations. These financial statements and related notes should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended October 31, 2009, contained in the Company’s Form 10-K.

In the opinion of management, the interim condensed financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for fair presentation of the Company’s financial position as of January 31, 2010 and the results of operations and cash flows for all periods present.

Nature of Business

Soy Energy, LLC, a development stage Iowa limited liability company, (the Company) was organized to develop, own and operate a 30 million gallon per year (MGY) production biodiesel facility between Cleghorn and Marcus, Iowa in Cherokee County. The Company was formed December 15, 2005 to have a perpetual life. As of January 31, 2010, the Company is in the development stage and is considering the purchase of or investment in an existing biodiesel facility instead of developing a biodiesel facility between Cleghorn and Marcus, Iowa. On July 29, 2009, the Company entered into an Asset Purchase Agreement to acquire an existing biodiesel facility from Freedom Fuels, LLC (Freedom Fuels), a debtor in possession in bankruptcy in Mason City, Iowa. Because of a change in the bankruptcy, the Company is in the process of drafting an updated Asset Purchase Agreement as described in Note 5.

Accounting Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates include long-lived assets valuation and any assumptions used in the impairment analysis of assets held for sale. Actual results may differ from previously estimated amounts and such differences may be material to the financial statements.

Equipment

Equipment is stated at cost and is depreciated over estimated service lives of related assets, five years, using the straight-line method of accounting.

Ordinary maintenance and repairs are expensed as incurred. Cost of renewals and betterments are capitalized in appropriate property and equipment accounts and depreciated as discussed above.

Long-Lived Assets

The Company reviews its long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Unaudited Condensed Financial Statements

January 31, 2010

through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

2. LIQUIDITY

The Company is a developmental stage company and has no operating revenues. The Company has determined it is not currently feasible to build a biodiesel facility with the available cash on hand. The Company is currently working to complete an agreement to acquire substantially all of the assets of Freedom Fuels, LLC, a debtor in possession in bankruptcy, as further described in Note 5. The Company’s current cash reserves are sufficient to fund operations without additional financing through 2011 if it does not purchase the existing biodiesel facility.

The Company may return a portion of the equity proceeds, net of any outstanding obligations to its members, if it does not invest in a biodiesel facility, which amount would be less than members’ original investment.

3. FAIR VALUE MEASUREMENTS

Effective November 1, 2008, the Company adopted FASB ASC 820-10, as it applies to our financial instruments, and FASB ASC 825-10. FASB ASC 820-10 defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements. FASB ASC 825-10 permits companies to irrevocably choose to measure certain financial instruments and other items at fair value. FASB ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.

Under FASB ASC 820-10, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. FASB ASC 820-10 establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. FASB ASC 820-10 requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

Except for those assets and liabilities which are required by authoritative accounting guidance to be recorded at fair value in our balance sheets, the Company has elected not to record any other assets or liabilities at fair value, as permitted by FASB ASC 825-10. No events occurred during the three months ended January 31, 2010 that would require adjustment to the recognized balances of assets or liabilities which are recorded at fair value on a nonrecurring basis.

As of January 31, 2010, the Company does not have any assets or liabilities measured at fair value on a recurring or nonrecurring basis that would require disclosure under this guidance.

4. ASSETS HELD FOR SALE

The Company is actively working to sell the assets held for sale. These assets have been recorded at their estimated fair value, less estimated selling costs. The fair value of these assets was determined based on recent sales of similar equipment.

Amounts included in assets held for sale are as follows:

	January 31, 2010	October 31, 2009*
Land	$250,262	$250,262
Equipment	3,301,848	3,306,799

	$3,552,110	$3,557,061

* Derived from audited financial statements

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Unaudited Condensed Financial Statements

January 31, 2010

5. COMMITMENTS AND CONTINGENCIES

Consulting Contract

In October 2009, the Company entered into an agreement with an unrelated advisory service to act as participating debt placement agent to market senior debt in a total amount of approximately $6,000,000. The Company will pay a non-refundable advisory fee of $10,000 and a monthly advisory fee of $5,000 per month until the expiration of the agreement, the closing of the transaction, or upon written notice of termination by the Company. Additionally, a debt placement fee of 1% of the total amount of committed debt shall be paid as a condition to closing. All advisory fees paid will be credited against the debt placement fee at the closing of the transaction. The agreement expires six months from the date of its execution unless extended by written consent of both parties, and may be terminated by either party at any time by written notice of termination.

Asset Purchase Agreement – Freedom Fuels, LLC

On July 29, 2009, the Company entered into an Asset Purchase Agreement (the “APA”) with Freedom Fuels in Mason City, Iowa pursuant to which the Company will acquire substantially all of Freedom Fuels’ assets and thereafter operate the biodiesel facility currently owned by Freedom Fuels, an assignment agreement assigning to Freedom Fuels all of the Company’s right, title and interest in the debtor in possession loans and an assignment agreement assigning to Freedom Fuels all of the Company’s right, title and interest in the dividend cash flow note in exchange for $9,000,000 in cash (the “Transaction”). The Company shall not assume or be liable for any liabilities of Freedom Fuels.

The closing of the Transaction contemplated by the Asset Purchase Agreement is conditioned upon the receipt of certain regulatory approvals. Freedom Fuels has filed a voluntary bankruptcy petition under Chapter 11 of Title 11 of the United States Code and closing of the Transaction is conditioned upon approval and confirmation from the Bankruptcy Court of Freedom Fuels’ plan of reorganization, which will include the Transaction. Closing on the Asset Purchase Agreement also requires that the Company obtain certain additional financing which the Company is currently seeking.

The Company and Freedom Fuels anticipated the Transaction would close no later than December 31, 2009. The Transaction did not close by this date due to Freedom Fuels transferring its assets to its bank, Outsource Services Management, LLC (“OSM”) and the bankruptcy proceedings transferring to Chapter 7. Both parties are currently working together to complete a new agreement for the transaction and anticipates closing on the transaction in the next several months.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Soy Energy, LLC
Marcus, Iowa

We have audited the accompanying balance sheets of Soy Energy, LLC (a development stage company) as of October 31, 2009 and 2008, and the related statements of operations, members’ equity, and cash flows for the years then ended and the period from inception (December 15, 2005) to October 31, 2009. Soy Energy LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soy Energy, LLC (a development stage company) as of October 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years then ended and for the period from inception (December 15, 2005) to October 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Boulay, Heutmaker, Zibell & Co., P.L.L.P.

Certified Public Accountants

Minneapolis, Minnesota
January 29, 2010

SOY ENERGY, LLC
(A Development Stage Company)

Balance Sheets

	October 31, 2009	October 31, 2008
ASSETS

Current Assets
Cash and equivalents	$19,826,065	$20,803,450
Accrued interest receivable	6,171	30,575
Prepaid expenses	4,441	38,545
Total current assets	19,836,677	20,872,570

Equipment
Equipment	8,873	8,873
Accumulated depreciation	(4,267)	(2,492)
Net equipment	4,606	6,381

Assets held for sale	3,557,061	3,557,061

Total Assets	$23,398,344	$24,436,012

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$54,879	$442,825
Accrued expenses	8,027	7,909
Total current liabilities	62,906	450,734

Members’ Equity
Member contributions, 33,018 units outstanding at October 31, 2009 and 2008, respectively	31,031,572	31,031,572
Deficit accumulated during development stage	(7,696,134)	(7,046,294)
Total members’ equity	23,335,438	23,985,278

Total Liabilities and Members’ Equity	$23,398,344	$24,436,012

Notes to Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Statements of Operations

	Year Ended October 31, 2009	Year Ended October 31, 2008	From Inception (December 15, 2005) to October 31, 2009

Revenues	$-	$-	$-

Operating Expenses
General and administrative	165,272	404,448	906,447
Professional fees	628,217	372,812	1,221,785
Impairment expense	-	6,922,625	6,922,625
Total operating expenses	793,489	7,699,885	9,050,857

Operating Loss	(793,489)	(7,699,885)	(9,050,857)

Other Income
Interest income	142,863	626,611	1,340,913
Other income	786	-	13,810
Total other income	143,649	626,611	1,354,723

Net Loss	$(649,840)	$(7,073,274)	$(7,696,134)

Weighted Average Units Outstanding - Basic and Diluted	33,018	33,565	21,295

Net Loss Per Unit - Basic and Diluted	$(19.68)	$(210.73)	$(361.41)

Notes to Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Statements of Changes in Members’ Equity

	Member Contributions	Income (Deficit) Accumulated During Development Stage

Balance at Inception (December 15, 2005)	$-	$-

Capital contributions - 1,500 units, $333.33 per unit - December 2005	500,000	-

Capital contributions - 1,600 units, $500 per unit - April 2006	800,000	-

Costs of raising capital	(13,212)	-

Net loss for the period ended October 31, 2006	-	(237,990)

Balance at October 31, 2006	$1,286,788	$(237,990)

Capital contributions - 30,668 units, $1,000 per unit June - October 2007	30,668,000	-

Costs of raising capital	(173,216)	-

Net income for the year ended October 31, 2007	-	264,970

Balance at October 31, 2007	$31,781,572	$26,980

Redemption of 750 units - July 2008	(750,000)	-

Net loss for the year ended October 31, 2008	-	(7,073,274)

Balance at October 31, 2008	$31,031,572	$(7,046,294)

Net loss for the year ended October 31, 2009	-	(649,840)

Balance at October 31, 2009	$31,031,572	$(7,696,134)

Notes to Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Statements of Cash Flows

	Year Ended October 31, 2009	Year Ended October 31, 2008	From Inception (December 15, 2005) to October 31, 2009

Cash Flows from Operating Activities
Net loss	$(649,840)	$(7,073,274)	$(7,696,134)
Adjustments to reconcile net loss to net cash (used for) provided by operating activities:
Depreciation	1,775	1,774	4,267
Impairment of long-lived assets	-	6,922,625	6,922,625
Write off of construction services related to terminated agreement	-	-	50,000
Write off of loan commitment fees	-	25,000	25,000
Non-cash interest income	-	(30,000)	(30,000)
Changes in operating assets and liabilities:
Accrued interest receivable	24,404	(18,068)	(6,171)
Prepaid expenses	34,104	(36,295)	(4,441)
Accounts payable	(192,835)	222,402	54,879
Accrued expenses	118	6,201	8,027
Net cash (used for) provided by operating activities	(782,274)	20,365	(671,948)

Cash Flows from Investing Activities
Capital expenditures	(195,111)	(2,330,397)	(10,783,559)
Proceeds from disposal of property and equipment	-	1,725,000	1,725,000
Payments for design services deposit	-	-	(5,450,000)
Refund of design services deposit	-	3,300,000	3,300,000
Payments for construction deposit	-	-	(2,500,000)
Refund of construction deposit	-	-	2,450,000
Payments for certificates of deposit	-	(100,000)	(1,950,000)
Proceeds from maturing certificates of deposit	-	1,950,000	1,950,000
Net cash (used for) provided by investing activities	(195,111)	4,544,603	(11,258,559)

Cash Flows from Financing Activities
Loan commitment fees	-	-	(25,000)
Members’ contributed capital	-	-	31,968,000
Payments for offering costs	-	(6,329)	(186,428)
Net cash (used for) provided by financing activities	-	(6,329)	31,756,572

Net (Decrease) Increase in Cash and Equivalents	(977,385)	4,558,639	19,826,065

Cash and Equivalents at Beginning of Period	20,803,450	16,244,811	-

Cash and Equivalents at End of Period	$19,826,065	$20,803,450	$19,826,065

Supplemental Cash Flow Information
Capitalized interest paid	$-	$-	$133,556

Supplemental Schedule of Noncash Investing and Financing Activities
Assets held for sale included in accounts payable	$-	$195,111	$-
Construction-in-progress applied against design services deposit	$-	$48,675	$963,675
Design services deposit applied against accounts payable to related party	$-	$431,696	$431,696
Property and equipment returned for member units	$-	$750,000	$750,000
Property and equipment reclassified to assets held for sale	$-	$3,557,061	$3,557,061

Notes to Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2009 and 2008

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Soy Energy, LLC, a development stage Iowa limited liability company, (the Company) was originally organized to develop, own and operate a 30 million gallon per year (MGY) production biodiesel facility between Cleghorn and Marcus, Iowa in Cherokee County. The Company was formed December 15, 2005 to have a perpetual life. As of October 31, 2009, the Company is in the development stage with its efforts being principally devoted to organizational, financing, and project development activities.

Construction of a biodiesel facility began in June 2007 with completion originally expected in the first calendar quarter of 2009. In November 2007, the Company suspended construction on the project subject to securing debt financing. In April 2008, the Company’s members voted to reduce the project from a 30 MGY to 15 MGY production biodiesel facility.

As of October 31, 2008 the Company determined a biodiesel facility near Marcus, Iowa was not feasible, terminated all design/build construction contracts, and recorded impairment charges totaling approximately $6,923,000, which included estimates for assets held for sale. There was no impairment charge for the year ended October 31, 2009. The Company will continue to monitor and evaluate the value of assets held for sale to determine if additional impairment is necessary.

On July 29, 2009, the Company entered into an Asset Purchase Agreement and a Unit Purchase Agreement (Agreements) to acquire an existing biodiesel facility from Freedom Fuels, LLC (Freedom Fuels), a debtor in possession in bankruptcy in Mason City, Iowa. Because of a change in the bankruptcy, the Company is in the process of drafting an updated Asset Purchase Agreement and will be terminating the Unit Purchase Agreement as described in Note 7.

Fiscal Reporting Period

The Company adopted a fiscal year ending October 31 for financial operations.

Accounting Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates include long-lived asset and assets held for sale impairment analysis. Actual results may differ from previously estimated amounts and such differences may be material to the financial statements.

The Company noted certain construction-in-progress assets, construction related amounts, and other long-lived assets were impaired as result of the Company terminating all construction contracts as a result of determining that it was currently not feasible to build a biodiesel facility. The Company recorded an impairment charge of approximately $6,923,000 for the year ended October 31, 2008. As a result of the change in the project, the Company transferred nearly all its remaining property and equipment assets as held for sale as of October 31, 2008. The property and equipment assets held for sale are carried at their estimated fair value, less estimated selling costs. The Company determined that no further impairment charge for the year ended October 31, 2009 was necessary.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and equivalents.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2009 and 2008

The Company maintains its accounts primarily at one financial institution. At times throughout the year, cash and equivalents balances exceeded amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced losses relative to cash and equivalents, and does not believe such accounts are at a significant risk of loss.

Equipment

Equipment is stated at cost and is depreciated over estimated service lives of related assets, five years, using the straight-line method of accounting.

Ordinary maintenance and repairs are expensed as incurred. Cost of renewals and betterments are capitalized in appropriate property and equipment accounts and depreciated as discussed above.

Capitalization of Interest

The Company capitalizes interest costs on construction-in-progress and capitalized development costs as part of the historical cost of developing or constructing an asset.

Long-Lived Assets

The Company reviews its long-lived assets, such as property and equipment and purchased intangible assets subject to amortization, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

As of October 31, 2008, the Company determined it was not currently feasible to build a biodiesel facility, recording an impairment charge totaling approximately $6,923,000 on construction-in-progress, construction related amounts, and other long-lived assets for the year ended October 31, 2008.

Management has determined that fair value of the assets held for sale, less estimated selling costs, exceed their carrying value at October 31, 2009; therefore, no impairment loss was indicated or recognized for the year ended October 31, 2009. In determining the fair value of the assets held for sale, the Company has made assumptions concerning the future of the renewable fuels industry and the potential uses of the property. Given the uncertainties in the renewable fuels industry, should management be required to adjust the carrying value of these assets at some future point in time, the adjustment could be significant and could significantly impact the Company’s financial position and results of operations. No adjustment has been made to these financial statements for this uncertainty.

Deferred Offering Costs

The Company defers costs incurred to raise equity financing until that financing occurs, at which time costs are netted against proceeds received.

Grants

The Company recognizes grant income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of incremental expenses (expenses the Company otherwise would not have incurred had it not been for the grant), grant proceeds are recognized as a reduction of the related expense. Grants

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2009 and 2008

for reimbursement of capital expenditures are recognized as a reduction of the basis of the asset upon complying with conditions of the grant.

Organizational and Start-up Costs

The Company expenses organizational and start-up costs as they are incurred.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes and; accordingly, members report their proportionate share of the Company’s income, gains, losses, tax credits, etc. in their income tax returns. No benefit from or provision for federal or state income taxes is included in accompanying financial statements.

On November 1, 2008, the Company adopted guidance relating to the recognition of income tax benefits. This guidance provides a two-step approach to recognizing and measuring tax benefits when realization of the benefits is uncertain. The first step is to determine whether the benefit meets the more-likely-than-not condition for recognition and the second step is to determine the amount to be recognized based on the cumulative probability that exceeds 50%. Primarily due to the Company’s tax status as a partnership, the adoption of this guidance had no material impact on the Company’s financial condition or results of operations.

Net Loss per Unit

Basic net loss per unit is computed by dividing net loss by the weighted average number of members’ units outstanding during the period. Diluted net loss per unit is computed by dividing net loss by the weighted average number of members’ units and members’ unit equivalents outstanding during the period. There were no member unit equivalents outstanding during the 2009 and 2008 periods; accordingly, the Company’s basic and diluted net loss per unit are the same for all periods presented.

Financial Instruments

The Company believes the carrying value of cash and cash equivalents approximate fair value.

Subsequent Events

The Company has evaluated subsequent events through January 29, 2010, the date which the financial statements were available to be issued.

Recently Adopted Accounting Pronouncements

In April 2009, the FASB issued FASB ASC 825-10-65-1 which requires disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. This new accounting standard was adopted for our financial statements as of and for the year ending October 31, 2009. The adoption of FASB ASC 825-10-65-1 did not have a material impact on our financial statements.

In May 2009, the FASB issued FASB ASC 855-10 which establishes the general standards of accounting for and disclosure of subsequent events. In addition, it requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This new accounting standard was adopted for our financial statements as of and for the year ending October 31, 2009. The adoption of FASB ASC 855-10 did not have a material impact on our financial statements.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2009 and 2008

2.   LIQUIDITY

The Company is a developmental stage company and has no operating revenues. The Company has determined it is not currently feasible to build a biodiesel facility with the available cash on hand. As further described in Note 7, on July 29, 2009, the Company entered into Agreements to acquire substantially all of the assets of Freedom Fuels, LLC, a debtor in possession in bankruptcy. The Company’s current cash reserves are sufficient to fund operations without additional financing through 2010 if it does not purchase the existing biodiesel facility. The Company is working to secure financing to complete the acquisition of the biodiesel facility without which the Company will not close on the Agreements.

The Company may return a portion of the equity proceeds, net of any outstanding obligations to its members, if it does not invest in a biodiesel facility, which amount would be less than members’ original investment.

3.   FAIR VALUE MEASUREMENTS

Effective November 1, 2008, the Company adopted FASB ASC 820-10, as it applies to our financial instruments, and FASB ASC 825-10. FASB ASC 820-10 defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements. FASB ASC 825-10 permits companies to irrevocably choose to measure certain financial instruments and other items at fair value. FASB ASC 825-10 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.

Under FASB ASC 820-10, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market. FASB ASC 820-10 establishes a hierarchy in determining the fair value of an asset or liability. The fair value hierarchy has three levels of inputs, both observable and unobservable. FASB ASC 820-10 requires the utilization of the lowest possible level of input to determine fair value. Level 1 inputs include quoted market prices in an active market for identical assets or liabilities. Level 2 inputs are market data, other than Level 1, that are observable either directly or indirectly. Level 2 inputs include quoted market prices for similar assets or liabilities, quoted market prices in an inactive market, and other observable information that can be corroborated by market data. Level 3 inputs are unobservable and corroborated by little or no market data.

Except for those assets and liabilities which are required by authoritative accounting guidance to be recorded at fair value in our balance sheets, the Company has elected not to record any other assets or liabilities at fair value, as permitted by FASB ASC 825-10. No events occurred during the year ended October 31, 2009 that would require adjustment to the recognized balances of assets or liabilities which are recorded at fair value on a nonrecurring basis.

The following table provides information on those assets measured at fair value on a recurring basis.

	Fair Value as of
	October 31, 2009	Fair Value Measurement Using

		Level 1	Level 2	Level 3
Cash equivalents	$18,814,147	$16,798,552	$2,015,595	$-

Cash equivalents includes checking and savings accounts on which fair value is based on quoted market prices in an active market and certificates of deposit on which fair value is based on quoted market prices in an inactive market.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2009 and 2008

4. ASSETS HELD FOR SALE

As of October 31, 2008 the Company determined construction of a biodiesel facility near Marcus, Iowa was not currently feasible, terminated all design/build construction contracts, and is currently considering the purchase of or investment in an existing biodiesel facility (See Note 7). As a result of the change in the project, the Company has reclassified nearly all its remaining property and equipment assets as held for sale as of October 31, 2008. The Company is actively working to sell the assets held for sale. These assets have been recorded at their estimated net realized value, less estimated selling costs. The fair value of these assets was determined based on recent sales of similar equipment.

Amounts included in assets held for sale are as follows:

	October 31, 2009	October 31, 2008
Land	$250,262	$250,262
Equipment	3,306,799	3,306,799

Total assets held for sale	$3,557,061	$3,557,061

5. MEMBERS’ EQUITY

In December 2005, the Company was initially capitalized by members investing an aggregate of $500,000 for 1,500 units. The Company issued an additional 1,600 units for $800,000 pursuant to an April 2006 private placement memorandum. Proceeds from the two offerings were used to pay organizational, permitting, and other development costs.

The Company raised additional equity through an Iowa intrastate offering of a minimum of 25,000 units and a maximum of 39,000 units at $1,000 per unit. As of October 31, 2007, the Company raised $30,668,000 by issuing 30,668 units in the Iowa intrastate offering, which equity proceeds were held in escrow until June 2007. During July 2008, the Company redeemed, at fair value, 750 units for approximately $750,000 upon settlement of the construction contract with the general contractor as described in Note 7.

The Company’s operating agreement authorizes the Board of Directors to issue up to 48,750 units without consent of a majority of its membership voting interests. The Company has one class of membership unit which, under its operating agreement, gives a member one vote for each unit owned, provided no member, related party and/or affiliate of a member may vote more than five percent of the Company’s outstanding membership interests. The Company’s operating agreement restricts transfer of membership units generally to operation of law, such as upon death, without approval of a majority of its Directors.

Income, losses, and distributions are allocated to members based upon their respective percentage of units owned.

6. INCOME TAXES

The Company originally adopted an October 31 fiscal year end for financial and income tax reportings. Subsequent to the year ending October 31, 2008, the Company adopted a December 31 year end for income tax reportings. Differences in total assets for financial and income tax reportings are as follows:

	October 31, 2009	October 31, 2008
Financial statement basis of total assets	$23,398,344	$24,436,012
Add - Start up and organizational costs	55,030	1,168
- Impairment of long lived assets expensed for financial and not for income tax reportings	701,915	701,915
Subtract - Equipment depreciated using straight- line for financial and accelerated methods for income tax reportings	(1,885)	(2,492)

Taxable income basis of total assets	$24,153,404	$25,136,603

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2009 and 2008

There are no differences in liabilities for financial and income tax reportings at October 31, 2009 and 2008, respectively.

7. COMMITMENTS AND CONTINGENCIES

Construction Contracts

The Company terminated all in force agreements and negotiations relative to pending construction contracts when it decided not to build a biodiesel plant. Upon termination of the construction contract with the general contractor during fiscal year 2008, the Company received $4,500,000 in cash consideration for the design services deposit and construction services paid in excess of those earned to date by the general contractor plus estimated interest on these excess deposits. As part of the termination and settlement of the construction contract, the Company redeemed at fair value the 750 units for approximately $750,000 initially invested by the general contractor.

In May 2008, the Company signed a letter of intent with a general contractor, an unrelated party, to construct a 15 MGY biodiesel facility for approximately $33,530,000, which was contingent upon obtaining adequate financing, and feedstock supplies. As of October 31, 2008 the Company determined it was not currently feasible to build a biodiesel facility near Marcus, Iowa, and had no intent of entering into a definitive agreement with the general contractor.

Consulting Contract

In October 2009, the Company entered into an agreement with an unrelated advisory service to act as participating debt placement agent to market senior debt in a total amount of approximately $6,000,000. The Company will pay a non-refundable advisory fee of $10,000 and a monthly advisory fee of $5,000 per month until the expiration of the agreement, the closing of the transaction, or upon written notice of termination by the Company. Additionally, a debt placement fee of 1% of the total amount of committed debt shall be paid as a condition to closing. All advisory fees paid will be credited against the debt placement fee at the closing of the transaction. The agreement expires six months from the date of its execution unless extended by written consent of both parties, and may be terminated by either party at any time by written notice of termination.

Asset Purchase Agreement – Freedom Fuels, LLC

On July 29, 2009, the Company entered into an Asset Purchase Agreement (the “APA”) with Freedom Fuels in Mason City, Iowa pursuant to which the Company will acquire substantially all of Freedom Fuels’ assets and thereafter operate the biodiesel facility currently owned by Freedom Fuels, an assignment agreement assigning to Freedom Fuels all of the Company’s right, title and interest in the debtor in possession loans and an assignment agreement assigning to Freedom Fuels all of the Company’s right, title and interest in the dividend cash flow note in exchange for $9,000,000 in cash (the “Transaction”). The Company shall not assume or be liable for any liabilities of Freedom Fuels.

The closing of the Transaction contemplated by the Asset Purchase Agreement is conditioned upon the receipt of certain regulatory approvals. Freedom Fuels has filed a voluntary bankruptcy petition under Chapter 11 of Title 11 of the United States Code and closing of the Transaction is conditioned upon approval and confirmation from the Bankruptcy Court of Freedom Fuels’ plan of reorganization, which will include the Transaction. Closing on the

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2009 and 2008

Asset Purchase Agreement also requires that the Company obtain certain additional financing which the Company is currently seeking.

The Company and Freedom Fuels anticipated the Transaction would close no later than December 31, 2009. The Transaction did not close by this date due to Freedom Fuels transferring its assets to its bank, Outsource Services Management, LLC (“OSM”). Both parties are currently working together to complete a new agreement for the transaction.

Unit Purchase Agreement – Freedom Fuels, LLC

On July 29, 2009, the Company entered into a Unit Purchase Agreement (the “UPA”) with New Equity, LLC (New Equity) pursuant to which the Company will issue 8,254 membership units of the Company to New Equity, which will represent a 20% ownership interest in the Company after the issuance in consideration for a note for $2,000,000 called the dividend cash flow note and debtor in possession financing New Equity provided to Freedom Fuels while in bankruptcy. The dividend cash flow note will require New Equity to repay the note with distributions from the Company. The repayment schedule requires that after the first $1,000,000 of distributions, 50% of the distributions New Equity receives thereafter will be remitted back to the Company until the note is repaid. The dividend cash flow note does not bear interest.

Closing on the UPA is conditioned upon the Company obtaining its members’ approval of amendments to its Operating Agreement to provide for New Equity to appoint four directors to the Company’s Board of Directors, subject to certain conditions and limitations, and upon closing of the Asset Purchase Agreement. If the closing on the UPA has not occurred by March 15, 2010, either party may terminate the UPA.

Prior to either of these agreements closing, Freedom Fuels transferred all of its assets to its bank and it is anticipated that these proceedings will transfer from a Chapter 11 voluntary bankruptcy to a Chapter 7 involuntary bankruptcy. As a result, the Company is in negotiations with OSM, which is the agent for the bank that has taken possession of Freedom Fuels’ assets. The Company is unable to close on the APA as previously agreed upon due to the change in bankruptcy proceedings. The Company expects to terminate the UPA with New Equity and is in negotiations with OSM to enter into a new asset purchase agreement.

8. RELATED PARTY TRANSACTIONS

One of the original general contractors invested $750,000 in the Company as part of the Company’s Iowa Intrastate offering. The general contractor’s units were redeemed for $750,000 as part of the termination agreement described in Note 7. Accordingly, Bratney is no longer a member of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Soy Energy, LLC
Marcus, Iowa

We have audited the balance sheets of Soy Energy, LLC (a development stage company) as of October 31, 2008 and 2007, and the related statements of operations, changes in members’ equity and cash flows for the years then ended and the period from inception (December 15, 2005) to October 31, 2008. Soy Energy, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, and audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s interal control over financial reporting. Accordingly, we express no such opinion. The audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soy Energy, LLC as of October 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended and for the period from inception (December 15, 2005) to October 31, 2008 in conformity with accounting principals generally accepted in the United States of America.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Certified Public Accountants

Minneapolis, Minnesota
January 29,2009

SOY ENERGY, LLC
(A Development Stage Company)

Balance Sheets

	October 31, 2008	October 31, 2007
ASSETS
Current Assets
Cash and equivalents	$20,803,450	$16,244,811
Certificates of deposit	-	1,850,000
Accrued interest receivable	30,575	12,507
Prepaid expenses	38,545	2,250
Total current assets	20,872,570	18,109,568

Property, Plant and Equipment
Land	-	250,012
Equipment	8,873	8,873
Total	8,873	258,885
Accumulated depreciation	(2,492)	(718)
Total	6,381	258,167
Construction-in-progress	-	11,093,267
Net property, plant and equipment	6,381	11,351,434

Other Assets
Design services deposit - related party	-	4,535,000
Loan commitment fee	-	25,000
Assets held for sale	3,557,061	-
Total other assets	3,557,061	4,560,000

Total Assets	$24,436,012	$34,021,002

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$442,825	$499,379
Accounts payable - related party	-	1,711,363
Accrued expenses	7,909	1,708
Total current liabilities	450,734	2,212,450

Members’ Equity
Member contributions, 33,018 and 33,768 units outstanding at October 31, 2008 and 2007, respectively	31,031,572	31,781,572
(Deficit) income accumulated during development stage	(7,046,294)	26,980
Total members’ equity	23,985,278	31,808,552

Total Liabilities and Members’ Equity	$24,436,012	$34,021,002

Notes to Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Statements of Operations

	Year Ended October 31, 2008	Year Ended October 31, 2007	From Inception (December 15, 2005) to October 31, 2008

Revenues	$-	$-	$-

Operating Expenses
General and administrative	404,448	171,668	667,677
Professional fees	372,812	139,301	667,066
Impairment expense	6,922,625	-	6,922,625
Total operating expenses	7,699,885	310,969	8,257,368

Operating Loss	(7,699,885)	(310,969)	(8,257,368)

Other Income
Interest income	626,611	571,439	1,198,050
Other income	-	4,500	13,024
Total other income	626,611	575,939	1,211,074

Net (Loss) Income	$(7,073,274)	$264,970	$(7,046,294)

Weighted Average Units Outstanding - Basic and Diluted	33,565	13,776	17,224

Net (Loss) Income Per Unit - Basic and Diluted	$(210.73)	$19.23	$(409.10)

Notes to Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Statements of Changes in Members’ Equity

	Member Contributions	Income (Deficit) Accumulated During Development Stage

Balance at Inception (December 15, 2005)	$-	$-

Capital contributions - 1,500 units, $333.33 per unit - December 2005	500,000	-

Capital contributions - 1,600 units, $500 per unit - April 2006	800,000	-

Costs of raising capital	(13,212)	-

Net loss for the period ended October 31, 2006	-	(237,990)

Balance at October 31, 2006	$1,286,788	$(237,990)

Capital contributions - 30,668 units, $1,000 per unit June - October 2007	30,668,000	-

Costs of raising capital	(173,216)	-

Net income for the year ended October 31, 2007	-	264,970

Balance at October 31, 2007	$31,781,572	$26,980

Redemption of 750 units - July 2008	(750,000)	-

Net loss for the year ended October 31, 2008	-	(7,073,274)

Balance at October 31, 2008	$31,031,572	$(7,046,294)

Notes to Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Statements of Cash Flows

	Year Ended October 31, 2008	Year Ended October 31, 2007	From Inception (December 15, 2005) to October 31, 2008

Cash Flows from Operating Activities
Net income (loss)	$(7,073,274)	$264,970	$(7,046,294)
Adjustments to reconcile net income loss income to net cash provided by operating activities:
Depreciation	1,774	703	2,492
Impairment of long-lived assets	6,922,625	-	6,922,625
Write off of construction services related to terminated agreement	-	-	50,000
Write off of loan commitment fees	25,000	-	25,000
Non-cash interest income	(30,000)	-	(30,000)
Changes in operating assets and liabilities:
Accrued interest receivable	(18,068)	(12,507)	(30,575)
Prepaid expenses	(36,295)	-	(38,545)
Accounts payable	222,402	(37,835)	247,714
Accrued expenses	6,201	1,231	7,909
Net cash provided by operating activities	20,365	216,562	110,326

Cash Flows from Investing Activities
Capital expenditures	(2,330,397)	(7,686,614)	(10,588,448)
Proceeds from disposal of property and equipment	1,725,000	-	1,725,000
Payments for design services deposit	-	(3,950,000)	(5,450,000)
Refund of design services deposit	3,300,000	-	3,300,000
Payments for construction deposit	-	-	(2,500,000)
Refund of construction deposit	-	-	2,450,000
Payments for certificates of deposit	(100,000)	(1,850,000)	(1,950,000)
Proceeds from maturing certificates of deposit	1,950,000	-	1,950,000
Net cash provided by (used for) investing activities	4,544,603	(13,486,614)	(11,063,448)

Cash Flows from Financing Activities
Payments on revolving notes payable	-	(1,201,000)	-
Loan commitment fees	-	(25,000)	(25,000)
Members’ contributed capital	-	30,668,000	31,968,000
Payments for offering costs	(6,329)	(136,674)	(186,428)
Net cash (used for) provided by financing activities	(6,329)	29,305,326	31,756,572

Net Increase in Cash and Equivalents	4,558,639	16,035,274	20,803,450

Cash and Equivalents at Beginning of Period	16,244,811	209,537	-

Cash and Equivalents at End of Period	$20,803,450	$16,244,811	$20,803,450

Supplemental Cash Flow Information
Capitalized interest paid	$-	$133,556	$133,556

Supplemental Schedule of Noncash Investing and Financing Activities
Assets held for sale included in accounts payable	$195,111	$2,179,101	$195,111
Construction-in-progress applied against design services deposit	$48,675	$915,000	$963,675
Offering costs included in accounts payable	$-	$6,329	$-
Design services deposit applied against accounts payable to related party	$431,696	$-	$431,696
Property and equipment returned for member units	$750,000	$-	$750,000
Property and equipment reclassified to assets held for sale	$3,557,061	$-	$3,557,061

Notes to Financial Statements are an integral part of this Statement.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2008 and 2007

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Soy Energy, LLC (a development stage Iowa limited liability company) was organized to develop, own and operate a 30 million gallon per year (MGY) production biodiesel facility between Cleghorn and Marcus, Iowa in Cherokee County. The Company was formed December 15, 2005 to have a perpetual life. As of October 31, 2008, Soy Energy is in the development stage with its efforts being principally devoted to organizational, financing, and project development activities.

Construction of a biodiesel facility began in June 2007 with completion originally expected in the first calendar quarter of 2009. In November 2007, the Company suspended construction on the project subject to securing debt financing. In April 2008, the Company’s members voted to reduce the project from a 30 MGY to a 15 MGY production biodiesel facility.

As of October 31, 2008 the Company determined a biodiesel facility near Marcus, Iowa is not currently feasible, terminated all design/build construction contracts, and recorded impairment charges totaling approximately $6,923,000, which includes estimates for assets held for sale. There was no impairment charge for the year ended October 31, 2007. The Company will continue to monitor and evaluate the value of long-lived assets to determine if additional impairment is necessary.

As of October 31, 2008 the Company was considering the purchase of or investment in an existing biodiesel facility. As a result of the change in the project, the Company has transferred nearly all its remaining property and equipment assets as held for sale as of October 31, 2008.

Fiscal Reporting Period

The Company adopted a fiscal year ending October 31 for financial operations.

Accounting Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates include long-lived asset impairment analysis and amounts expended for assets held for sale.

The Company noted certain construction-in-progress assets, construction related amounts, and other long-lived assets were impaired as result of the Company terminating all construction contracts as a result of determining that it is currently not feasible to build a biodiesel facility. The Company recorded an impairment charge of approximately $6,923,000 for the year ended October 31, 2008. As a result of the change in the project, the Company has reclassified nearly all its remaining property and equipment assets as held for sale as of October 31, 2008. The property and equipment assets held for sale are carried at their estimated fair value, less estimated selling costs. There was no impairment charge for the year ended October 31, 2007.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash and equivalents.

The Company maintains its accounts primarily at one financial institution. At times throughout the period, cash and equivalents balances exceeded amounts insured by the Federal Deposit Insurance Corporation. The Company has

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2008 and 2007

not experienced losses relative to cash and equivalents, and does not believe such accounts are at significant risk of loss.

Certificates of Deposit

Certificates of deposit with maturities greater than three months are classified as “available for sale.” Certificates of deposit are carried at their estimated fair market value based on quoted market prices, which approximates cost. Interest is accrued as earned on the certificates of deposit. Because fair market value approximates cost, there are neither realized gains nor losses upon automatic renewal or liquidation at maturity nor unrealized gains or losses at October 31, 2008 and 2007. Automatic renewals upon maturity are considered neither sales nor new purchases of available for sale securities.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Equipment is depreciated over estimated service lives of related assets, five years, using the straight-line method of accounting. Property, plant and equipment undergoing development that is not in service is shown in the balance sheet as construction-in-progress and is not depreciated. The Company determined a biodiesel facility is currently not feasible and; accordingly, recognized an impairment charge of approximately $6,923,000 on construction-in-progress, construction related amounts, and other long-lived assets for the year ended October 31, 2008. There was no impairment charge for the year ended October 31, 2007.

Ordinary maintenance and repairs are expensed as incurred. Cost of renewals and betterments are capitalized in appropriate property and equipment accounts and depreciated as discussed above.

Capitalization of Interest

The Company capitalizes interest costs on construction-in-progress and capitalized development costs in accordance with the requirements of Statements of Financial Accounting Standards No. 34 (SFAS No. 34), Capitalization of Interest Cost. This standard requires a certain portion of interest cost be capitalized as part of the historical cost of developing or constructing an asset.

Long-Lived Assets

The Company reviews property and equipment and other long-lived assets for impairment in accordance with Statement of Financial Accounting Standards No. 144 (SFAS No. 144), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of.

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

As of October 31, 2008, the Company determined it is not currently feasible to build a biodiesel facility, recording an impairment charge totaling approximately $6,923,000 on construction-in-progress, construction related amounts, and other long-lived assets for the year ended October 31, 2008, related to these long-lived assets. There was no impairment charge for the year ended October 31, 2007. As a result of the change in the project, the Company has reclassified nearly all its remaining property and equipment assets as held for sale as of October 31, 2008.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2008 and 2007

Deferred Offering Costs

The Company defers costs incurred to raise equity financing until that financing occurs, at which time costs are netted against proceeds received. During the year ended October 31, 2007, approximately $173,000 of offering costs were netted against the proceeds received. There were no offering costs for the year ended October 31, 2008.

Grants

The Company recognizes grant income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of incremental expenses (expenses the Company otherwise would not have incurred had it not been for the grant), grant proceeds are recognized as a reduction of the related expense. Grants for reimbursement of capital expenditures are recognized as a reduction of the basis of the asset upon complying with conditions of the grant.

Organization and Start-up Costs

The Company expenses organizational and start-up costs as they are incurred.

Income Taxes

The Company is treated as a partnership for federal and state income tax purposes and; accordingly, members report their proportionate share of the Company’s income, gains, losses, tax credits, etc. in their income tax returns. No benefit from or provision for federal or state income taxes is included in accompanying financial statements.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the requirements of SFAS 109, Accounting for Income Taxes, relating to the recognition of income tax benefits. FIN 48 provides a two-step approach to recognizing and measuring tax benefits when realization of the benefits is uncertain. The first step is to determine whether the benefit meets the more-likely-than-not condition for recognition and the second step is to determine the amount to be recognized based on the cumulative probability that exceeds 50%. Primarily due to the Company’s tax status as a partnership, the adoption of FIN 48 on November 1, 2008, had no material impact on the Company’s financial condition or results of operations.

Net (Loss) Income per Unit

Basic net (loss) income per unit is computed by dividing net (loss) income by the weighted average number of members’ units outstanding during the period. Diluted net (loss) income per unit is computed by dividing net (loss) income by the weighted average number of members’ units and members’ unit equivalents outstanding during the period. There were no member unit equivalents outstanding during the 2008 and 2007 periods; accordingly, the Company’s basic and diluted net (loss) income per unit are the same for all periods presented.

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement is effective for (1) financial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years; and, (2) certain non-financial assets and liabilities in financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company is evaluating the effect, if any, adoption of SFAS 157 will have on its results of operations, financial position, and the related disclosures.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2008 and 2007

In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 159 (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (Accounting for Certain Investments in Debt and Equity Securities). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value and is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is evaluating the effect, if any, adoption of SFAS 159 will have on its results of operations, financial position, and the related disclosures.

In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 160 (SFAS 160), Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (Consolidated Financial Statements). SFAS 160 establishes accounting and reporting standards for a noncontrolling interest in a subsidiary and for deconsolidation of a subsidiary. In addition, SFAS 160 requires certain consolidation procedures for consistency with requirements of SFAS 141, Business Combinations. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 with earlier adoption prohibited. SFAS 160 must be adopted concurrently with the effective date of SFAS 141(R). The Company is evaluating the effect, if any, adoption of SFAS 160 will have on its results of operations, financial position, and related disclosures.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133. SFAS 161 applies to all derivative instruments and nonderivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective for an entity’s first fiscal year beginning after November 15, 2008. The Company currently plans to adopt SFAS 161 during its 2010 fiscal year.

In September 2008, the FASB issued “Clarification of the Effective Date of FASB Statement No 161.” This FASB Staff Position (FSP) clarifies the effective date in SFAS No. 161. The disclosures required by SFAS No. 161 should be provided for any reporting period (annual or quarterly interim) beginning in the Company’s fiscal year ending October 31, 2010.

2. LIQUIDITY

The Company is a developmental stage company and has no operating revenues. The Company has determined it is not currently feasible to build a biodiesel facility. The Company is currently considering purchasing or investing in an existing biodiesel facility. The Company’s current equity reserves are sufficient to fund operations without additional financing through October 2009 if it does not build or purchase a biodiesel plant.

The Company may return a portion of the equity proceeds, net of any outstanding obligation to its members if it does not build or invest in an existing biodiesel facility, which amount would be less than members’ original investment.

3. CONSTRUCTION-IN-PROGRESS

The Company originally projected construction of a 30 MGY biodiesel facility to cost approximately $53,112,000 of which approximately $11,093,000 had been expended as of October 31, 2007. During 2008, the project subsequently changed, as the Company determined it was not currently feasible to build a plant. The Company recorded an impairment charge of approximately $6,923,000 during fiscal year 2008. There was no impairment charge for fiscal year 2007. As a result of the change in the project, the Company has transferred nearly all its remaining property and equipment assets as held for sale as of October 31, 2008.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2008 and 2007

Amounts included in construction-in-progress are as follows:

October 31, 2007
Construction costs	$10,944,264
Capitalized interest	133,556
Insurance and other costs	15,447

$11,093,267

The Company capitalized interest of approximately $84,000 for the year ended October 31, 2007.

4.   ASSETS HELD FOR SALE

As of October 31, 2008 the Company determined construction of a biodiesel facility near Marcus, Iowa was not currently feasible, terminated all design/build construction contracts, and is currently considering the purchase of or investment in an existing biodiesel facility. As a result of the change in the project, the Company has reclassified nearly all its remaining property and equipment assets as held for sale as of October 31, 2008. The Company is actively working to sell the assets held for sale. These assets have been recorded at their estimated net realized value, less estimated selling costs. The fair value of these assets was determined based on recent sales of similar equipment.

Land	$250,262
Equipment	3,306,799
$3,557,061

5.   DEBT FINANCING

Iowa Department of Economic Development Loan

In September 2006, the Company was awarded a $400,000 loan from the Iowa Department of Economic Development under the Value-Added Agricultural Products and Processes Financial Assistance Program. The arrangement provides $100,000 of the loan to be forgiven upon the Company fulfilling certain employment obligations and production of 30 MGY of biodiesel. The Company’s failure to meet employment obligations requires it to pay the $100,000 forgivable portion of the $400,000 loan, subject to proration based on the deficiency in the employment obligation, with interest at 6%. The remaining $300,000 will be payable without interest in sixty monthly installments beginning the first day of the fourth month from the date funds are disbursed. No funds have been drawn on the Iowa Department of Economic Development loan as of October 31, 2008 and 2007.

6.   MEMBERS’ EQUITY

In December 2005, the Company was initially capitalized by members investing an aggregate $500,000 for 1,500 units. The Company issued an additional 1,600 units for $800,000 pursuant to an April 2006 private placement memorandum. Proceeds from the two offerings were used to pay organizational, permitting, and other development costs.

The Company raised additional equity through an Iowa intrastate offering of a minimum of 25,000 units and a maximum of 39,000 units at $1,000 per unit. As of October 31, 2007, the Company raised $30,668,000 by issuing 30,668 units in the Iowa intrastate offering, which equity proceeds were held in escrow until June 2007. During July 2008, the Company redeemed, at fair value, 750 units for approximately $750,000 upon settlement of the construction contract with the general contractor as described in Note 8.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2008 and 2007

The Company’s operating agreement authorizes the Board of Directors to issue up to 48,750 units without consent of a majority of its membership voting interests. The Company has one class of membership unit which, under its operating agreement, gives a member one vote for each unit owned, provided no member, related party and/or affiliate of a member may vote more than five percent of the Company’s outstanding membership interests. The Company’s operating agreement restricts transfer of membership units generally to operation of law, such as upon death, without approval of a majority of its Directors.

Income, losses, and distributions are allocated to members based upon their respective percentage of units owned.

7.   INCOME TAXES

The Company adopted an October 31 fiscal year end for financial and income tax reportings. Sbusequent to year end, the Company adopted a December 31 fiscal year end for income tax reportings. Differences in total assets for financial and income tax reportings are as follows:

	October 31, 2008	October 31, 2007
Financial statement basis of total assets	$24,436,012	$34,021,002
Add - Start up and organizational costs
	1,168	456,192
- Impairment of long lived assets expensed for financial and not for income tax reportings	701,915	-
Subtract - Interest capitalized for financial and not for income tax reportings	-	(83,691)

- Equipment depreciated using straight-line for financial and accelerated methods for income tax reportings	2,492	-

Taxable income basis of total assets	$25,141,587	$34,393,503

There are no differences in liabilities for financial and income tax reportings at October 31, 2008 and 2007, respectively.

8.   COMMITMENTS AND CONTINGENCIES

Construction Contracts

The Company terminated all in force and negotiations relative to pending construction contracts when it decided not to build a biodiesel plant. Upon termination of the construction contract with the general contractor during fiscal year 2008, the Company received $4,500,000 in cash consideration for the design services deposit and construction services paid in excess of those earned to date by the general contractor plus estimated interest on these excess deposits. As part of the termination and settlement of the construction contract, the Company redeemed at fair value the 750 units for approximately $750,000 initially invested by the general contractor.

In May 2008, the Company signed a letter of intent with a general contractor, an unrelated party, to construct a 15 MGY biodiesel facility for approximately $33,530,000, which was contingent upon obtaining adequate financing, and feedstock supplies. As of October 31, 2008 the Company determined it is not currently feasible to build a biodiesel facility near Marcus, Iowa, and has no intent of entering into a definitive agreement with the general contractor.

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2008 and 2007

Legal Proceedings

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Accordingly, management recorded a liability relating to the probable future settlement of a claim as of October 31, 2008. In the opinion of management, the remaining matters are adequately covered by insurance, or if not covered, are without merit, are of such a nature, or involve such amounts, as would not materially affect the financial position or results of operations of the Company. Nevertheless, due to uncertainties in the settlement process, it is at least reasonably possible that management’s view of the outcomes will change in the near term.

Debt Placement Agent

In July 2008, the Company entered into an agreement with an unrelated investment banker to act as participating debt placement agent to structure and market senior debt participations in a total amount of approximately $9,000,000. The Company will pay a placement fee of 1.5% of the aggregate amount of senior debt participations raised by the investment banker at financial close. The agreement is subject to termination by either party with 30 days written notice, and the Company’s payment of reasonable out-of-pocket expenses incurred by the investment banker. The Company did not close on a credit facility through October 31, 2008 and the agreement has been terminated.

Sales Agreement

In August 2006, the Company entered into an agreement with an unrelated party to market and purchase all the Company’s production for three years beginning the first day of production. The Company will pay a fee for the services provided of 1.0% of the net purchase price per gallon of biodiesel purchased. The contract provides for automatic renewal for three years unless terminated by either party with 120 days notice.

The Company did not produce biodiesel or related products through October 31, 2008 and the agreement has been terminated.

Energy Supply Contract

In June 2007, the Company entered into a contract for an unrelated party to provide process engineered fuel pellets to fuel the Company’s boiler system for ten years commencing the first day of operations unless the Company is not operating by June 1, 2009. The agreement provides for the Company to pay $3.00 per MMBTU for Process Engineered Fuel (PEF) pellets delivered to the Company.

The Company did not purchase engineered fuel pellets through October 31, 2008.

9.   RELATED PARTY TRANSACTIONS

In January 2006, the Company entered into an agreement with a related party to serve as temporary project manager, providing organizational and development services. The agreement, subject to termination upon the Company employing a permanent project manager or with 14 days notice, obligates the Company to pay $150 for each service day not to exceed $750 a calendar week, reimbursement for expenses, and $15,000 upon the Company employing a permanent project manager and phasing out its temporary manager. Services totaling approximately $1,000 and $41,000 were provided during the years ended October 31, 2008 and 2007, respectively. The related party is an investor and serves on the Company’s Board of Directors.

In May 2006, the Company entered into a consulting agreement with a related party to assist its temporary project manager. The agreement, subject to termination upon 14 days notice, obligates the Company to pay an initial $4,000, $150 for each service day not to exceed $750 a calendar week, and $16,000 upon the Company obtaining debt and equity capital to fund its business plan. Services totaling approximately $36,000 were provided during the

SOY ENERGY, LLC
(A Development Stage Company)

Notes to Financial Statements

October 31, 2008 and 2007

year ended October 31, 2007. There were no services provided during the year ended October 31, 2008. The related party is an investor and serves on the Company’s Board of Directors.

The general contractor invested $750,000 in the Company as part of the Company’s Iowa Intrastate offering. The general contractor’s units were redeemed for $750,000 as part of the termination agreement described in Note 8. Accordingly, Bratney is no longer a member of the Company.

Certain members of the Company’s Board of Directors are also members of the Board of Directors of Farmers State Bank, which Bank lent money to the Company during the year ended October 31, 2007. There were no amounts loaned to the Company or outstanding during the year ended October 31, 2008.

Selected Financial Data and Supplementary Financial Information

          Soy Energy is not required to provide the information required by this item because it is a smaller reporting company.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

          We prepared the following discussion and analysis to help you better understand our financial condition, changes in our financial condition, and results of operations for the three-month period ended January 31, 2010. This discussion should be read in conjunction with the financial statements and notes and the information contained in our annual report on Form 10-K for the fiscal year ended October 31, 2009.

Forward Looking Statements

          This report contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to, those business risks and factors described elsewhere in this report, in our other Securities and Exchange Commission filings, as well as those listed below.

•	Overcapacity within the biodiesel industry;

•	Our ability to effectively operate the Facility and manage its business;

•	Changes in our business strategy, capital improvements or development plans;

•	Availability and costs of feedstock, particularly soy oil, animal fats and corn oil;

•	Changes in the price and market for biodiesel and glycerin;

•	Our ability to successfully complete the Transaction;

•	Actual biodiesel and glycerin production varying from expectations;

•

Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices such as national, state or local energy policy; federal biodiesel tax incentives; or environmental laws and regulations that apply to the Facility, including the blenders tax credit;

•	Changes in the weather or general economic conditions impacting the availability and price of vegetable oils and animal fats;

•	Total U.S. consumption of diesel;

•	Weather changes, strikes, transportation or production problems causing supply interruptions or shortages affecting the availability and price of feedstock;

•	Changes in plant production capacity or technical difficulties in operating the Facility;

•	Changes in interest rates or the availability of credit;

•	Our ability to generate free cash flow to invest in our business;

•	Our potential liability resulting from future litigation;

•

Outcome of recently instigated litigation regarding possible patent infringement on certain types of corn oil production technology, which may cause ethanol producers that are currently producing corn oil to cease production;

•	General economic conditions;

•	Ability to sell assets held for sale at their carrying value minus selling costs;

•	Changes and advances in biodiesel production technology;

•	Competition from other alternative fuels; and

•	Other factors described elsewhere in this report.

          We undertake no duty to update these forward looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements which speak only as of the date of this report. You should read this report completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward looking statements by these cautionary statements.

Liquidity and Capital Resources

          Plan of Operations

          We expect to spend the next 12 months closing on the Transaction with OSM, installing equipment on the Facility to process corn oil and beginning our operations of the Facility. We have entered into an agreement with Eiler Capital Advisors, LLC (“ECA”) to act as our outside consultant related to the Transaction. We do not anticipate raising additional equity capital in the next 12 months. However, in the event our equity reserves are not adequate to recommence or continue operations of the Facility, we may be forced to do so. We expect our equity reserves, and the proceeds from the Loan Agreement with OSM, will be adequate for the purchase of the Facility. Should we be unsuccessful in closing on the Transaction, or in our operation of the Facility, our project may fail and we may be dissolved. If we are dissolved, our assets will be distributed pursuant to our operating agreement.

          Sources and Uses of Funds

          We anticipate that any remaining funds from our original intrastate offering will be used to purchase the Facility, install additional feedstock processing equipment on the Facility, and start-up operations at the Facility. In addition, we anticipate that we will obtain debt financing for a portion of the purchase of the Facility.

ESTIMATED USE OF PROCEEDS

Use of Proceeds	Amount
Equity Proceeds Raised	$31,782,000	(1)
Estimated Proceeds Used in Development and Construction of biodiesel facility in Marcus, Iowa	$12,005,000	(2)
Proceeds required to purchase the Facility and complete related improvements	$18,000,000	(3)
Interest income earned on cash and equivalents	$1,354,000
Estimated proceeds remaining for start-up of the Facility and related expenditures	$3,131,000	(4)

          (1) This amount is our total equity proceeds less the redemption agreement for 750 units we executed with Bratney and our offering costs of approximately $186,000. The primary costs we incurred in raising capital included legal fees, accounting fees, printing and distribution costs, and meeting costs.

          (2) We believe these amounts represent a reasonable estimate of the proceeds we used as of January 31, 2010 on construction, building and facilities, purchase of machinery and equipment and purchases of real estate related to our attempt to construct a biodiesel facility in Marcus, Iowa plus ongoing administrative costs we have associated with operating our business until an acquisition, investment or merger with another company is closed.

          (3) This amount assumes that the Asset Purchase Agreement with OSM closes and we obtain the numerous approvals required. Additionally, this figure does not include the debt financing we intend to obtain for $6,000,000 of the purchase price under the Asset Purchase Agreement.

          (4) This number is our current cash and equivalents, less our accounts payable, proceeds needed to purchase the Facility and to install feedstock processing equipment. If we sell some of the assets we have held for sale, then this will increase the proceeds remaining to invest in start-up of the Facility. Additionally, this figure does not include the debt financing that we intend to obtain pursuant to the Loan Agreement with OSM.

Site Acquisition and Development

          We purchased approximately 35 acres for our plant site near Marcus, Iowa in Cherokee County. In August 2007, we commenced construction of our biodiesel plant. In November 2007, we suspended all construction related activities on our plant while we sought the debt financing we needed to complete construction of the plant. On April 10, 2008 our members approved reducing the initial production capacity of the biodiesel plant to 15 million gallons per year from 30 million gallons per year. Upon completing approximately 10% of the construction of our biodiesel plant in October 2008, Management determined that it would not likely be feasible to complete construction of the biodiesel plant due to current economic conditions and our lack of debt financing. We may be unable to sell the site and the construction completed at a profit, or at all. Due to the significant changes we made to our project, we recorded an impairment charge during our quarter ended October 31, 2008 in the value of constructed and construction in process assets of approximately $6,923,000, a portion of which is from the site we purchased.

Trends and Uncertainties Impacting the Biodiesel Industry and Our Future Operations

          We will be subject to industry-wide factors that affect our anticipated operation of the Facility and financial performance. These factors include, but are not limited to, the available supply and cost of feedstock from which biodiesel and glycerin will be processed; dependence on a biodiesel marketer and glycerin marketer to market and distribute our products, in the event we utilize outside marketers; the competitive nature of the biodiesel industry; possible legislation at the federal, state and/or local level; changes in federal tax incentives; and the cost of complying with extensive environmental laws that regulate the biodiesel industry.

          We anticipate our revenues will consist of sales of biodiesel and glycerin. We expect biodiesel sales to constitute the bulk of our revenues. Although the price of diesel fuel has increased over the last several years, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biodiesel as an environmentally-friendly alternative. If diesel prices do not continue to increase or a new fuel is developed to compete with biodiesel, it may be difficult to market biodiesel, which could result in the loss of some or all of the value of our units. Further, due to the increase in the supply of biodiesel from the number of new biodiesel plants scheduled to begin production and the expansion of current plants, the industry will need to continue to grow demand to offset the increased supply brought to the market place by additional production.

          Biodiesel production grew as additional plants become operational, until 2009 when production reduced. In 2005 biodiesel production was approximately 112 million gallons. The National Biodiesel Board estimates that in 2008, biodiesel production reached 691 million gallons. Estimates for 2009 biodiesel production however, were approximately 545 million gallons. This reduction was likely largely related to the recession and the related credit crisis. In June 22, 2009, the most recently reported data, the National Biodiesel Board estimated there were 173 active plants with an annual production capacity of 2.69 billion gallons annually, with another 29 plants and 1 expansion in construction. We believe this increase in biodiesel supply, reduction in demand, and the loss of the blenders credit have forced some biodiesel producers to cut back production or cease production altogether. The combination of additional supply and stagnant or reduced demand may damage our ability to generate revenue and maintain positive cash flows should we close on the Transaction and begin to operate the Facility.

Quarterly Financial Results

          At January 31, 2010, we had total assets of approximately $23,298,000 consisting primarily of cash and equivalents and assets held for sale. At January 31, 2010, we had current liabilities of approximately $129,000 consisting of our accounts payable and other accrued expenses. Total members’ equity at January 31, 2010, was approximately $23,169,000. Since our inception, we have generated no revenue from operations. For the three months ended January 31, 2010, we had a net loss of approximately $167,000.

          Pursuant to the APA with OSM we will purchase the Facility for approximately $10,000,000, with $6,000,000 of this purchase price financed by the Loan Agreement, and installing feedstock processing equipment on the plant for approximately $8,000,000. If we cannot complete such a transaction, we may be forced to dissolve our company, in which case, the assets of the company will be distributed according to our operating agreement, which may result in a loss of your investment.

Sources of Funds

          In December 2005, we sold a total of 1,500 units to our founding members at a price of $333.33 per unit and received aggregate proceeds of $500,000. In addition, in April 2006 we issued 1,600 units to our seed capital members at a price of $500 per unit and received aggregate proceeds of $800,000. We sold 30,668 units at a price of $1,000 per unit in our Iowa registered offering and received aggregate proceeds of $30,668,000. We broke escrow on our Iowa registered offering in June 2007. We incurred costs of raising capital of approximately $186,000 related to the equity proceeds raised. These costs primarily consisted of legal fees, professional fees and printing costs. In July 2008, we executed a redemption agreement with Bratney pursuant to which Bratney agreed to return its 750 membership units.

          We determined the offering price for our founding members, seed capital and general offering units based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company with plans to construct and operate a biodiesel plant. We did not rely upon any independent valuation, book value or other valuation criteria in determining the founding member, seed capital or general offering sales prices per unit.

Debt Financing

          In October 2008, Management determined it would not likely be feasible to obtain the necessary debt financing to complete construction of our biodiesel plant. We now plan to purchase the Facility from OSM pursuant to the APA. We plan to finance the $6,000,000 of this purchase price pursuant to the terms of the Loan Agreement with OSM.

Grants and Government Programs

          Currently, there are limited numbers of grants, loans and forgivable loan programs available to biodiesel producers. We are uncertain what grants, loans and forgivable loan programs, if any, will be available if we complete the purchase of the Facility. Some combinations of programs are mutually exclusive. Funds that we have expended in applying for grants, loans and forgivable loan programs will likely be a loss, unless we can transfer those benefits as a result of our anticipated purchase of the Facility. Any benefits we may have already received may have to be repaid because we no longer plan to complete construction of our plant.

Critical Accounting Estimates

          Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. The carrying value of long lived assets held for sale and any assumptions used in the impairment analysis of assets held for sale included in significant estimates is based on the ability to sell or utilize these assets.

Off-Balance Sheet Arrangements

          We do not have any off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

          Boulay, Heutmaker, Zibell & Co., P.L.L.P., Certified Public Accountants is our independent registered public accounting firm. The Company has had no disagreements with its auditors.

Quantitative and Qualitative Disclosures about Market Risk

          The Company is not required to provide the information required by this item because it is a smaller reporting company.

INFORMATION RELATING TO FREEDOM FUELS, LLC

The below information relating to Freedom Fuels, LLC has been prepared by Soy Energy, LLC. Freedom Fuels, LLC is currently in Chapter 7 bankruptcy and is not a party to any of the agreements related to the Transaction. Substantially all of the assets of Freedom Fuels have been transferred to OSM pursuant to the bankruptcy court’s order of November 20, 2009, and Soy Energy, LLC is purchasing those assets from OSM “as-is.” Soy Energy, LLC has used its best efforts to obtain reliable information related to the organization, development and business of Freedom Fuels, LLC to disclose to Soy’s members in this proxy statement, however, the information is limited and no one representing Freedom Fuels, LLC is available or willing to verify the below- disclosure related to Freedom Fuels, LLC. Most of the information disclosed about Freedom Fuels, LLC has been obtained by Soy Energy, LLC through its due diligence review related to the asset purchase agreement entered into between Soy Energy, LLC and Freedom Fuels, LLC on July 29, 2009 (which was later terminated), Soy Energy, LLC’s due diligence review related to the APA with OSM, and documents filed by Freedom Fuels as a part of its bankruptcy proceedings. OSM is unable to verify information related to Freedom Fuels, LLC. Freedom Fuels, LLC only operated for approximately nine months; producing approximately 20,000,000 gallons of biodiesel. Freedom Fuels, LLC is a private company and did not file periodic reports with the SEC. The information in section is qualified in its entirety by these limitations.

Description of Business

          Freedom Fuels, LLC, which was originally formed as Iowa SoyMor, LLC, was formed on July 21, 2005 for the purpose of constructing and owning a 30 million gallon biodiesel plant near Mason City, Iowa. On September 29, 2005, amended and restated articles of organization were filed with the Iowa Secretary of State and the name Freedom Fuels, LLC was adopted. Crown Iron Works Company (“Crown”) designed the plant and NewMech

Companies, Inc. (“NewMech”) was the general contractor. SSOE was the architect and Core Ventures Renewable Fuels was to provide procurement and marketing services to Freedom Fuels. Freedom Fuels estimated, based on their agreements and change orders with Crown and NewMech, it spent $28,367,282 to construct the Facility. The total project cost, which included offerings costs, start-up expenses, operating capital, and rail siding installation, etc., was approximately $52,000,000. The project was funded through raising equity of approximately $23,700,000 and obtaining debt financing of approximately $28,600,000. Initial construction of the Facility began in April 2006. Production began at the Facility in approximately June 2007. The Facility produced approximately 20,000,000 gallons of biodiesel before ceasing operations in October 2008.

          According to the Board of Directors of Freedom Fuels, in a letter provided to its members in August 2009, the assumptions that were in place when Freedom Fuels was organized had disappeared. The Board of Directors attributed this to increases in soy oil prices, decreasing crude oil prices, tightened credit markets, and lack of interest from members to invest additional money into Freedom Fuels. Thus, in November 2008, after Freedom Fuels had been unable to work out a reorganization with its senior lenders, Freedom Fuels filed for bankruptcy protection under Chapter 11.

          On October 29, 2009, Outsource, the representative of the senior lenders of Freedom Fuels, made a motion in the bankruptcy case to have substantially all of the assets of Freedom Fuels transferred to Outsource or its designee, and such motion was approved by the bankruptcy court on November 20, 2009. Thereafter, substantially all of the assets of Freedom Fuels, including the Facility, were transferred to OSM as the designee of Outsource. On February 2, 2010 the Chapter 11 bankruptcy proceedings related to Freedom Fuels were converted to Chapter 7 bankruptcy proceedings.

Market Price of and Dividends on Freedom Fuels’ Common Equity and Related Stockholder Matters

          Freedom Fuels has two classes of membership units. Freedom Fuels originally had only one class of units, however, according the Restated Operating Agreement dated November 6, 2008 and provided to Soy Energy by Freedom Fuels, an additional class of units was created as non-voting units. All units issued on or before June 11, 2008 remained voting units. It does not appear that any non-voting units were issued by Freedom Fuels. Membership units of Freedom Fuels are not traded on any public market. Based on the information Soy Energy has been able to obtain, membership units of Freedom Fuels were last offered in a private placement offering in 2006 at a price of $1.00 per membership unit. As of September 11, 2009, Freedom Fuels had 431 members, according to its disclosure statement filed with the bankruptcy court as of the same date. As a result of the Chapter 7 bankruptcy proceedings, it is anticipated Freedom Fuels will be wound-up and dissolved, thus, the interests of the holders of Freedom Fuels units, including officers, directors and beneficial owners of more than 5% of Freedom Fuels, will be liquidated. In a letter dated August 3, 2009 from the Board of Directors of Freedom Fuels to its members (which was prior to conversion of the bankruptcy proceedings from Chapter 11 to Chapter 7 proceedings), the Board of Directors stated they did not anticipate any funds remaining through bankruptcy to be distributed out to its members.

          To the best of Soy Energy’s knowledge, Freedom Fuels has not made any distributions to its members and there are no compensation plans under which equity securities are authorized for issuance, outstanding options or warrants to purchase, or securities convertible into, common equity of the Freedom Fuels.

Selected Financial Data and Supplementary Financial Information

          Freedom Fuels is not required to provide the information required by this item because it is a smaller reporting company.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

          Results of Operations. For its fiscal year ended September 30, 2008, Freedom Fuels had sales of $80,887,690. The costs of those sales were $82,395,476. For the fiscal year ended September 30, 2008, Freedom Fuels had a net loss of $4,438,577. Shortly thereafter, Freedom Fuels ceased operation and filed for bankruptcy. While Freedom Fuels filed certain monthly financial information with the bankruptcy court, Freedom Fuels did not obtain an audit as of September 30, 2009 and to the best of Soy Energy’s knowledge did not prepare unaudited quarterly financial statements. Freedom Fuels has disclosed several factors that combined to result in the cessation of operations at the Facility, including: 1) increase in soy oil costs; 2) decrease in biodiesel prices; 3) cancellation of the Bioversal contract; 4) the economic recession and related tightening of credit markets; 5) lack of member interest in investing additional capital; and 6) unwillingness of senior lenders to extend Freedom Fuels additional credit and/or restructure its loan. In the Disclosure Statement Freedom Fuels filed with the bankruptcy court on September 11, 2009, Freedom Fuels reported as of August 28, 2009 it had total assets at liquidation value of $9,965,161. It also reported that it had $418,670 in administrative claims, $205,792 in priority tax claims, $20,653,582 in secured creditor claims, $17,072 in employees paid time off claims, $11,441,504 in general unsecured creditor claims, and $23,875,250 in interest holders’ claims. The decline in value of Freedom Fuels’ assets reflects an impairment of soy oil biodiesel assets that is believed to have occurred related to the economics of the plant when it could only use soybean oil as a feedstock. On November 20, 2009 the bankruptcy court ordered that Freedom Fuels transfer title to substantially all of its assets to Outsource Services Management, LLC (“Outsource”) or its designee. Freedom Fuels subsequently transferred those assets, including the Facility, to OSM as designee of Outsource. The Facility is not currently operating.

Pro forma Financial Information of Transaction

SOY ENERGY, LLC
(A Development Stage Company)
Unaudited Condensed Balance Sheet
January 31, 2010
(With Comparative Pro Forma Information at January 31, 2010)

	Historical Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS
Current Assets
Cash and equivalents	$19,734,988	$(10,000,000)	(a)
		6,000,000	(b)
		(8,000,000)	(c)
		(50,000)	(d)	$7,684,988
Accrued interest receivable	4,849	-		4,849
Prepaid expenses	1,803	-		1,803
Total current assets	$19,741,640	$(12,050,000)		$7,691,640

Property and Equipment
Equipment	$8,873	$6,192,430	(a)	$6,201,303
Plant and buildings	-	3,270,000	(a)	3,270,000
Vehicles	-	35,795	(a)	35,795
Land and land improvements	-	501,775	(a)	501,775
	$8,873	$10,000,000		$10,008,873
Accumulated depreciation	(4,711)	-		(4,711)
Net property and equipment	$4,162	$10,000,000		$10,004,162

Other Assets
Assets held for sale	$3,552,110	$-		$3,552,110
Debt placement fees	-	50,000	(d)	50,000
Improvements escrow account	-	8,000,000	(c)	8,000,000
Total other assets	$3,552,110	$8,050,000		$11,602,110

Total Assets	$23,297,912	$6,000,000		$29,297,912

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$119,312	$375,000	(e)	$494,312
Accrued expenses	9,682	-		9,682
Total current liabilities	$128,994	$375,000		$503,994

Long-Term Debt
Note payable to OSM - REO FF, LLC	$-	$6,000,000	(b)	$6,000,000
Note payable to OSM - REO FF, LLC	-	77,595	(f)	77,595
Total long-term debt	$-	$6,077,595		$6,077,595
Total liabilities	$128,994	$6,452,595		$6,581,589

Members’ Equity
Member contributions, 33,018 units outstanding	$31,031,572	$-		$31,031,572
Deficit accumulated during development stage	(7,862,654)	(77,595	) (f)
	-	(375,000	) (e)	(8,315,249)
Total members’ equity	$23,168,918	$(452,595)		$22,716,323

Total Liabilities and Members’ Equity	$23,297,912	$6,000,000		$29,297,912

The accompanying Soy Energy pro forma balance sheet presents pro forma adjustments to Soy Energy’s January 31, 2010 balance sheet recording the asset purchase and related agreements pursuant to the APA and Loan Agreement with OSM as of January 31, 2010.

a)	Records Soy Energy purchase from OSM under the APA of the Mason City biodiesel facility for $10,000,000 and allocation of the $10,000,000 purchase amount to components of property and equipment.

b)	Records $6,000,000 proceeds from the installment note payable to OSM pursuant to the Loan Agreement.

c)	Records Soy Energy $8,000,000 transfer from Cash and Equivalents into the Improvements Escrow Account consistent with the Asset Purchase Agreement and the Loan Agreement with OSM.

d)

Records payment of $50,000 to Eiler Capital Advisors for obtaining a $6,000,000 credit facility with OSM. This pro forma adjustment also shows the portion of the Eiler Capital Advisors fee to be amortized over the ten year loan pay back period.

e)

Records payable to New Equity, LLC of $375,000 as reimbursement for maintaining the Mason City biodiesel facility for a certain period subsequent to the Facility discontinuing biodiesel production - Item (f)

f)	Records $77,595 proceeds from the term note payable to OSM under the Loan Agreement to reimburse OSM for Freedom Fuels, LLC expenses incurred by OSM.

          Liquidity. According to the Board of Directors of Freedom Fuels, in a letter provided to its members in August 2009, the assumptions that were in place when Freedom Fuels was organized have disappeared. The Board of Directors attributed this to increases soy oil prices, decreasing crude oil prices, tightened credit markets, and lack of interest from members to invest additional money into Freedom Fuels. Thus, in November 2008, after Freedom Fuels had been unable to work out a reorganization with its senior lenders, Freedom Fuels filed for bankruptcy protection under Chapter 11. The Board of Directors indicated that it did not anticipate there would be funds left for distribution to its members after liquidation of Freedom Fuels through the bankruptcy proceedings.

          In the Disclosure Statement filed by Freedom Fuels with the bankruptcy court on September 11, 2009, the following reasons for financial difficulty and reasons for Chapter 11 bankruptcy filing were disclosed:

At the time of inception [of Freedom Fuels] in 2005 the margins for the biodiesel industry were high. Freedom Fuels began the production of biodiesel in 2007. Purchasing and marketing presented challenges from the beginning of operations. Freedom Fuels suffered significant losses for the fiscal years ended, September 30, 2007 and 2008. During the summer of 2008, Freedom Fuels was able to generate profits from the sales in Europe and by locking in the cost of feedstock.

In approximately June of 2008, the Debtor (Freedom Fuels) entered into an agreement to sell biodiesel to Bioversel, a biofuels marketer based in Canada. Bioversal intended to sell the biodiesel to Green Hunter, a renewable fuels company based in Houston, Texas that owns and operates a biodiesel plant. At the time, Green Hunter was a major exporter of biodiesel to the European market. To fulfill its agreement, Debtor contracted to purchase the required amount of soy oil from FGDI, LLC to fulfill the biodiesel sales.

Unfortunately, in September 2008, Hurricane Ike hit Houston, Texas. The hurricane shut down Green Hunter’s production and export operations immediately, and they canceled their purchase agreement to buy biodiesel from Bioversal, utilizing the Force Majeure clause of their agreement. Consequently, Bioversal cancelled its purchase agreement to buy biodiesel from the Debtor, also utilizing the Force Majeure clause. The Debtor’s contract with Bioversal was canceled after the Debtor had entered into the contract to buy soy oil from FGDI, and concurrently with a drop in sales price for both biodiesel and soy oil. Biodiesel sales prices dropped from $5.00 per gallon to $3.00 per gallon, and soy oil dropped from $0.50 per pound to $0.30 per pound. The Debtor suffered a significant financial loss as a result of the lost contract with Bioversal, which occurred simultaneously with a drop in market prices, the reduction of American products being sold in Europe and the national economy crisis.

Bioversal vacating their contract to purchase biodiesel from Freedom Fuels essentially left them with the FGDI contract to purchase the feedstock with no profitable market for the product, resulting in a large debt to FGDI.

At this time the petroleum market declined drastically resulting in a dissipated positive Cash flow operation. Freedom Fuels was unable to find customers interested in buying biodiesel at a competitive price. In the meanwhile, [Freedom Fuels’ lead lender] refused to extend or increase the Debtor’s existing line of credit and would not agree to restructure the Debtor’s debt. With the prospect of [the lead lender] claiming the available funds held by Freedom Fuels, the Debtor was left with no choice but to file a Chapter 11 bankruptcy.

          On October 29, 2009, Outsource, as the representative of the senior lenders of Freedom Fuels, made a motion to have substantially all of the assets of Freedom Fuels transferred to Outsource or its designee, and such motion was approved on November 20, 2009. Thereafter, those assets were transferred to OSM, as designee of Outsource. Thus, Freedom Fuels no longer holds any liquid assets. On February 2, 2010 the Chapter 11 bankruptcy proceedings related to Freedom Fuels were converted to Chapter 7 bankruptcy proceedings.

          Capital Resources. As discussed above, on November 20, 2009, the bankruptcy court ordered that Freedom Fuels transfer all of its assets to Outsource or its designee. Therefore, Freedom Fuels no longer holds any capital resources. Moreover, it is anticipated that any material commitments made by Freedom Fuels for capital expenditures will be resolved as a part of the bankruptcy proceedings.

          Off-Balance Sheet Arrangements. To the best of Soy Energy’s knowledge, Freedom Fuels did not have any off-balance sheet arrangements. Furthermore, if any off-balance sheet arrangements did exist, they will likely be disposed of through the bankruptcy proceedings.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosures

          Freedom Fuels used Christianson & Associates, PLLP (“Christianson”) as its general independent auditors for the preparation of its financial statements for the fiscal year ended September 30, 2008 and September 30, 2007. Christianson was not utilized after this time, however, as no auditor was used as a result of the advancement of the bankruptcy proceedings. To the best of Soy Energy’s knowledge, this change in accountants was not due to a disagreement with Christianson or due to the occurrence of a reportable event.

Quantitative and Qualitative Disclosures about Market Risk

          Freedom Fuels is not required to provide the information required by this item because it is a smaller reporting company.

Financial Statements

To the Board of Directors

Freedom Fuels, LLC
Mason City, Iowa

We have audited the accompanying balance sheets of Freedom Fuels, LLC (an Iowa limited liability company) as of September 30, 2008 and 2007 and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits,

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Freedom Fuels, LLC as of September 30, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America,

The accompanying financial statements have been prepared assuming that Freedom Fuels, LLC will continue as a going concern. As described in Note A, on November 6, 2008, Freedom Fuels, LLC filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code and was authorized to continue managing and operating the business as a debtor in possession subject to the control and supervision of the Bankruptcy Court. Those conditions raise substantial doubt about the ability of Freedom Fuels, LLC to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Christianson & Associates, PLLP

CHRISTIANSON & ASSOCIATES, PLLP
Certified Public Accountants and Consultants

June 2, 2009

The following are the audited financial statements of Freedom Fuels as of and for the year ended September 30, 2008.

FREEDOM FUELS, LLC
BALANCE SHEETS
SEPTEMBER 30, 2008 and 2007

	2008	2007
ASSETS
Current Assets
Cash and equivalents	$1,317,589	$302,681
Trade accounts receivable	2,467,761	5,797,753
Prepaid expenses	192,005	155,986
Inventories	4,409,013	5,590,813
Hedging Instruments	21,308	325,684
TOTAL CURRENT ASSETS	$8,407,676	$12,172,917

Property and Equipment
Land and land improvements	$1,389,193	$1,257,587
Office building	397,727	397,727
Office equipment	210,801	201,427
Plant and process equipment	35,990,145	36,013,596
	$37,987,866	$37,870,337
Accumulated depreciation	(2,824,549)	(595,784)
	$35,163,317	$37,274,553

Other Assets
Financing costs, net of amortization	463,020.00	573,263.00
Restricted cash	284,319.00	-
	747,339.00	573,263.00

TOTAL ASSETS	$44,318,332	$50,020,733

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Current maturities of long-term debt	$21,047,921	$2,308,185
Revolving line of credit	3,999,999	3,827,148
Hedging instruments	6,609	70,567
Accounts payable	1,391,113	2,277,728
Accrued expenses	57,416	125,996
TOTAL CURRENT LIABILITIES	26,503,058	8,609,624

LONG-TERM DEBT, less current maturities	-	19,157,258

Members’ Equity
Contributed capital, net of costs of raising capital	23,737,010	23,737,010
Accumulated deficit	(5,921,736)	(1,483,159)
	17,815,274	22,253,851

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$44,318,332	$50,020,733

See notes to financial statements.

FREEDOM FUELS, LLC
STATEMENT OF OPERATIONS
Years Ended September 30, 2008 and 2007

	2008	2007

SALES	$80,887,690	$25,839,141

COST OF SALES	82,395,476	25,870,078

GROSS LOSS	(1,507,786)	(30,937)

OPERATING EXPENSES
General and administrative	580,031	352,631
Management fees	405,584	328,300
Professional fees	283,787	75,381
	1,269,402	756,312

LOSS FROM OPERATIONS	(2,777,188)	(787,249)

OTHER INCOME (EXPENSE)
Interest and other income	108,683	77,560
Interest expense	(1,770,072)	(676,982)
Total other income (expense)	(1,661,389)	(599,422)

NET LOSS	$(4,438,577)	$(1,386,671)

See notes to financial statements.

FREEDOM FUELS, LLC
STATEMENT OF MEMBERS’ EQUITY
Years Ended September 30, 2008 and 2007

BALANCE - September 30, 2006	$23,440,522

Member units earned but not issued - 200,000 units	200,000

Net Loss	(1,386,671)

BALANCE - September 30, 2007	$22,253,851

Issued member units previously earned - 200,000 units	-

Net Loss	(4,438,577)

BALANCE - September 30, 2008	$17,815,274

See notes to financial statements.

FREEDOM FUELS, LLC
STATEMENT OF CASH FLOWS
Years Ended September 30, 2008 and 2007

	2008	2007

OPERATING ACTIVITIES:
Net loss	$(4,438,577)	$(1,386,671)
Charges to net loss not affecting cash
Depreciation and amortization	2,339,008	683,184
Equity exchanged for construction services	-	200,000
Loss (gain) on hedging instruments	1,129,787	(365,117)
(Increase) decrease in current assets
Trade accounts receivable	3,329,992	(5,797,753)
Prepaid expenses	(36,019)	(116,664)
Inventories	1,181,800	(5,590,813)
Net cash paid on derivative instruments	(889,369)	110,000
Increase (decrease) in current liabilities
Accounts payable	(669,216)	2,047,679
Accrued expenses	(68,580)	123,012

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$1,878,826	$(10,093,143)

INVESTING ACTIVITIES:
Purchase property and equipment	(334,928)	(19,439,550)

FINANCING ACTIVITIES:
Proceeds from long-term debt borrowings	-	21,274,920
Principal payments on long-term debt	(417,522)	(15,000)
Payment of financing costs	-	(611,457)
Net proceeds from revolving line of credit	172,851	3,827,148
Payments to debt service and capital improvements	(284,319)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(528,990)	24,475,611

NET INCRESE (DECREASE) IN CASH	1,014,908	(5,057,082)

CASH AND EQUIVALENTS - beginning of year	302,681	5,359,763

CASH AND EQUIVALENTS - end of year	$1,317,589	$302,681

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest (net of capitalized interest of $0 and $695,180, respectively)	$1,730,087	$476,188

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Accounts payable incurred for equipment purchases	-	$417,399
Long-term debt incurred for construction in progress	-	$20,904

See notes to financial statements.

FREEDOM FUELS, LLC
NOTES TO FINANCIAL STATEMENTS
September 30, 2008 and 2007

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - Freedom Fuels, LLC, (an Iowa limited liability company) was organized to build and operate a 30 million gallon biodiesel manufacturing facility in Mason City, Iowa for the production of biodiesel and co-products for sale throughout the United States. The company was in development stage until June 2007 when the company commenced operations,

GOING CONCERN The accompanying financial statements have been prepared assuming the company will continue as a going concern. For the year ended September 30, 2008, the company generated a net loss of $4,438,577 result of various factors including dramatic increases in input costs and falling biodiesel prices. The company also had undertaken significant borrowings to finance the construction of the biodiesel plant, and as such, is obligated to significant monthly payments. Although the company has made each scheduled payment to date, the loan agreements contain restrictive covenants that will commence in December 2008, Currently, the company would not be in compliance with one or more of these covenants. Failure to comply with these restrictive covenants would be considered an event of default and would be subject to certain rights and remedies as defined in the loan agreement.

Subsequent to September 30, 2008, a major customer defaulted on various contracts by refusing to take delivery on approximately 3,000,000 gallons of biodiesel. Consequently, the company was unable to accept delivery of approximately 22,680,000 pounds of soybean oil previously contracted for. The company has taken legal action in an attempt to recoup certain losses obtained from these events, however, the company is also in negotiations to settle the amount owed for the previously contracted soybean oil. The company may be obligated to pay up to approximately $3,000,000, depending on the outcome of the negotiations, which is undeterminable at this time. In addition, the company has been unsuccessful in obtaining additional sales contracts and has suspended operations. These conditions, along with tightening trade credit, has resulted in severe constraints in the company’s liquidity position, and so on November 6, 2008, the company filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Northern District of Iowa. Under Chapter 11, certain claims against the company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the company continues business operations as debtor-in-possession.

Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the company’s assets (“secured claims”) also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on the company’s property, plant, and equipment. The company expects that liabilities subject to compromise and resolution In the Bankruptcy Cases will arise in the future as a result of damage claims created by the company’s rejection of various executor contracts and unexpired leases. Conversely, the company would expect that the assumption of certain executor contracts and unexpired leases may convert liabilities shown in future financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of the potential claims, the company is unable to project the magnitude of such claims with any degree of certainty.

The company’s ability to continue as a going concern is dependent upon, among other things, a) the ability to secure adequate debtor-in-possession financing, b) the ability to comply with the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the Bankruptcy Court in connection with the Chapter 11 cases, c) the ability to maintain adequate cash on hand, d) the ability to generate cash from operations e) the ability to obtain confirmation of and to consummate a plan of reorganization under the Bankruptcy Code f) the cost, duration and outcome of the reorganization process; and g) the ability to achieve profitability. The uncertainty as to the outcome of these factors raises substantial doubt about the company’s ability to continue as a going concern. The company is currently evaluating various courses of action to address the operational and liquidity issues the company is facing. In an effort to increase gross profits and reduce losses, the company is exploring opportunities to use

FREEDOM FUELS, LLC
NOTES TO FINANCIAL STATEMENTS
September 30, 2008 and 2007

alternative ingredients and other options which would add value to their product and has several processes under review which may add significantly to the profitability of the company.

USE OF ESTIMATES - Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

FISCAL REPORTING PERIOD - The company has adopted a fiscal year ending September 30 for reporting financial operations.

REVENUE RECOGNITION - Revenues are recognized when the customer has taken title and has assumed the risks and rewards of ownership, prices are fixed or determinable, and collectability is reasonably assured.

CONCENTRATIONS OF CREDIT RISK - The company performs periodic credit evaluations of its customers and generally does not require collateral. The company’s operations may vary with the volatility of the commodity and energy markets. The company’s cash balances are maintained in bank depositories and periodically exceed federally insured limits.

CASH AND EQUIVALENTS - The company considers all highly liquid investments with a maturity of three months or less to be cash equivalents, The company’s cash and cash equivalents balances are maintained in bank depositories and periodically exceed limits insured by the Federal Deposit Insurance Corporation.

TRADE RECEIVABLES – Trade receivables are presented at face value, net of the allowance for doubtful accounts. The company has engaged the services of a national marketer to sell substantially all of its biodlesel production. The marketer handles nearly all sales functions including billing, logistics, and sales pricing. Once product is shipped, the marketer assumes the risk of payment from the consumer and handles all delinquent payment issues. As such, the company believes that all receivables will be collected and therefore the allowance for doubtful accounts has been established to be zero at September 30, 2008.

INVENTORIES – Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT - Property and equipment is stated at the lower of cost or estimated fair value. Depreciation and amortization are provided over estimated useful lives by use of the straight-line method. Maintenance and repairs are expensed as incurred; major Improvements and betterments are capitalized. The company initiated operations in June 2007 and began depreciating the portion of the plant in service at that time. Depreciation expense for the years ended September 30, 2008 and 2007 were approximately $2,228,800 and $595,000, respectively.

Depreciation is computed using the straight-line method over the estimated useful lives at follows:

Land improvements	20 years
Office buildings	39 years
Office equipment	5 years
Plant and process equipment	7-15 years

Long-lived assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Construction in progress includes all expenditures directly related to the construction of an oil refinery project. These expenditures will be

FREEDOM FUELS, LLC
NOTES TO FINANCIAL STATEMENTS
September 30, 2008 and 2007

depreciated using the straight-line method over various estimated useful lives once construction is completed and the assets are placed into service.

FINANCING COSTS — Financing costs are stated at cost. Amortization is computed using the straight-line method over the six year life of the loan agreements. Amortization for years ended September 30, 2008 and 2007 were approximately $110,200 and $88,200, respectively.

HEDGING INSTRUMENTS - The Company accounts for its hedging activities in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended. SFAS No. 133 requires a company to evaluate its contracts to determine whether the contracts are hedges. Certain contracts that literally meet the definition of a hedge may be exempted from SFAS No. 133 as normal purchases or normal sales. Normal purchases and normal sales are contracts that provide for the purchases or sale of something other than a financial instrument or hedging instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. Contracts that meet the requirements of normal purchases or sales are documented as normal and exempted from accounting and reporting requirements of SFAS No. 133. The company enters option contracts in order to reduce the risk caused by market fluctuation of soybean oil and natural gas. These contracts are used to fix the purchase price of the company’s anticipated requirements of soybean oil and natural gas in production activities.

The fair value of these contracts is based on quoted prices in active exchange-traded or over-the-counter markets. The fair value of the hedge instrument is continually subject to change due to the changing market conditions. The hedge positions are recorded on the balance sheet at their fair market value, with changes in fair value recognized in current period earnings.

The company recognized a net loss of $1,129,800 and a net gain of $355,100, for the years ended September 30, 2008 and 2007, respectively, which consisted of a realized loss of $1,123,200 and an unrealized loss of $6,600 in 2008 and a realized gain of $435,684 and an unrealized loss of $70,567 in 2007. The unrealized loss related to derivative instruments is recorded as a separate liability on the balance sheets as of September 30, 2008. Management expects all open positions outstanding as of September 30, 2008 to be realized within the next fiscal year. The company has categorized the cash flows related to the hedge activities in the same category as the item being hedged.

FAIR VALUE - The carrying amounts of cash, trade receivables, accounts payable, and accrued expenses approximate fair value. Management believes the fair value of its long-term debt exceeds the carrying value. However, the company does not consider it practicable to estimate the fair value of its long-term debt due to the unique nature of the obligations.

GRANT INCOME - The company recognizes grant income when all conditions of the grant have been met and any related expenditures have been incurred.

INCOME TAXES - The company is organized as a limited liability company under state law. Under this type of organization, the company’s earnings pass through to the members and are taxed at the member level. Accordingly, no income tax provision or liability has been calculated.

RECLASSIFICATIONS – Certain amounts in the balance sheet and statement of cash flow for 2007 have been reclassified to conform to 2008 classification. These reclassifications had no effect on the total assets or net income as previously reported.

NOTE B: INVENTORIES

Inventories consist of the following as of September 30, 2008:

	2008	2007
Raw materials	$1,309,689	$1,435,337
Work in process	162,170	116,633
Finished goods	2,937,154	4,038,843
Total	4,409,013	5,590,813

FREEDOM FUELS, LLC
NOTES TO FINANCIAL STATEMENTS
September 30, 2008 and 2007

NOTE C: MEMBERS’ EQUITY

The company was formed on July 21, 2005 to have a perpetual life. The company initially had one class of membership units with each unit representing a pro rata ownership interest in the company’s capital, profits, losses and distributions. Income and losses are allocated to all members in proportion to units held. On June 11, 2008, the board of directors authorized the creation of a second class of membership units, designated as non-voting membership units, which hold the same ownership rights as the original voting membership units, except this second class will not be entitled to notice of, or to vote at, any meeting of members. Members holding voting membership units shall be entitled to one vote for each voting membership unit registered in the name of the member. As governed by the operating agreement, members holding voting membership units will be allowed to vote for board of directors and other specifically identified events with the responsibility of primary governance being given to the board of directors.

The company was initially funded by 10 members of the original board of directors who contributed $231,250 in exchange for 925,000 voting membership units. On January 9, 2006, the company issued 5,000,000 voting membership units in exchange for $4,500,000 raised during the seed capital offering. On July 10, 2006, the company issued 18,945,000 voting membership units in exchange for $18,945,000 raised during the private placement offering. In September 2007, the Company agreed to issue the general contractor 200,000 voting membership units as the final settlement for construction services received, As of September 30, 2008, a total of 24,870,000 voting membership units were issued and outstanding.

NOTE D: REVOLVING LINE OF CREDIT

The company has an available line of credit up to a maximum of $5,000,000 at an interest rate equal to the prime rate plus .25% (currently 5.25%). The line of credit expires December 2008 and is secured by substantially all assets of the company. As of September 30, 2008 and 2007, the company owed approximately $4,000,000 and $3,827,000, respectively, on the revolving line of credit. In addition, the company issued a $1,000,000 letter of credit as security for feedstock purchases. This letter of credit is secured by the line of credit. In November 2008, a vendor executed a draw against the letter of credit for $1,000,000.

NOTE E: LONG-TERM DEBT

	2008	2007

Construction loan payable to Marshall
Bank First with interest payable monthly at a rate of prime plus .75% (currently 5.75%) (See details below)	$20,466,504	$20,854,026

Forgivable loan to Iowa Department of Economic Development secured by all equipment of the company (See details below)	100,000	100,000

Non-interest bearing note payable to Iowa Department of Economic Development secured by all equipment of the company (See details below)	255,000	285,000

Note payable to the City of Mason City,
Iowa due in payments coinciding with the scheduled tax increment grant payments including interest at 4%, maturity estimated of June 2009, secured by future grant payments (See note F)	226,417	226,417
	21,047,921	21,465,443
Current maturities	(21,047,921)	(2,308,185)
	$-	$19,157,258

FREEDOM FUELS, LLC
NOTES TO FINANCIAL STATEMENTS
September 30, 2008 and 2007

Notwithstanding possible effects of subsequent events, long-term debt maturities are as follows:

Years ending September 30,
2009	$3,308,358
2010	3,416,445
2011	3,319,308
2012	3,402,026
2013	3,216,180
Thereafter	4,385,604
$21,047,921

In conjunction with the master contract signed in October 2006 with the Iowa Department of Economic Development, the company was awarded a $400,000 loan comprised of a $300,000 interest free loan repayable over a period of 60 months at $2,500 a month with a final balloon of $144,500 on April 1, 2012 and a $100,000 loan which is forgivable after three years under the terms set forth in the agreement. If the terms for forgiveness are not met, the loan will be repaid at an interest rate of 6% over a two year period.

In December 2006, the company signed a construction-term loan with a lender for construction and term financing. The agreement provided for a construction loan for a maximum amount of $23,456,750. The construction loan required monthly variable interest payments at 1% over the national prime rate. Beginning in December 2007, when the construction loan was converted to the term loan, monthly principal and interest payments are required based on a ten year amortization schedule with variable interest of .25% - .75% over the national prime rate. On an annual basis, the interest rate is subject to upward and downward adjustment based on the debt service coverage ratio calculated on a trailing twelvemonth basis beginning December 2008. The remaining unpaid principal balance of the note is due on December 13, 2012. The term loan agreement is secured by a mortgage and substantially all assets of the company.

The Bankruptcy Filing on November 6, 2008 resulted in an event of default under all long-term debt agreements. In light of the Bankruptcy Filing, the affected long-term debt obligations are reflected on the balance sheet as of September 30, 2008 under current maturities of long-term debt. Under Section 362 of the Bankruptcy Code, acceleration provisions applicable to this debt obligation are generally unenforceable, and any remedies that may exist related to the events of default are stayed.

FREEDOM FUELS, LLC
NOTES TO FINANCIAL STATEMENTS
September 30, 2008 and 2007

NOTE F: GRANTS AND GOVERNMENTAL ASSISTANCE

To promote local economic development, the City of Mason City, Iowa (City), has agreed to pay up to twenty semi-annual grant payments equal to 100% of the tax increment collected by the City, up to $1,000,000 to the company based upon an assumed assessed value of minimum improvements of $3,000,000, In addition, the City has agreed to advance $250,000 to the company to help fund the company’s obligation for the City’s utility infrastructure improvements. The company is required to secure a minimum of 30 full-time employment units by the end of the second year of operations through the June 2022 maturity of this agreement. As of September 30, 2008 the company has not received any of these grant payments.

The company qualified for an enterprise zone funding agreement with the Iowa Department of Economic Development which entitles the company to various benefits including Iowa supplemental new jobs credits, Iowa investment tax credits, Iowa additional research activities credits and Iowa sales tax refunds.

The company needs to comply with various conditions to access the benefits including scheduled job creation and maintenance at an agreed average wage and paid benefit rate, capital investments of a minimum of $27.6 million within the Enterprise Zone and to maintain the business for at least ten years. The company has met these requirements and is in the process of applying for a sales tax refund relating to the plant construction activities as allowed under this agreement. As of September 30, 2008, the company had not received the details of the amounts of sales tax paid to contractors and has classified the total construction payments including the sales tax as property and equipment until the sales tax refund can be accurately compiled. In November 2008, the company received a sales tax refund related to this agreement for $205,000.

NOTE G: OPERATING LEASES

The company leases rail cars under operating lease agreements which began in August 2005 and September 2008, The term of the initial lease agreement automatically extends for six month periods and the latter lease agreement will expire in October 2011. The leases require monthly payments of $30,250. Lease expense for all rail cars was $198,474 and $55,440 for the years ended September 30, 2008 and 2007, respectively. In January 2009, the company was released from all obligations related to the lease agreements.

NOTE H: RELATED PARTY TRANSACTIONS

Certain members of the company provide consulting and other services without remuneration, The company has not determined the fair value of these services,

NOTE I: COMMITMENTS AND CONTINGENCIES

Substantially all of the company’s facilities are subject to federal, state, and local regulations relating to the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect to have any material effect upon operations. Management believes that the current practices and procedures for the control and disposition of such wastes will comply with the applicable federal and state requirements.

Project Construction

The total cost of the project, including land, construction of the biodiesel facility, start-up expenses and operating capital totaled approximately $52 million. The company funded the project by raising equity of $23.7 million and obtaining debt financing of $28.6 million. In January 2006, the company entered into a construction contract with a party related through common ownership at a contract price of $27,367,282. The construction of the biodiesel plant was completed and the majority of assets were placed in service in June 2007. The total cost incurred by the company under the contract including approved change orders was approximately $28,317,000. The completed pretreatment process equipment will be placed into service when it is economically beneficial.

FREEDOM FUELS, LLC
NOTES TO FINANCIAL STATEMENTS
September 30, 2008 and 2007

Consulting

In April 2006 and amended in January 2007, the company entered into a consulting agreement with a related party for plant development and operational services.

Since startup of the biodiesel operations, the company paid a management fee of $.015 per gallon of biodiesel produced. The company also paid the consultant a 5% quarterly bonus on earnings before interest, taxes, and federal government program funding and grant money. In addition, the consultant received 2% of any federal government program funding and grants received.

The management company procured the feedstock and chemicals and received a monthly commission of $.000333 per pound for feedstock procured and $.002 per gallon of biodiesel sold for the chemicals procured. The management company also marketed the biodiesel and by-products and received a monthly commission for these marketing services of $.00613 and $.002, respectively, per gallon of biodiesel sold. As of July 2008, this agreement was mutually terminated by all parties involved. The future delivery obligations of the management company were transferred to the company and have been fulfilled as of September 30, 2008. The company will continue to pay the management company $7,500 per month until April 2009. As of September 30, 2008 and 2007, the company has incurred approximately $328,000 and $59,000, respectively.

In June 2008, the company entered into a consulting agreement with an unrelated party for the management of the company’s operations. The agreement extends through April, 30 2009 and with renegotiation may be extended, The consulting agreement requires the company to pay $30,000 monthly for the services provided. Other services beyond the scope of this agreement are reimbursable with the company’s board approval. If relations with the consulting company do not extend beyond April 2009, an additional $30,000 may be due to the consulting company for recruiter’s and connections fees. As of September 30, 2008, the company has incurred approximately $105,000 under this agreement with $30,000 being included in accounts payable. Subsequent to year end, the company was released from all obligations related to this agreement.

In July 2008, the company entered into an agreement with an unrelated party for the principal marketing of the biodiesel produced by the company, The company reserved the right to market up to 1.2 million gallons of biodiesel per calendar quarter outside of this agreement. All sales generated by the marketing company are subject to a marketing fee equal to $.035 per gross gallon of total biodiesel invoiced and is due to the marketing company monthly. The agreement is effective from May 1, 2008 through April 30, 2009, and may be extended upon mutual agreement.

260E Training Agreement

In 2005, the company entered into a 260E Training Agreement with North Iowa Area Community College (NIACC). The training program provides funds for structured and on the job training (OJT) of new employees. Total training funds available to the company under the agreement were $166,100. Funds totaling $54,254 were received by the company or expended on the behalf of the company as of September 30, 2008 for structured training,

NIACC issued bonds to fund the training program and is repaid through a diversion of State of Iowa Income Tax Withholding from the new employees, If funds are inadequate to repay the bonds as due, the company has agreed to pay any shortfall of funds, As of September 30, 2008, the balance of the fund was not adequate to repay the principal and interest due in the event that the bonds were called as of that date. The shortfall as of September 30, 2008 was $143,067.

The company has received no reimbursement from the funds allocated to on the job training as the company has not met the agreed upon requirements. Funds remaining in the fund for the OJT portion of the project total $83,050 and the structured training total $28,796. The company continues to remit diverted

FREEDOM FUELS, LLC
NOTES TO FINANCIAL STATEMENTS
September 30, 2008 and 2007

State Income Tax Withholding to NIACC as per the agreement. Interest, on the bonds is paid semi-annually. The bonds are due in varying amounts in June of each year. Final payment of the bonds issued is due in June 2016.

Purchase Contracts

The company’s forward contracts are deemed “normal purchases and normal sales’ under FASB Statement No. 133, and, therefore, unrealized gains and losses on these contracts are not recognized in the company’s financial statements. As of September 30, 2008, the company has forward soybean oil contracts to purchase approximately 22,680,000 pounds of soybean oil totaling approximately $13,134,000. Subsequent to year end, the company has refused delivery of these purchases.

Sales Contracts

As of September 30, 2008, the company has forward sales contracts for 3,000,000 gallons of biodiesel totaling approximately $14,640,000. Subsequent to year end, the customer has refused delivery of these sales.

Quantitative and Qualitative Disclosures About Market Risk

          Freedom Fuels is not required to provide the information required by this item because it is a smaller reporting company.

PRO FORMA SELECTED FINANCIAL DATA OF TRANSACTION

          Soy Energy is not required to provide the information required by this item because it is a smaller reporting company.

PRO FORMA INFORMATION OF TRANSACTION

          Soy Energy is not required to provide the information required by this item because it is a smaller reporting company.

FINANCIAL INFORMATION OF TRANSACTION

          Please see the Soy Energy pro forma balance sheet dated January 31, 2010 included in the “Information Relating to Freedom Fuels - Management’s Discussion and Analysis of Financial Condition and Results of Operations- Results of Operations” above for pro forma information related to the Transaction.

Appendix 1

ASSET PURCHASE AGREEMENT

DATED AS OF APRIL 2, 2010

BY AND BETWEEN

OSM—REO FF, LLC

AND

SOY ENERGY, LLC

TABLE OF CONTENTS

Page
RECITALS	1.
ARTICLE 1 Definitions	1.
1.1 Definitions	1.
1.2 Other Definitions and Interpretive Matters	7.
ARTICLE 2 Purchase and Sale	8.
2.1 Purchase and Sale	8.
2.2 Excluded Assets	8.
2.3 Assumed Liabilities	9.
2.4 Excluded Liabilities	9.
2.5 Assignments	9.
2.6 Further Assurances	11.
2.7 Escrow Deposit	11.
ARTICLE 3 Purchase Price	12.
3.1 Purchase Price	12.
3.2 Discharge of Assumed Liabilities After Closing	12.
3.3 Allocation of Purchase Price	12.
ARTICLE 4 Closing	12.
4.1 Closing Date	12.
4.2 Buyer’s Deliveries	12.
ARTICLE 5 Representations and Warranties of Seller	14.
5.1 Organization and Good Standing	14.
5.2 Authority; Validity	14.
5.3 No Conflict	14.
5.4 Owned Real Property	14.
5.5 Title; Liens and Encumbrances	15.
5.6 Litigation	15.
5.7 Employment Matters	15.
5.8 Assigned Contracts	15.
5.9 Brokers or Finders	15.
ARTICLE 6 Representations and Warranties of Buyer	15.
6.1 Organization and Good Standing	15.
6.2 Authority; Validity	15.
6.3 No Conflict	16.
6.4 Availability of Funds	16.
6.5 Litigation	16.
6.6 Brokers or Finders	16.
ARTICLE 7 Action Prior to the Closing Date	16.
7.1 Operations Prior to the Closing Date	16.
7.2 Governmental Consents; Commercially Reasonable Efforts	16.
7.3 Operating Permits	18.
7.4 Due Diligence	18.
7.5 Preparation of the Proxy Statement; Unitholder Meeting	19.
ARTICLE 8 Additional Agreements	20.
8.1 Taxes	20.
8.2 Payments Received	21.

i

8.3 No Other Representations or Warranties	21.
8.4 Acquired Assets “AS IS”; Buyer’s Acknowledgment Regarding Same	21.
8.5 Mobilization, Utilities	22.
8.6 Reserve; Certain Insurance Matters	22.
ARTICLE 9 Conditions Precedent to Obligations of Buyer to Close	24.
9.1 Accuracy of Representations	24.
9.2 Seller’s Performance	24.
9.3 Seller’s Deliveries	24.
9.4 Due Diligence	24.
9.5 Title Policy and Objections	24.
9.6 Lien Search Results	25.
9.7 Damage to Acquired Assets	25.
9.8 Financing	25.
9.9 Buyer Unitholder Approval	25.
9.10 No Order	26.
9.11 Governmental Authorizations	26.
9.12 Consents	26.
9.13 IDED	26.
9.14 Seller’s Cure Rights	26.
ARTICLE 10 Conditions Precedent to the Obligation of Seller to Close	26.
10.1 Accuracy of Representations	26.
10.2 Buyer’s Performance	26.
10.3 Buyer’s Deliveries	26.
10.4 No Order	27.
10.5 Governmental Authorizations	27.
10.6 Consents	27.
10.7 Financing	27.
10.8 IDED	27.
10.9 Buyer’s Cure Rights	27.
ARTICLE 11 Limited Exclusivity	27.
11.1 Buyer’s Limited Exclusive Window	27.
11.2 Seller’s Safe Harbor	27.
ARTICLE 12 Termination	28.
12.1 Termination Events	28.
12.2 Effect of Termination	30.
12.3 Expenses in the Event of Termination	30.
12.4 Rights and Remedies	30.
ARTICLE 13 General Provisions	30.
13.1 Survival	30.
13.2 Public Announcements	31.
13.3 Notices	31.
13.4 Waiver	32.
13.5 Entire Agreement; Amendment	32.
13.6 Assignment	32.
13.7 Severability	32.
13.8 Expenses	33.
13.9 Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver	33.
13.10 Counterparts	33.
13.11 Parties in Interest; No Third Party Beneficiaries	33.
13.12 Non-Recourse	34.

ii

SCHEDULES AND EXHIBITS
Schedules and Exhibits Cover Page
Schedule 1.1(a)	Assigned Contracts
Schedule 1.1(b)	Unpermitted Liens
Schedule 1.1(c)	Permitted Encumbrances
Schedule 2.1(a)	Facility Description
Schedule 2.1(b)	Certain Equipment
Schedule 2.1(f)	Additional Designated Assets
Schedule 3.1(c)	Pre-Paid Expenses
Schedule 3.3	Allocation of Purchase Price
Schedule 4.3(a)	Certain Transaction Documents
Schedule 5.4(a)	Owned Real Property
Schedule 5.4(b)	Certain Proceedings
Schedule 7.2(a)	Certain Permits
Schedule 8.6(a)	Facility Repairs
Schedule 8.6(b)	Environmental Investigatory and Corrective Actions
Exhibit A	Bankruptcy Order
Exhibit B	Hold-Back Escrow Agreement
Exhibit C	Certain Loan Documents

iii

EXECUTION 4

ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of April 2, 2010 (the “Effective Date”), by and among OSM—REO FF, LLC, a Minnesota limited liability company (“Seller”), and Soy Energy, LLC, an Iowa limited liability company (“Buyer”). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in Article 1.

Recitals

          WHEREAS, Freedom Fuels, LLC, an Iowa limited liability company (“Freedom Fuels”) was engaged in the business of producing biodiesel and its co-products at its biodiesel production facility located at Mason City, Iowa;

          WHEREAS, Freedom Fuels filed a voluntary petition for relief (the “Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Iowa (the “Bankruptcy Court”), case number 09-02468-wle11 (the “Bankruptcy Case”);

          WHEREAS, Freedom Fuels assigned to Seller certain assets pursuant to an order (the “Bankruptcy Order”) issued by the Bankruptcy Court on or about November 20, 2009, a copy of which is attached hereto as Exhibit A;

          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets conveyed to Seller pursuant to the Bankruptcy Order, and Seller further has agreed to assume certain liabilities relating to said assets, upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

                    1.1          Definitions. For purposes of this Agreement, the following terms have the meanings specified or referenced below.

          “Acquired Assets” has the meaning set forth in Section 2.1.

          “Action” means any legal action, suit or arbitration, or any inquiry, proceeding (including any civil, criminal, administrative or appellate proceeding), hearing, audit or investigation, brought, conducted or heard by or before any court or other Governmental Authority.

          “Additional Designated Assets” means those assets conveyed to Seller pursuant to the Bankruptcy Order that the Parties have designated in Schedule 2.1(f) to be purchased hereunder by Buyer.

          “Affiliate” of any particular Person means any other Person or Persons controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise.

          “Agreement” has the meaning set forth in the introductory paragraph.

1

          “Assigned Contracts” means the Contracts listed or described in Schedule 1.1(a), as the same may be modified or supplemented from time to time by written agreement of the Parties.

          “Assumed Liabilities” has the meaning set forth in Section 2.3.

          “Bankruptcy Case” has the meaning set forth in the recitals.

          “Bankruptcy Code” means Title 11 of the United States Code, Sections 101 et seq.

          “Bankruptcy Order” has the meaning set forth in the recitals.

          “Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized by law to close.

          “Buyer” has the meaning set forth in the introductory paragraph.

          “Buyer Unitholder Approval” means the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding membership units of Buyer representing a quorum in favor of the adoption of this Agreement and the transactions contemplated hereby.

          “Buyer Unitholder Meeting” means the special meeting held by Buyer in accordance with the terms of its governance requirements for the purpose of obtaining the Buyer Unitholder Approval.

          “Closing” has the meaning set forth in Section 4.1.

          “Closing Date” means the date and time as of which the Closing occurs as set forth in Section 4.1.

          “Closing Deadline” means the date forty five (45) days after the Expiration Date.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Confidentiality Arrangements” has the meaning set forth in Section 2.5(b).

          “Contract” means any agreement, contract, obligation, promise, license, note, lease or undertaking (whether written or oral) that is legally binding.

          “Deed” means (i) a quitclaim deed, in form and substance reasonably acceptable to Buyer and Seller, transferring title to the Owned Real Property, or (ii) if reasonably required by the Title Company to issue a Title Commitment for insurable title to the Owned Real Property pursuant to Section 9.5, such other form of special or limited warranty deed as may be acceptable to Seller, provided that such acceptance of said special or limited warranty deed, if required, will not be unreasonably withheld by Seller.

          “Deposit Escrow Agent” means such escrow agent as is mutually acceptable to Buyer and Seller.

          “Deposit Escrow Agreement” means the Deposit and Escrow Agreement of even date herewith among Buyer, Seller and Deposit Escrow Agent, as contemplated by Section 2.7.

          “Documents” means all books, records, files, invoices, Inventory records, product specifications, advertising materials, employment records, customer lists, cost and pricing information, supplier lists, business plans, catalogs, customer literature, quality control records and manuals, research and

2

development files, records and laboratory books, plans, blueprints, specifications, studies, surveys, maps, drawings, analysis, reports, training materials, ownership and operating manuals, credit records of customers, correspondence with Governmental Authorities and modeling, testing and monitoring data and reporting, notifications and plans relating to environmental health and safety matters (including, in each case, all data and other information stored on discs, tapes or other media).

          “Due Diligence Expiration Date” has the meaning set forth in Section 12.1(b).

          “Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

          “Encumbrance” means any charge, lien, claim, mortgage, lease, sublease, hypothecation, deed of trust, pledge, security interest, option, right of use or possession, right of first offer or first refusal, easement, servitude, restrictive covenant, encroachment, encumbrance, judgment, conditional sale or other similar restriction of any kind or nature.

          “Environmental Condition” means that certain release of hydrochloric acid and resulting conditions at the Facility (including any release or threatened release of chloride or other substances to soil and/or groundwater and damage to a concrete containment basin) as more fully described in that certain report of Geotechnical Services, Inc., entitled “Hydrochloric Acid Containment Basin Investigation Freedom Fuels, 4172 19th Street SW, Mason City, Iowa,” and dated August 28, 2009.

          “Equipment” means all furniture, trade fixtures, equipment, computers, machinery, vehicles, apparatus, appliances, implements, signage, supplies and all other tangible personal property of every kind and description owned by Seller, including spare parts, for use in or relating to the Facility, as more fully set forth in Schedule 2.1(b); provided, that the term “Equipment” as used herein shall not include any of the plant equipment identified in Schedule 2.1(a) and included in the term “Facility” as used herein.

          “Excluded Assets” has the meaning set forth in Section 2.2.

          “Excluded Liabilities” has the meaning set forth in Section 2.4.

          “Expiration Date” means the earlier of the following: (i) the date one hundred (100) days after the Effective Date, or (ii) the date three (3) business days after the date on which Buyer Unitholder Approval is obtained pursuant to Section 7.5.

          “Facility” means the biodiesel production plant located on the Owned Real Property, including all buildings, structures, fixtures, and Improvements located on such Owned Real Property, and further including all tanks, piping, racks, controls, and other plant equipment located in or associated with said plant, all as more specifically identified in Schedule 2.1(a).

          “Filing” has the meaning set forth in the recitals.

          “Governmental Authority” means any United States federal, state or local or any foreign government, governmental authority or regulatory or administrative authority or any court, tribunal or judicial body having jurisdiction.

          “Governmental Authorization” means any approval, consent, license, permit, waiver or other authorization issued, granted or otherwise made available by or under the authority of any Governmental Authority.

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          “Hold-Back Escrow Agent” means such escrow agent as is mutually acceptable to Buyer and Seller.

          “Hold-Back Escrow Agreement” means the Hold-Back Escrow Agreement among Buyer, Seller and Hold-Back Escrow Agent, which agreement shall be substantially in the form of Exhibit B attached hereto.

          “Improvements” means all of the structures, parking areas, landscaping, buildings and improvements (in each case if any) situated on the Owned Real Property.

          “Inventory” means (i) all finished biodiesel stored at the Facility; (ii) all Work in Progress; (iii) all finished biodiesel produced at the Facility and in transit to a third party; (iv) all grain and grain-product inputs stored at the Facility; (v) all grain and grain-product inputs stored at third-party facilities, but only to the extent such grain or grain-product inputs are exclusively for use at the Facility; (vi) all bi-products or co-products, located at the Facility or in transit, or in storage for transit, to a third party, created in connection with the production of biodiesel at the Facility; and (vii) all chemicals and other production inputs other than grain or grain products located at the Facility or in transit to, or in storage for transit to, the Facility.

          “Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

          “Liability” means any debt, losses, claim, damage, demand, fine, judgment, penalty, deficiency, liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due).

          “Loan Documents” means a credit or loan agreement by and between Buyer and Seller or an Affiliate of Seller, as agent, and other banks named therein, and all other documents and instruments contemplated thereby, including such intercreditor agreements as may be required by the lenders to Buyer. The Loan Documents shall include those documents attached hereto in Exhibit C in substantially the form set forth therein.

          “Material Adverse Effect” means a material adverse change in or material adverse effect on the Facility or other Acquired Assets (excluding the Excluded Assets and the Excluded Liabilities), in each case taken as a whole, but excluding (a) any change or effect to the extent that it results from or arises out of (i) the Filing; (ii) the execution and delivery of this Agreement or the announcement thereof or the pendency or consummation of the transactions contemplated hereby; (iii) geopolitical conditions or any outbreak or escalation of hostilities or acts of terrorism or war; (iv) changes in (or proposals to change) Legal Requirements or accounting regulations or principles; (v) any action contemplated by this Agreement or taken at the request of Buyer; (vi) changes in prices or costs of commodities or supplies; (vii) failure of Seller to meet any internal or published projections, forecasts, estimates or predictions in respect of financial or operating metrics; or (viii) any motion, application, pleading or Order filed under or in connection with the Bankruptcy Case; and (b) any change or effect generally applicable to (i) the industries and markets in which the Facility has operated or proposes to operate or (ii) economic or political conditions or the securities or financial markets in any country or region; provided, however, that in the cases of clauses (b)(i) and (b)(ii), only to the extent such change or effect does not affect the Facility or its anticipated operation or any other Acquired Assets, taken as a whole, in a disproportionate manner relative to the other participants in the industries and markets in which the Facility has operated or proposes to operate.

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          “Order” means any award, writ, injunction, judgment, order or decree entered, issued, made, or rendered by any Governmental Authority.

          “Owned Real Property” means the real property legally described in Schedule 5.3(a) and any Improvements located thereon, including the Facility.

          “Party” or “Parties” means, individually or collectively, Buyer and Seller.

          “Periodic Taxes” has the meaning set forth in Section 8.1(b).

          “Permits” means those licenses, permits, variances, exceptions, consents, certificates, approvals, clearances and Orders issued by a Governmental Authority, together with any pending applications therefor or in connection therewith.

          “Permitted Encumbrances” means any of the following: (i) any utility easements, leases, or reservations, or other similar rights of others in, or minor defects and irregularities in, title that do not impair the intended use of the subject property or assets; (ii) any Encumbrance or privilege vested in any lessor, licensor or permittor for rent or other obligations solely related to the period after Closing; (iii) any licenses of or other grants of rights to use intellectual property entered into in the ordinary course of business that do not materially impair the ownership or use of the Acquired Assets; (iv) any encumbrances, title exceptions or other imperfections of title caused by or resulting from the acts of Buyer or any of its Affiliates, employees, officers, directors, agents, contractors, invitees or licensees; (v) any liens for Taxes not yet due and payable; (vi) any liens, claims, or other encumbrances relating to or arising from any goods or services requested directly or indirectly by Buyer or any of its Affiliates, employees, officers, directors, agents, contractors, invitees or licensees; and (vii) Encumbrances set forth on Schedule 1.1(c). Permitted Encumbrances shall not include any Unpermitted Liens.

          “Person” means any individual, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, estate, trust, association, organization or other entity or Governmental Authority.

          “Potentially Confidential Information” has the meaning set forth in Section 2.5(b).

          “Pre-Paid Expenses” has the meaning set forth in Section 3.1(c).

          “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

          “Proxy Statement” refers to the proxy statement to be filed with the SEC by Buyer pursuant to Section 7.5.

          “Purchase Price” has the meaning set forth in Section 3.1.

          “Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

          “SEC” means the United States Securities and Exchange Commission.

          “Seller” has the meaning set forth in the introductory paragraph.

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          “Seller’s Knowledge” means, with respect to any matter in question, the actual knowledge (excluding, among other things, constructive and imputed knowledge) of Melanie Tanone with respect to such matter, without making any independent investigation or inquiry or verification. Such words signify only that no information has come to their attention in connection with the transaction contemplated by this Agreement that has given them actual knowledge that statements regarding the matter are not accurate in any material respect.

          “Tax” or “Taxes” (and with correlative meaning, “Taxable” and “Taxing”) means (i) any federal, state, provincial, local, foreign or other income, alternative, minimum, add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, intangibles, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), natural resources, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty, levy or other governmental charge or assessment or deficiency thereof (including all interest and penalties thereon and additions thereto whether disputed or not) and (ii) any transferee or successor liability (by law, contract or otherwise) in respect of any items described in clause (i) above.

          “Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          “Title Commitment” has the meaning set forth in Section 9.5.

          “Title Company” has the meaning set forth in Section 9.5.

          “Title Policy” has the meaning set forth in Section 9.5.

          “Transaction Documents” means this Agreement and any other agreements, instruments or documents entered into pursuant to this Agreement.

          “Transfer Taxes” has the meaning set forth in Section 8.1(a).

          “Unitholder Approval Deadline” has the meaning set forth in Section 7.5(f).

          “Unpermitted Liens” means (i) the liens on and security interests in Acquired Assets listed or described in Schedule 1.1(b), and/or (ii) any Encumbrances to which Buyer makes timely Objection under Section 9.5 as long as said Objection is not waived by Buyer or cured by Seller in accordance with Section 9.5.

          “Work in Progress” means all unfinished biodiesel (or biodiesel components) still involved in the production process (i.e., not finished biodiesel) and located in production devices, piping or elsewhere within the Facility, as well as all grains and grain products still involved in the production process (i.e., not yet ready to be marketed), located anywhere and intended for use in operation of the Facility.

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1.2	Other Definitions and Interpretive Matters.

                    (a)          Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

                    (i)          Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a day other than a Business Day, the period in question shall end on the next succeeding Business Day.

(ii) Dollars. Any reference in this Agreement to $means U.S. dollars.

                    (iii)         Exhibits/Schedules. All Exhibits and Schedules attached or annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(iv) Gender and Number. Any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa.

                    (v)          Headings. The provision of a table of contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article of this Agreement unless otherwise specified.

(vi) Herein. Words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.

                    (vii)         Including. The word “including” or any variation thereof means “including, without limitation,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

                    (b)          No Strict Construction. Buyer, on the one hand, and Seller, on the other hand, participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by Buyer, on the one hand, and Seller, on the other hand, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. Without limitation as to the foregoing, no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person with respect to this Agreement.

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ARTICLE 2
PURCHASE AND SALE

                    2.1     Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver, or cause to be sold, transferred, assigned, conveyed and delivered, free and clear of any Encumbrances (except for Permitted Encumbrances and subject to Article 8), to Buyer, and Buyer shall purchase, all right, title and interest of Seller in, to or under the following (collectively, the “Acquired Assets”):

(a) the Facility;

(b) the Equipment;

(c) the Inventory;

(d) subject to Section 2.5, the Assigned Contracts;

(e) the Owned Real Property, together with all of the Improvements;

(f) the Additional Designated Assets;

                         (g)          to the extent reasonably practicable and permitted by applicable Legal Requirements, all domain names, telephone, telex and telephone facsimile numbers and other directory listings relating to the Facility;

                         (h)          to the extent available and permitted by applicable Legal Requirements, all Documents that relate primarily to any of the Acquired Assets specified in this Section 2.1, provided that Seller may retain copies of such Documents; and

                         (i)          subject to Section 2.5 and Article 7, (i) all Permits held by Seller relating to the Facility that can be transferred to Buyer under applicable Legal Requirements with or without Governmental Authority approval, and (ii) such transferable Permits that were issued to an owner of the Facility and are either assigned to Seller pursuant to the Bankruptcy Order or are in the process of transfer to Seller pursuant to a request pending with a Governmental Authority (collectively, such Permits referenced in clauses (i) and (ii) of this paragraph herein are referred to as the “Transferable Permits”).

                    2.2          Excluded Assets. The Acquired Assets shall not include any other assets of Seller (such assets other than the Acquired Assets, collectively, the “Excluded Assets”). Without limiting the generality of the foregoing, the Acquired Assets shall not include, and the Excluded Assets will include, the following:

(a) the Purchase Price delivered to Seller pursuant to this Agreement;

(b) all cash and cash equivalents of Seller, including checks, commercial paper, treasury bills, certificates of deposit and other bank deposits;

(c) any rights, claims or causes of action of Seller under this Agreement or any other Transaction Document; and

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(d) any other assets acquired by Seller pursuant to the Bankruptcy Order that are not expressly identified as “Acquired Assets” in Section 2.1.

                    2.3          Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Buyer shall assume and agree to discharge, when due (in accordance with their respective terms and subject to the respective conditions thereof), only the following Liabilities (collectively, the “Assumed Liabilities”) and no others:

                         (a)          all executory obligations for future performance under the Assigned Contracts for the period commencing on the Closing Date, and all other Liabilities under the Assigned Contracts and Transferable Permits relating to events or circumstances first arising and accruing after the Closing Date;

(b) all obligations relating to any Confidentiality Arrangements and Potentially Confidential Information relating to the Acquired Assets to the extent provided in Section 2.5; and

(c) Seller’s Liability for Taxes to the extent provided in Section 8.1.

Buyer agrees to indemnify and hold Seller harmless from any and all claims, costs or other Liabilities, including reasonable attorneys’ fees, arising with respect to the Assumed Liabilities or any and all Liabilities arising from ownership of the Acquired Assets, operation of the Facility, and incidents and occurrences after the Closing Date.

                    2.4          Excluded Liabilities. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not assume and shall not be obligated to assume or be obliged to pay, perform or otherwise discharge any Liability of Seller other than the Assumed Liabilities (such Liabilities other than Assumed Liabilities, collectively, the “Excluded Liabilities”).

                    2.5      Assignments

                         (a)          Seller shall transfer and assign all Assigned Contracts and Transferable Permits to Buyer, and Buyer shall assume all Assigned Contracts and Transferable Permits from Seller, as of the Closing Date. The costs and responsibility for obtaining any consents from third parties required therefor shall be borne by Buyer, it being understood and agreed that subject to the further terms of this Section 2.5 and Article 7, Seller shall provide reasonable cooperation in connection therewith as required by this Agreement. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Assigned Contract or Permit if an attempted assignment without the consent of a third party (including any Governmental Authority, which consent has not been obtained prior to the Closing), would constitute a breach of any obligation, violation of any applicable law or regulation, or in any way adversely affect the rights of Buyer or Seller thereunder.

                         (b)          The Acquired Assets (including the Facility, Equipment and Assigned Contracts) include agreements, plans, specifications, information, data, designs, software, processes, work product, and other materials that may be proprietary, confidential and/or otherwise non-public (herein collectively referred to as “Potentially Confidential Information,”) and said Potentially Confidential Information may be subject to confidentiality, licensing, trade secret, copyright, and/or other intellectual-property limitations, restrictions or agreements with third parties (herein collectively referred to as “Confidentiality Arrangements”) that may be applicable to the Acquired Assets or to assignment of said Acquired Assets to Buyer as

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contemplated by this Agreement. Buyer acknowledges that Seller has disclosed to Buyer that such Confidentiality Arrangements may be applicable to the Acquired Assets or the assignment thereof, but Seller is not aware of the scope, terms, conditions, existence or other elements, if any, of such Confidentiality Arrangements (including any limitations or restrictions with regard to Seller’s right, title and interest, if any, regarding Potentially Confidential Information), and Buyer further acknowledges that the Closing of the transactions contemplated by this Agreement shall represent Buyer’s agreement that it has assumed any and all Liabilities with respect to Potentially Confidential Information and Confidentiality Arrangements arising from or related to any or all of the Acquired Assets. The Parties further acknowledge and agree that it shall be Buyer’s sole obligation to obtain any necessary approvals, consents or other agreements from any and all Persons with respect to any Potentially Confidential Information or Confidentiality Arrangements, provided that Seller shall reasonably cooperate with Buyer in endeavoring to obtain such approvals, consents or other agreements (including reasonably cooperating with Buyer in connection with any actions required of Buyer pursuant to the immediately following sentence in this Section 2.5(b)), but Seller shall not be required to make any expenditure or incur any obligation on its own or on behalf of Buyer. Without limiting the generality of the foregoing provisions of this Section 2.5, before Seller delivers to Buyer any of the Assigned Contracts in connection with the due-diligence investigation contemplated by Section 7.4, Buyer shall first deliver to Seller, in a form reasonably satisfactory to Buyer, (i) a written agreement with respect to each such Assigned Contract, executed by the parties thereto, authorizing Seller to deliver said Assigned Contract to Buyer regardless of any Confidentiality Arrangements, and providing Buyer with the right to receive such Assigned Contract and any Potentially Confidential Information contained therein or relating thereto, and (ii) proof of Buyer’s compliance with any terms or conditions applicable to Seller’s delivery to Buyer of such Assigned Contract; except that if, with respect to any Assigned Contract, Buyer provides Seller with written confirmation, signed by all parties to said Assigned Contract, that there are no Confidentiality Arrangements applicable to said Assigned Contract and that Seller may deliver and assign said Assigned Contract to Buyer without any further action on the part of Seller, Buyer or any other Person, Seller thereafter shall deliver said Assigned Contract to Buyer in connection with the due-diligence process under Section 7.4 and assign said Assigned Contract to Buyer in accordance with this Article 2.

(c) With respect to Assigned Contracts:

(i) Buyer agrees to use commercially reasonable efforts to enter into novation agreements whereby Buyer will assume, and Seller will be released from, all obligations under the Assigned Contracts.

                                   (ii)          If with respect to any Assigned Contract any required consent is not obtained or such assignment is not attainable, then such Assigned Contract shall not be transferred hereunder and, subject to the satisfaction or waiver of the other conditions to Closing, the Closing shall proceed with respect to the remaining Acquired Assets without any reduction in the Purchase Price, and Seller shall reasonably cooperate with Buyer in endeavoring to obtain such consent for a period of 180 days after the Closing Date, provided, however, that if any such consent is not obtained within said 180 day period, Seller shall have no further obligations with respect to obtaining such consent, and the absence of such consent and/or inability to transfer such Assigned Contract to Buyer shall not be considered a breach of this Agreement, and Buyer shall have no further rights or remedies with respect to such Assigned Contract (including any claim that this Agreement has been breached or is invalid due failure of consideration, mistake or other grounds). Nothing in this Section 2.5(c)(ii) shall require Seller to make any expenditure or incur any obligation on its own or on behalf of Buyer.

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                           (d)          With respect to Transferable Permits, Buyer, on the one hand, and Seller, on the other hand, shall take all reasonable actions to provide or submit any notifications, forms, requests, applications or other reasonably necessary documents in order to notify, or obtain consents, approvals or waivers from any applicable Governmental Authorities or other Person, necessary to facilitate the transfer of any Transferable Permits to Buyer. If any Transferable Permit is not able to be so transferred on or before the Closing, and Buyer needs such Transferable Permit to conduct or operate the Facility, Buyer shall use its commercially reasonable efforts and make every good faith attempt (and Seller shall reasonably cooperate with Buyer) to obtain a substantially equivalent Permit, and Seller shall provide any consent from Seller reasonably necessary to authorize the use by Buyer of such Permit. If within 180 days after the Closing Date, Buyer has not obtained any such Transferable Permit or a substantially equivalent Permit, Seller shall have no further obligations under this paragraph, and the inability of Buyer to obtain such Transferable Permit or a substantially equivalent Permit shall not be considered a breach of this Agreement, and Buyer shall have no further rights or remedies with respect to such Transferable Permit or a substantially equivalent Permit (including any claim that this Agreement has been breached or is invalid for failure of consideration, mistake or other grounds), provided, however, that nothing in this paragraph shall modify or affect any obligations of Buyer under the Loan Documents to obtain any and all necessary approvals, clearances consents or other authorizations (including any Permits) from any applicable Governmental Authority and/or to comply with any and all applicable Legal Requirements. Nothing in this Section 2.5(c) shall require Seller to make any expenditure or incur any obligation on its own or on behalf of Buyer.

                    2.6          Further Assurances. In furtherance and not in limitation to the rights and obligations set forth in Section 7.2, at the Closing, and at all times thereafter as may be necessary, but subject to the terms of Section 2.5 and Article 7, Seller shall execute and deliver to Buyer such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer all of Seller’s right, title and interest in and to the Acquired Assets and to comply with the purposes and intent of this Agreement and such other instruments as shall be reasonably necessary or appropriate to evidence the assignment by Seller and assumption by Buyer of the Assigned Contracts and to effectuate the transfer of the Transferable Permits, and Seller, on the one hand, and Buyer, on the other hand, shall use its reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement.

                    2.7          Escrow Deposit. Provided that this Agreement has not been terminated on or prior to the Expiration Date pursuant to Article 12, Seller, on the Expiration Date, shall deposit the amount of $250,000 (the “Deposit”) with the Deposit Escrow Agent, pursuant to the terms of the Deposit Escrow Agreement, as earnest money in connection with this Agreement. From and after the Expiration Date, if the Agreement has not been terminated by either Party on or prior to said Expiration Date, the Deposit shall be non-refundable to Buyer in all circumstances. The Deposit shall be held in escrow and subsequently released to Seller on the Closing Date or earlier termination of this Agreement pursuant to the terms of the Deposit Escrow Agreement, except that if the transactions contemplated herein are closed on or before the Closing Deadline, then the Deposit shall be credited toward the Purchase Price to the extent set forth in Section 3.1.

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ARTICLE 3
PURCHASE PRICE

                    3.1          Purchase Price. The purchase price (the “Purchase Price”) for the purchase, sale, assignment and conveyance of Seller’s right, title and interest in, to and under the Acquired Assets shall consist of:

(a) the assumption by Buyer at Closing of the Assumed Liabilities; and

                          (b)          the payment to Seller of $10,000,000 in cash at Closing by wire transfer or other immediately available funds to such account or accounts as shall be specified by Seller, provided, the foregoing cash payment shall be reduced at Closing by the amount of the Hold Back deposited by Buyer with the Deposit Escrow Agent pursuant to Section 8.6, and provided further, that as long as the Closing occurs by the Closing Deadline, then Seller shall receive a credit up to the amount of the Deposit against said $10,000,000, but only to the extent that at Closing Seller actually receives such Deposit and there are no other claims pending against such Deposit; and

                          (c)          the payment to Seller of an amount equal to any prepaid charges and expenses of Seller set forth on Schedule 3.1(c) (the “Pre-Paid Expenses”) incurred by Seller, to the extent Buyer will receive after the Closing Date the goods and/or services for which such expenses have been incurred.

                    3.2          Discharge of Assumed Liabilities After Closing. Buyer shall pay, perform or satisfy the Assumed Liabilities from time to time and as such Assumed Liabilities become due and payable or are required to be performed or satisfied in accordance with their respective terms.

                    3.3          Allocation of Purchase Price. The Purchase Price will be allocated among the Acquired Assets as set forth in Schedule 3.3 (which Schedule 3.3 may be updated and otherwise modified from time to time by mutual written agreement of Buyer and Seller).

ARTICLE 4
CLOSING

                    4.1          Closing Date. Upon the terms and subject to the conditions hereof, the closing of the sale of the Acquired Assets and the assumption of the Assumed Liabilities contemplated hereby (the “Closing”) shall take place at the office of Leonard, Street and Deinard, Minneapolis, Minnesota or such other place as mutually agreed to by the Parties, and such Closing shall occur no later than the third (3rd) Business Day following the date on which the conditions set forth in Article 9 and Article 10 have been satisfied or (if permissible) waived (other than the conditions which by their nature are to be satisfied at the Closing, provided, however, that in no event shall the Closing occur later than the Closing Deadline unless Buyer and Seller mutually agree to such later date. The date and time at which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

                    4.2          Buyer’s Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

(a) the Purchase Price;

(b) the Bill of Sale, and Assignment and Assumption Agreement, each of which shall be in the form set forth in Schedule 4.3(a) hereto, duly executed by Buyer;

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(c) each other Transaction Document to which Buyer is a party, duly executed by Buyer;

(d) the certificates of Buyer to be received by Seller pursuant to Sections 10.1 and 10.2;

(e) a copy of Buyer’s certificate of formation or organization, certified as of a recent date by the Secretary of State of the State of Iowa;

(f) a certificate of existence of Buyer issued as of a recent date by the Secretary of State of the State of Iowa;

                          (g)          a certificate of any authorized manager or member of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) there having been no amendments to the certificate of formation or organization of Buyer since the date of the certified certificate of formation delivered pursuant to Section 4.2(f); (ii) complete copies of Buyer’s operating agreement, member control agreement, limited liability company agreement, bylaws and/or other similar governing documents; (iii) Buyer’s authorization to execute and perform its obligations under the Transaction Documents to which Buyer is a party; and (iv) incumbency and signatures of the managers or members executing the Transaction Documents;

(h) a duly executed closing statement, in form and substance reasonably satisfactory to Seller; and

                          (i)          such other assignments, other good and sufficient instruments of assumption and transfer or other documents, in form reasonably satisfactory to Seller, as Seller may reasonably request to transfer and assign the Assumed Liabilities to Buyer.

                    4.3     Seller’s Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a) the Bill of Sale, Assignment and Assumption Agreement, and Deed, each of which shall be in the form set forth in Schedule 4.3(a) hereto, duly executed by Seller;

(b) each other Transaction Documents required by this Agreement to which Seller is a party, duly executed by Seller;

                          (c)          title certificates, to the extent that Seller is in possession of the same, for each Acquired Asset, the ownership of which is evidenced thereby, and a release or termination of each of the Unpermitted Liens, to be delivered following the consummation of transactions contemplated to close contemporaneously with the Closing; provided that Seller shall reasonably cooperate with Buyer to obtain title certificates not in Seller’s possession and to transfer the same to Buyer, and provided further that nothing in this Section 4.3(c) shall require Seller to make any expenditure or incur any obligation on its own or on behalf of Buyer.

(d) the certificates of Seller to be received by Buyer pursuant to Sections 9.1 and 9.2;

(e) a copy of Seller’s certificate of formation, certified as of a recent date by the Secretary of State of the State of Minnesota;

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(f) a certificate of good standing of Seller issued as of a recent date by the Secretary of State of the State of Minnesota;

                          (g)          a certificate of any authorized manager or member of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) there having been no amendments to the certificate of formation of Seller since the date of the certified certificate of formation delivered pursuant to Section 4.3(d); (ii) Seller’s authorization to execute and perform its obligations under the Transaction Documents to which Seller is a party; and (iii) incumbency and signatures of the managers or members executing the Transaction Documents;

(h) a duly executed closing statement, in form and substance reasonably satisfactory to Buyer; and

                          (i)          such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer, as Buyer may reasonably request to vest in Buyer all the right, title and interest of Seller in, to or under any or all the Acquired Assets, together with keys and security codes to locks on any and all doors to the Improvements on the Owed Real Property.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants to Buyer as follows:

                    5.1          Organization and Good Standing. Seller is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

                    5.2          Authority; Validity. Seller has the requisite limited liability company power and authority necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents to which Seller is a party and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and such other Transaction Documents by Seller and the consummation by Seller of the transactions contemplated herein and therein has been duly and validly authorized by all requisite limited liability company action. This Agreement has been duly and validly executed and delivered by Seller and each other Transaction Document required to be executed and delivered by Seller at the Closing will be duly and validly executed and delivered by Seller at the Closing. This Agreement and the other Transaction Documents constitute, with respect to Seller, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

                    5.3          No Conflict. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions provided for herein and therein will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Seller under (a) any agreement, indenture, or other instrument to which it is bound, (b) the certificate of formation or organization, operating agreement, member control agreement, limited liability company agreement, bylaws or other similar governing documents of Seller, (c) any Order or (d) any Legal Requirement.

                    5.4          Owned Real Property.

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(a) Schedule 5.4(a) lists, as of the Effective Date, all real property acquired by Seller pursuant to the Bankruptcy Order.

                          (b)          Except as set forth on Schedule 5.4 (b), Seller has not received written notice of any (i) condemnation, eminent domain, expropriation or similar Proceeding applicable to the Owned Real Property, (ii) Proceeding to change the zoning classification of any portion of the Owned Real Property or (iii) imposition of any special assessments for public betterments affecting the Owned Real Property, which in the case of each of clauses (i), (ii) and (iii) would have, individually or in the aggregate, a Material Adverse Effect.

5.5 Title; Liens and Encumbrances.

(a) Seller has not (i) granted any lien or security interest on or in any Acquired Asset or (ii) assigned any rights under the Bankruptcy Order.

(b) Seller owns and has title to each of the Acquired Assets pursuant to the terms of the Bankruptcy Order, a copy of which is attached hereto as Exhibit A.

                    5.6          Litigation. Except for the Bankruptcy Case or any actions, pleadings, Orders or Proceedings in connection with said Bankruptcy Case, including the Bankruptcy Order: (a) there are no Proceedings pending, or to the Seller’s Knowledge, threatened, against the Seller with respect to the Acquired Assets; (b) to the Seller’s Knowledge, there are no Proceedings pending or threatened against the Acquired Assets; (c) no judgments have been filed of record with any Governmental Authority against Seller with respect to the Acquired Assets; and (d) to the Seller’s Knowledge, no judgments have been filed of record with any Governmental Authority against the Acquired Assets.

5.7 Employment Matters. Seller does not have any employees. Seller has no written or oral employee benefit plans.

                    5.8          Assigned Contracts. To Seller’s Knowledge, no party to any Assigned Contract other than Freedom Fuels is in material breach or default thereunder, except for any breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                    5.9          Brokers or Finders. Neither Seller nor any Person acting on behalf of Seller has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement for which Buyer is or will become liable, and Seller shall hold harmless and indemnify Buyer from any claims with respect to any such fees or commissions.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

                    6.1          Organization and Good Standing. Buyer is a limited liability company, duly organized and validly existing under the laws of the State of Iowa.

                    6.2          Authority; Validity. Buyer has the requisite limited liability power and authority necessary to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly

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authorized by all requisite limited liability company actions in respect thereof. The consummation by Buyer of the transactions contemplated herein have been duly and validly authorized by all requisite limited liability company actions in respect thereof, provided that the Closing of said transactions by Buyer is subject to Buyer Unitholder Approval in accordance with Section 7.5(f). This Agreement has been duly and validly executed and delivered by Buyer and each other Transaction Document to which Buyer is a party will be duly and validly executed and delivered by Buyer at the Closing. This Agreement and the other Transaction Documents to which Buyer is a party constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity.

                    6.3          No Conflict. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions as provided for herein and therein, will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer under (a) any agreement, indenture, or other instrument to which it is bound, (b) the certificate of formation or organization, operating agreement, member control agreement, limited liability company agreement, bylaws or other similar governing documents of Buyer, (c) any Order or (d) any Legal Requirement.

                    6.4          Availability of Funds. Buyer at the Closing will have at least $4,000,000.00 in immediately available funds, exclusive of amounts available to be borrowed under the Loan Documents, to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

                    6.5          Litigation. There are no Proceedings pending or, to the knowledge of Buyer, threatened, that would affect Buyer’s ability to perform its obligations under this Agreement or any other Transaction Documents or to consummate the transactions contemplated hereby or thereby.

                    6.6          Brokers or Finders. Neither Buyer nor any Person acting on behalf of Buyer has paid or become obligated to pay any fee or commission to any broker, finder, investment banker, agent or intermediary for or on account of the transactions contemplated by this Agreement for which Seller is or will become liable, and Buyer shall hold harmless and indemnify Seller from any claims with respect to any such fees or commissions.

ARTICLE 7
ACTION PRIOR TO THE CLOSING DATE

                    7.1          Operations Prior to the Closing Date. Seller covenants and agrees that, after the Effective Date and prior to the Closing Date, Seller agrees that it will not sell, lease, transfer or dispose of any Acquired Assets, grant any new mortgage or security interest on any Acquired Assets in addition to the Permitted Encumbrances and/or Unpermitted Liens, or modify or amend any Assigned Contract except as may be approved in writing by Buyer.

                    7.2          Governmental Consents; Commercially Reasonable Efforts.

                          (a)          To Seller’s Knowledge, in order for Buyer to operate the Facility, Buyer will be required to have the Permits identified in Schedule 7.2(a) transferred to Buyer by Governmental Authorities or otherwise issued by Governmental Authorities in Buyer’s name, which transfer or issuance will be in the discretion of such Governmental Authorities having jurisdiction with respect to such Permits, and Seller makes no representation or warranty that Buyer will be able to obtain the approval of such Governmental Authorities with respect to such transfer or issuance. Further, Seller makes no representation or warranty as to whether any

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Permits in addition to or substitution for said Permits identified in Schedule 7.2(a) may be required by any Governmental Authority and/or under any Legal Requirement.

                           (b)          Subject to Section 2.5, Seller, on the one hand, and Buyer, on the other hand, shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including using all commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article 9 and Article 10 to be satisfied; (ii) the obtaining of all necessary Governmental Authorizations (including those referenced in paragraph (a) immediately above) and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to avoid any Proceeding by any Governmental Authority; (iii) the defending of any Proceedings challenging this Agreement or the consummation of the transaction contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; (iv) subject to the provisions of Section 2.5 and Section 2.6, the taking of all reasonable acts necessary to effectuate the transfer of the Assigned Contracts and Transferable Permits; and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement.

                           (c)          With the exception of any communication or filing involving Buyer and the SEC, to which this Section 7.2(c) shall not apply and which instead shall be governed by Section 7.5 (including without limitation, the filing of the Proxy Statement and periodic reports on Forms 10-K, 10-Q and 8-K, including for purposes of making public any private member communication), the parties agree as follows: (i) Seller, on the one hand, and Buyer, on the other hand, (x) shall promptly inform each other of any communication from any Governmental Authority concerning this Agreement, the transactions contemplated hereby, and any filing, notification or request for approval, and (y) shall permit the other to review in advance any proposed written or material oral communication or information submitted to any such Governmental Authority in response thereto; (ii) none of Parties shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry with respect to this Agreement or the transactions contemplated hereby, unless such Party consults with the other Parties in advance (unless such consultation is not permitted by applicable Legal Requirements) and, to the extent permitted by any such Governmental Authority, gives the other Party the opportunity to attend and participate thereat, in each case to the maximum extent practicable; and (iii) subject to any restrictions under applicable Legal Requirements, Buyer, on the one hand, and Seller, on the other hand, shall furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and the Governmental Authority or members of its staff on the other hand, with respect to this Agreement, the transactions contemplated hereby (excluding documents and communications which are subject to preexisting confidentiality agreements or to the attorney-client privilege or work-product doctrine) or any such filing, notification or request for approval. Each Party also shall furnish the other Party with such necessary information and assistance as such other Party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registration or submissions of information to the Governmental Authority in connection with this Agreement, the transactions contemplated hereby and any such filing, notification or request for approval. No Party shall be required by this Section 7.2 to provide any communication or information, or take any other action, that would violate any Legal Requirement or confidentiality

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agreement or that would cause the loss of any protections provided by the attorney-client privilege or work-product doctrine.

                    7.3          Operating Permits. As soon as practicable following the Effective Date, Buyer shall file all applications and undertake all activities reasonably necessary to obtain from any Governmental Authority with jurisdiction over the Facility or the operations thereof, any and all such approvals, consents, or other authorizations or Permits necessary for Buyer or any agents or affiliates thereof to produce biodiesel or any co-products, bi-products or wastes associated with such biodiesel production or otherwise to operate the Facility.

                    7.4          Due Diligence. From the Effective Date until the earlier of the Due Diligence Expiration Date or the termination of this Agreement:

                         (a)          Seller shall furnish to Buyer and its authorized Representatives such additional information relating to the Facility or other Acquired Assets as Buyer shall reasonably request and shall permit Buyer to make reasonable investigations of the Facility and the other Acquired Assets and have reasonable access to the Facility to complete its due diligence, provided that Buyer shall be obligated to obtain all consents or approvals required by, and otherwise comply with the terms of, Section 2.5(b), and Seller’s duties under this Section 7.4 shall be subject to Buyer’s compliance with said Section 2.5(b). Without limiting the generality of the foregoing, Seller shall furnish Buyer, with respect to the Owned Real Property, any existing surveys, legal descriptions and title policies that are in the possession of Seller.

                         (b)          Buyer shall furnish to Seller and its authorized Representatives such additional information relating to Buyer as Seller shall reasonably request and shall permit Seller to make reasonable investigations of Buyer’s financial records and other documentation and information in Buyer’s possession that may be relevant to the transactions contemplated herein.

                         (c)          Each Party and its officers, directors, employees, agents and representatives (including legal, accounting and financial advisors) shall treat all documentation and information received pursuant to the due-diligence investigation contemplated in this Section 7.4 as strictly confidential, and shall not disclose such documentation or information to any Person, other than said Party’s officers, directors, employees, agents and/or representatives in connection with the evaluation thereof and consummation of the transactions contemplated herein, except to the extent (a) such disclosure is required by any law, rule or regulation, or by any Governmental Authority, (b) such documentation and information is or becomes generally available to the public other than as a result of a disclosure by the Party receiving such documentation and information hereunder or by any of its officers, directors, employees, agents and/or representatives, (c) such documentation and information was obtained by the Party receiving the same hereunder, or by any of its officers, directors, employees, agents and/or representatives, on a non-confidential basis before or after said receipt pursuant to this Agreement, from someone other than the Party delivering such documentation and information hereunder or its officers, directors, employees, agents and/or representatives. In the event that the transactions contemplated herein are not consummated and this Agreement is terminated, the Party receiving such confidential documentation and information hereunder and its officers, directors, employees, agents and/or representatives shall, upon the request of the disclosing Party, return to the disclosing Party or destroy all materials received pursuant to this Section 7.4.

                         (d)          Subject to Section 9.5, Buyer shall cooperate with Seller in all reasonable respects in connection with Seller obtaining the Title Commitment and documentation related thereto; provided that Seller shall not be required to provide an updated survey of the Owned Real Estate, but Seller shall, to the extent required by the Title Company to issue the Title Policy,

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reasonably cooperate with Buyer in obtaining an update of the existing survey of the Owned Real Estate, and provided further that nothing in this Section 7.4(d) shall require Seller to make any expenditure or incur any obligation on its own or on behalf of Buyer.

                    7.5          Preparation of the Proxy Statement; Unitholder Meeting.

                         (a)          As soon as practicable following the date of this Agreement, but in no event later than thirty (30) days after the Effective Date, Buyer shall prepare and file the Proxy Statement with the SEC. Seller shall have a reasonable opportunity to review the Proxy Statement and any supplement thereto prior to the filing or submission thereof to the SEC.

                         (b)          Buyer, after filing the Proxy Statement, shall as promptly as practical provide to or file with the SEC, to the extent required by applicable Legal Requirements, any additional information with respect to or any supplement or amendment to the Proxy Statement as required by the SEC, or take such other action as is required by the SEC in connection with the filing of the Proxy Statement.

                         (c)          If at any time prior to the Buyer Unitholder Meeting (as defined below), any information relating to Seller or Buyer, or any of their respective Affiliates, directors or officers, or any of transactions contemplated by this Agreement, is discovered by Buyer such that Buyer determines that, under applicable Legal Requirements, said information must be set forth in an amendment or supplement to the Proxy Statement, Buyer (i) shall promptly notify Seller of such determination, and (ii) as soon as practical after such discovery, shall promptly file with the SEC an amendment or supplement describing such information, and, to the extent required by applicable Legal Requirements, disseminate such information to the unitholders of Buyer.

                         (d)          Buyer, as soon as practical following receipt of notification from the SEC that it has no further comments on the Proxy Statement, and subject to compliance with SEC requirements and the requirements of Buyer’s operating agreement and applicable Legal Requirements, shall establish a record date for, duly call, give notice of, convene and hold a special meeting of its unitholders (the “Buyer Unitholder Meeting”) for the purpose of obtaining the Buyer Unitholder Approval. Buyer, through its Board of Directors, subject to the fiduciary duties of said Board, shall recommend to Buyer’s unitholders approval of the transactions contemplated herein in accordance with the terms of this Agreement.

                         (e)          Buyer shall promptly notify Seller in writing when (i) Buyer has received notification from the SEC that it has no further comments on the Proxy Statement, and (ii) the Buyer Unitholder Approval has been obtained or has been denied at the Buyer Unitholder Meeting.

                         (f)          Notwithstanding anything else provided in this Agreement, and regardless of any actions or efforts taken by Buyer or by any other party (including the SEC, the Board of Directors of Buyer, or the unitholders of Buyer), if for any reason Buyer Unitholder Approval has not been obtained by Buyer on or before the date one hundred (100) days after the Effective Date (the “Unitholder Approval Deadline”), then Seller shall have the right to terminate this Agreement pursuant to Article 12. In the event that Seller exercises any such termination right at any time after the expiration of the Unitholder Approval Deadline, Seller thereafter shall have no further obligations under this Agreement, provided, that Seller shall be entitled to have the Deposit disbursed immediately to it under the Deposit Escrow Agreement and Section 2.7 notwithstanding the exercise of such termination right.

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ARTICLE 8
ADDITIONAL AGREEMENTS

                  8.1          Taxes. Solely in the event of and following the Closing:

                         (a)          Seller shall be responsible for paying, when due, any and all sales, use, property transfer, documentary, stamp, registration, recording or similar Tax payable in connection with the sale or transfer of the Acquired Assets (“Transfer Taxes”), provided that the actual amount of such Transfer Taxes and any out-of-pocket expenses incurred in connection with the preparation and filing of any Tax Returns in connection with such Transfer Taxes shall be shared equally by Seller and Buyer. After Seller has paid such Transfer Taxes and any costs of preparing the applicable Tax Returns, Seller shall invoice Buyer for Buyer’s share of such amounts, and Buyer shall promptly reimburse Seller for Buyer’s share of the same. Seller and Buyer shall use reasonable efforts and cooperate in good faith to exempt the sale and transfer of the Acquired Assets from any such Transfer Taxes. Seller shall prepare and file all necessary Tax Returns or other documents with respect to all such Transfer Taxes. In the event any such Tax Return requires execution by Buyer, Seller shall prepare and deliver to Buyer a copy of such Tax Return at least five days before the due date thereof, and Buyer shall, subject to its review and approval of such Tax Return, promptly execute such Tax Return and deliver it to Seller, which shall cause it to be filed.

                         (b)          All real and personal property Taxes, similar ad valorem obligations levied with respect to the Acquired Assets and other similar obligations (“Periodic Taxes”) payable in the year 2010 (regardless of the year for which such Periodic Taxes have been or are assessed) shall be prorated between Buyer and Seller as of the Closing Date. Buyer shall be responsible for preparing and filing any and all Tax Returns required to be filed after the Closing Date with respect to Periodic Taxes; provided, however, that such Tax Returns shall, to the extent they relate to a taxable period included in the period ending with and including the Closing Date, be subject to the review and approval of Seller, which approval shall not be unreasonably withheld or delayed. All Periodic Taxes payable after the year 2010 (regardless of the year for which such Periodic Taxes have been or are assessed) shall be borne by Buyer.

                         (c)          Without limiting the generality of the foregoing clause (b), Seller shall pay its allocable share of the fiscal year 2009/2010 real estate Taxes due in fiscal year 2010/2011, prorated through the Closing Date, and any unpaid real estate Taxes payable in prior years. Buyer shall pay all subsequent real estate Taxes. Seller shall pay on the Closing Date any installments of any special assessments which are a lien on the Property as of the Closing Date to the extent such special-assessment installments are actually due prior to the Closing Date. Buyer shall pay all other special assessments or installments not payable by Seller.

                         (d)          Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Facility and the other Acquired Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claims, suit or proceeding relating to any Tax; provided, however, that neither Buyer nor any Seller shall be required to disclose the contents of its income Tax Returns to any Person. Any expenses incurred in furnishing such information or assistance pursuant to this Section 8.1(c) shall be borne by the Party requesting it.

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                  8.2          Payments Received. Seller and its Affiliates, on the one hand, and Buyer, on the other hand, each agree that, after the Closing, each will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash) or other property that they may receive on or after the Closing which properly belongs to the other and will account to the other for all such receipts.

                  8.3          No Other Representations or Warranties.

                         (a)          Buyer acknowledges that, except for the representations and warranties contained in Article 5, neither Seller nor any other Person on behalf of Seller makes in this Agreement, or has made verbally or in writing in any other instrument or document other than the Agreement, any express or implied representation or warranty with respect to Seller or any of the Acquired Assets (including representations and warranties as to title to or the condition of the Facility or any other Acquired Assets or as to any Confidentiality Arrangements or Potentially Confidential Information with respect to the Assigned Contracts or any other Acquired Assets) or with respect to any information provided by or on behalf of Seller to Buyer. Buyer’s acceptance of the Deed pursuant to Article 4 of this Agreement shall constitute Buyer’s acknowledgement and agreement (i) that neither Seller nor any Person on behalf of Seller has made any written or verbal warranty or representation of any kind with respect to the Acquired Assets, Assumed Liabilities or Excluded Liabilities; (ii) that Buyer has not relied upon any written or verbal representation or warranty made by Seller or any other Person on behalf of Seller with respect to the Acquired Assets, Assumed Liabilities or Excluded Liabilities; (iii) that Buyer has had such opportunity as it considers adequate to inspect and examine the Facility and other Acquired Assets, and Buyer in fact has conducted such inspections and examinations and such other due diligence as it considers reasonable and necessary; and (iv) that based upon said inspections, examinations and other due diligence, Buyer has determined that the Acquired Assets in their condition as of the Closing (which condition shall be “AS IS,” “WHERE IS” and “WITH ALL FAULTS” pursuant to Section 8.4) is fit for and compatible with Buyer’s intended use and purposes.

                         (b)          In connection with investigation by Buyer, Buyer has received or may receive from Seller certain projections, forward-looking statements and other forecasts and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans), and that Buyer shall have no claim against anyone with respect thereto. Accordingly, Buyer acknowledges that Seller make no representation or warranty with respect to such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).

                  8.4          Acquired Assets “AS IS”; Buyer’s Acknowledgment Regarding Same. Buyer agrees, warrants and represents that (a) subject to the representations, warranties, terms and conditions contained in this Agreement, Buyer is purchasing the Acquired Assets on an “AS IS,” “WHERE IS” and “WITH ALL FAULTS” basis as of the Closing Date based solely on Buyer’s own investigation of the Acquired Assets and (b) except as set forth in this Agreement, neither Seller nor any broker or other Representative of Seller has made any warranties, representations or guarantees, express, implied or statutory, written or oral, respecting the Acquired Assets, any part of the Acquired Assets, the financial performance of the Acquired Assets, or the physical or environmental condition of the Acquired Assets. Buyer further acknowledges that the consideration for the Acquired Assets specified in this Agreement

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has been agreed upon by Seller and Buyer after good-faith arms-length negotiation in light of Buyer’s agreement to purchase the Acquired Assets “AS IS,” “WHERE IS,” and “WITH ALL FAULTS”. Buyer agrees, warrants and represents that, except as set forth in this Agreement, Buyer has relied, and shall rely, solely upon its own investigation of all such matters, and that Buyer assumes all risks with respect thereto. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER MAKES NO EXPRESS WARRANTY, NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND NO IMPLIED OR STATUTORY WARRANTY WHATSOEVER WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY OR ANY FIXTURES OR THE ACQUIRED ASSETS.

                    8.5          Mobilization, Utilities. Buyer hereby acknowledges that the Facility is not in operation as of the Effective Date, and that prior to commencement of operation of the Facility various costs and expenses with respect to mobilization, evaluation and/or start-up may need to be incurred, including, for example, charges relating to utilities, Equipment or components of the Facility to confirm that the same are available and in working order. Buyer shall pay all such mobilization, evaluation and/or start-up costs and expenses regardless of whether the same are incurred before or after the Closing Date; provided, however, that no such mobilization, evaluation and/or start-up costs and expenses for which Buyer will be responsible shall be incurred prior to the Closing Date unless requested, or consented to, by Buyer; and provided further that to the extent that any utility charges have been incurred by Seller prior to the Closing Date for purposes of “mothballing” the Facility, Seller shall be responsible for such utility charges.

                    8.6          Reserve; Certain Insurance Matters.

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                         (a)          On the Closing Date, Buyer shall establish a cash reserve in the amount of $250,000 or such lesser amount as is established under subparagraph (b) immediately below (the “Hold Back”). Buyer shall deposit the Hold Back on the Closing Date with the Hold-Back Escrow Agent in cash payable by wire transfer or other immediately available funds which shall be governed by the terms of this Section 8.6 and the Hold-Back Escrow Agreement. Interest shall be payable on the Hold Back as set forth in the Hold-Back Escrow Agreement. The Hold Back shall not be included as part of the Deposit required by Section 2.7.

                         (b)          The Hold Back shall be used solely for the purposes set forth in, and in accordance with, this Section 8.6, Schedule 8.6(a) identifying certain Facility repairs, and Schedule 8.6(b) identifying certain environmental investigatory and corrective actions with respect to the Environmental Condition and the Facility. Within one hundred twenty (120) days after the Effective Date, the Parties shall mutually agree on the scope of work to be completed under Schedule 8.6(a) referenced below. Within sixty (60) days after the Effective Date, the Parties shall mutually agree on the scope of work to be completed under Schedule 8.6(b) referenced below. Each of said agreements shall include necessary line-item details for the work to be performed, time schedules, budgets, and Hold-Back draw procedures; provided, however, that the scopes of work, time schedules and budgets shall be based on reasonable and customary industry standards with respect to the Facility repairs and environmental investigatory and corrective actions contemplated by Schedules 8.6(a) and (b) (collectively, the “Work”); and provided further that the budgets in aggregate for the Work shall not exceed $250,000. If the Parties are not able to mutually agree on the Work (including the time schedules and budgets) required by this subparagraph (b) within sixty (60) days of the Effective Date for the Work contemplated by Schedule 8.6(b) or within one hundred twenty (120) days of the Effective Date for the Work contemplated by Schedule 8.6(a), and Closing hereunder has not yet occurred on or before either of these applicable deadlines, then this Agreement shall terminate unless the Parties otherwise agree on protocols and procedures for implementing this Section 8.6.

                         (c)          Buyer shall complete the Work as contemplated by Schedule 8.6(a) and Schedule 8.6(b), in each case in accordance with the scopes of work and time schedules referenced in subparagraph (b) immediately above and in compliance with all applicable Legal Requirements. Buyer shall be solely responsible for completing the Work, and Seller shall have no responsibility for said Work except for providing funds in connection therewith pursuant to the Hold Back and, if applicable, the Insurance Funds (defined below), in accordance with this Section 8.6. Buyer, at its expense (provided said expense shall include Buyer’s access to the Hold Back and if applicable, Insurance Funds as set forth in this Section 8.6), shall be responsible for completing the Work regardless of the cost thereof, including if such cost exceeds the amounts budgeted pursuant to subparagraph (b) above and/or exceeds the amounts in the Hold-Back and, if applicable, the Insurance Funds.

                         (d)          Upon the mutual agreement and direction of the Parties, as more fully set forth in the Hold-Back Escrow Agreement, the Hold-Back Escrow Agent shall directly disburse funds, on behalf of Buyer, to third parties for payment of the Work that they have performed on behalf of Buyer in accordance with this Section 8.6, up to a maximum amount equal to the (i) the Hold Back, and (ii) if applicable under subparagraph (f) below, the Insurance Funds, provided that such payment shall be subject to the following: (i) such Work has satisfied the requirements of Schedule 8.6(a) and Schedule 8.6(b), as applicable, including the scopes of work and time schedules established in connection therewith; (ii) the Work is completed in compliance with applicable Legal Requirements; (iii) the payments are for reasonable, out-of-pocket expenses actually incurred by Buyer to third parties to complete the Work and (iv) Buyer has satisfied the protocols and procedures governing the Hold-Back Escrow Agreement, including those

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procedures requiring Borrower to provide evidence, in a form reasonably satisfactory to Seller, of the amounts actually due to such third parties for the Work.

                         (e)          Buyer shall make all requests for payment to third parties pursuant to subparagraph (d) of this Section 8.6 no later than the first annual anniversary of the Closing Date (the “Payment Deadline”). In the event that amounts paid under said subparagraph (d) for the Work performed are less than the amount of the Hold Back, then the undistributed balance of the Hold Back shall be paid to Seller no later than five (5) business days after the expiration of the Payment Deadline.

                         (f)          Seller shall utilize commercially reasonable efforts to obtain any reimbursement or other recovery (“Insurance Funds”) contractually available to Seller from the Chubb Group of Insurance Companies (“Chubb”) under that certain energy industries insurance policy number 3584-88-77-CHI to the extent said policy is applicable to the environmental investigatory and corrective actions required under Schedule 8.6(b). The parties acknowledge that there is no pending claim with Chubb for said Insurance Funds, if any, and no determination has been made by Seller as to whether there is a basis for such claim. If Seller obtains any such Insurance Funds with respect to said environmental investigatory and corrective actions, then Seller shall promptly convey to Buyer such Insurance Funds less any actual costs incurred by Seller in obtaining said Insurance Funds, but only to the extent that the amount of the Hold Back paid pursuant to subparagraph (d) of this Section 8.6 is less than the reasonable, out-of-pocket costs actually incurred by Buyer for the Work. Buyer shall reasonably cooperate with Seller in connection with Seller’s efforts to obtain Insurance Funds under this subparagraph (f), including providing Seller with documentation and other information reasonably requested by Seller with respect to any Work performed by Buyer and any costs incurred in connection with such Work.

                         (g)          In no event shall the aggregate funds disbursed on behalf of Buyer under this Section 8.6 in respect of the Hold Back and if applicable, the Insurance Funds exceed the reasonable, out-of-pocket costs actually incurred by Buyer in completing the Work.

(h) Buyer shall promptly certify in writing to Seller when the Work required under this Section 8.6 has been completed.

                         (i)          Seller shall have the right, but not the duty, to inspect said Work from time to time as it is being performed by Buyer, and within thirty (30) days after Buyer has provided the certification of completion required under subparagraph (h) immediately above. Buyer shall provide Seller with such reports and other information with regard to the status of the completion of the Work, and of the costs incurred in connection therewith, as Seller reasonably requests from time to time.

ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER TO CLOSE

          The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing or such earlier date as set forth below, of each of the following conditions. To the extent that the deadline for satisfaction of any of the conditions set forth below is on a date prior to the Closing Deadline, Buyer shall be deemed to have waived such condition as a condition precedent to Closing if it does not object in writing, delivered to Seller, on or before the applicable deadline:

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                    9.1     Accuracy of Representations. Each of the representations and warranties of Seller contained in Article 5 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate of Seller to such effect signed by a duly authorized officer thereof.

                    9.2     Seller’s Performance. Seller shall have performed and complied with in all material respects the covenants and agreements that Seller is required to perform or comply with pursuant to this Agreement at or prior to the Closing, and Buyer shall have received a certificate of Seller to such effect signed by a duly authorized officer thereof.

                    9.3     Seller’s Deliveries. Each of the deliveries required to be made to Buyer pursuant to Section 4.3 shall have been so delivered.

                    9.4     Due Diligence. Buyer shall not have terminated this Agreement, on or before the Due Diligence Expiration Date, in accordance with Section 12.1(b) hereof as a result of its due diligence investigation pursuant to Section 7.4(a).

                    9.5     Title Policy and Objections. Buyer’s Objections (as defined herein), if any, shall have been satisfied or waived pursuant to this Section 9.5:

                    (a)          Seller shall provide to Buyer, by no later than forty-five (45) days after the Effective Date, from First American Title Insurance Company or such other title company mutually agreed upon by the Parties (the “Title Company”), a commitment (the “Title Commitment”) for an owner’s title insurance policy on the Owned Real Property (the “Title Policy”) in form and substance reasonably acceptable to Buyer, insuring Buyer as having fee simple title to the Owned Real Property, subject only to Permitted Encumbrances that Buyer has not objected to or waived pursuant to Section 9.5(c).

                    (b)          Seller shall, to the extent required by the Title Company to issue the Title Policy, reasonably cooperate with Buyer in obtaining an update of the existing survey of the Owned Real Property, provided in connection therewith Seller shall not be required to make any expenditure or incur any obligation on its own or on behalf of Buyer, and Buyer shall be responsible for obtaining any such survey update.

                    (c)          Buyer shall have twenty (20) days after receipt of the Title Commitment to provide Seller with written notice (the “Objections”) specifying any Encumbrances to which Buyer objects and any other alleged defects in the title to the Owned Real Property. Buyer’s failure to provide such Objections within said twenty (20)-day limit shall constitute a waiver of Objections with respect to any matters disclosed in the Title Commitment. Seller, in its sole discretion, may undertake to cure any Objections timely delivered by Buyer in accordance with this Section 9.5, but Seller shall have no obligation to do so. Seller also may elect, in its sole discretion, not to cure any Objections, in which event Seller may elect to terminate this Agreement in accordance with Article 12. If Seller commences to cure any Objection, such election shall not preclude Seller from thereafter, at any time, ceasing such cure and terminating this Agreement pursuant to Article 12. If, in connection with any Objections from Buyer, Seller provides notice of termination in accordance with Article 12, Buyer may thereafter waive any or all Objections, and Seller then may not exercise its termination rights relating to said waived Objection if Buyer provides Seller with written notice of its waiver of said Objection within three (3) business days after receiving Seller’s notice of termination, provided that if Buyer at any time elects to waive less than all of its Objections, nothing shall prevent Seller from exercising its termination rights under Article 12 with respect to any Objection not waived by Buyer. In the

25

event that Buyer makes any timely Objections hereunder, and Seller exercises its cure rights with respect thereto and does not terminate this Agreement in connection therewith, the Title Policy shall be revised, to the reasonable satisfaction of Buyer and Seller, to incorporate any such cure completed or caused by Seller.

                    (d)          The Title Company at Closing shall issue a Title Policy without any material revisions to the Title Commitment except for such revisions made in accordance with subparagraph (c) immediately above to reflect any cure completed or caused by Seller in response to timely Objections from Buyer.

                    9.6     Lien Search Results. Buyer shall have received, at its sole expense, results of UCC, tax, lien, judgment and pending suit searches, confirming the absence of Encumbrances on the Acquired Assets (other than Permitted Encumbrances and the Unpermitted Liens) that would have a Material Adverse Effect; provided, however, that nothing in this Section 9.6 shall affect the representations and warranties of Seller set forth herein.

                    9.7     Damage to Acquired Assets. There shall not have occurred any damage, loss, destruction or condemnation of Acquired Assets that would have a Material Adverse Effect.

                    9.8     Financing. Seller and Buyer shall have entered into the Loan Documents, and all conditions precedent contained in the Loan Documents shall have been satisfied or waived such that the lender(s) under the Loan Documents shall be obligated to advance on the Closing Date $6,000,000 for Buyer to consummate the transactions contemplated by this Agreement.

                    9.9     Buyer Unitholder Approval. Buyer shall have obtained the Buyer Unitholder Approval in accordance with Section 7.5(f).

                    9.10   No Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Order which is in effect and which has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

                    9.11   Governmental Authorizations. Any Governmental Authorizations necessary for consummation of the transactions contemplated by this Agreement shall have been obtained by the Due Diligence Expiration Date.

                    9.12   Consents. Any consents or approvals required of any third parties, including any Persons participating in the transactions contemplated by the Loan Documents, have been obtained by Buyer, provided, that all such third-party consents or approvals, other than the Buyer Unitholder Approval (which shall be subject to the Unitholder Approval Deadline) and other than those from any of the lenders under the Loan Documents, shall have been obtained by the Due Diligence Expiration Date.

                    9.13   IDED. A lien waiver shall have been obtained by Seller, by the Due Diligence Expiration Date, from the Iowa Department of Economic Development (“IDED”) confirming that IDED’s claim in the Bankruptcy Case has been satisfied, waived or otherwise resolved.

                    9.14   Seller’s Cure Rights. In the event that Buyer elects not to close the transactions contemplated by this Agreement because any condition precedent under this Article 9 has not been satisfied, and such condition has not been waived, Buyer shall provide Seller with a written notice specifying each such condition precedent that Buyer asserts has not been satisfied. Upon receipt of such written notice, Seller in its sole discretion shall have the right, but not the obligation, to cure any such unsatisfied condition, but only to the extent that Seller can actually cure such unsatisfied condition. In the

26

event that Seller has completed said cure and caused such conditions to be satisfied in accordance with this Article 9 within twenty (20) days after receiving such written notice from Buyer (or such shorter cure period as applicable to Sections 9.1—9.3 under Article 12), then Buyer shall be required to close the transactions herein contemplated; provided, however, that in the event that any condition shall have been cured by Seller before the termination of the applicable cure-period, then at the election of Buyer, the Closing Date shall be extended by the number of days actually elapsed before the completion of said cure.

ARTICLE 10
CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE

          Seller’s obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                    10.1    Accuracy of Representations. Each of the representations and warranties of Buyer contained in Article 6 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Seller shall have received a certificate of Buyer to such effect signed by a duly authorized officer thereof.

                    10.2    Buyer’s Performance. Buyer shall have performed and complied with in all material respects the covenants and agreements that Buyer is required to perform or comply with pursuant to this Agreement at or prior to the Closing, and Seller shall have received a certificate of Buyer to such effect signed by a duly authorized officer thereof.

                    10.3    Buyer’s Deliveries. Each of the deliveries required to be made to Seller pursuant to Section 4.2 shall have been so delivered.

                    10.4    Due Diligence. Seller shall be satisfied with the results of its due diligence investigation pursuant to Section 7.4(b), including any due diligence relating to Buyer’s compliance with the requirements of the Loan Documents, and Seller shall have received any consents or approvals of any Persons necessary for execution of the Loan Documents and consummation of the transactions contemplated by said Loan Documents, including any consents and approvals from any and all participants in the loan to be made pursuant to the Loan Documents.

                    10.5    No Order. No Governmental Authority shall have enacted, issued, promulgated or entered any Order which is in effect and which has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

                    10.6    Governmental Authorizations. Any Governmental Authorizations necessary for consummation of the transactions contemplated by this Agreement shall have been obtained.

                    10.7    Consents. Any consents or approvals required of any third parties, including any Persons participating in the transactions contemplated by the Loan Documents, have been provided.

                    10.8    Financing. Seller and Buyer shall have entered into the Loan Documents, and all conditions precedent contained in the Loan Documents shall have been satisfied or waived such that the lender(s) under the Loan Documents shall be obligated to advance on the Closing Date $6,000,000 for Buyer to consummate the transactions contemplated by this Agreement.

                    10.9    IDED. A lien waiver shall have been obtained from the Iowa Department of

27

Economic Development (“IDED”) confirming that IDED’s claim in the Bankruptcy Case has been satisfied, waived or otherwise resolved.

                    10.10   Buyer’s Cure Rights. In the event that Seller elects not to close the transactions contemplated by this Agreement because any condition precedent under this Article 10 has not been satisfied, and such condition has not been waived, Seller shall provide Buyer with a written notice specifying each such condition precedent that Seller asserts has not been satisfied. Upon receipt of such written notice, Buyer in its sole discretion shall have the right, but not the obligation, to cure any such unsatisfied condition, but only to the extent that Buyer can actually cure such unsatisfied condition. In the event that Buyer has completed said cure and caused such conditions to be satisfied in accordance with this Article 10 within twenty (20) days after receiving such written notice from Seller (or such shorter cure period as applicable to Sections 10.1—10.3 under Article 12), then Seller shall be required to close the transactions herein contemplated; provided, however, that in the event that any condition shall have been cured by Buyer before the termination of the applicable cure-period, then at the election of Seller, the Closing Date shall be extended by the number of days actually elapsed before the completion of said cure.

ARTICLE 11
LIMITED EXCLUSIVITY

                    11.1   Buyer’s Limited Exclusive Window. Unless this Agreement has been earlier terminated by either Party in accordance with Article 12, Seller shall not enter into any written or oral agreement or written or oral understanding to sell, agree in writing to sell, or sell the Acquired Assets to any party other than Buyer, including by way of merger, consolidation or other business combination of Seller with such party (hereinafter a “Third-Party Sale”), from the period commencing on the Effective Date and ending at 12:00 midnight Central time on the Expiration Date (such period hereinafter shall be referred to as the “Buyer’s Window”); provided, that in the event that Buyer, in accordance with Section 7.5, on or before the Expiration Date: (a) notifies Seller that Buyer has obtained Buyer Unitholder Approval before expiration of the Unitholder Approval Deadline, and (b) makes the Deposit in compliance with Section 2.7, then the ending date for Buyer’s Window shall be extended until 12:00 midnight Central time on the Closing Deadline.

                    11.2   Seller’s Safe Harbor. The Parties acknowledge and agree that the purpose and effect of Section 11.1 is to provide Buyer with a limited exclusive opportunity to consummate the transactions contemplated by this Agreement during the Buyer’s Window if all of the terms and conditions of this Agreement are satisfied, and that this Article 11 is not intended to impose “no-shop” obligations or restrictions upon Seller. Without limiting the generality of the immediately proceeding sentence, nothing in this Article 11 is intended to limit, restrict or prohibit, and shall not act to limit, restrict or prohibit, the ability or right of Seller or any of its owners, directors, officers, employees, representatives or agents from taking any action, directly or indirectly, to: (A) participate, initiate, engage or otherwise enter in or entertain (including by way of furnishing or disclosing information with respect to the Acquired Assets or providing access to the Acquired Assets for purposes of inspection or evaluation) any communications or negotiations with any third party concerning any sale and purchase or other form of acquisition of the Acquired Assets or any portion thereof (including by way of merger, consolidation or other business combination involving the Seller), or participate, initiate, engage or otherwise enter in or entertain inquiries or proposals concerning, or which could reasonably be expected to lead to, any of the foregoing (collectively, hereinafter a “Potential Acquisition Transaction”); or (B) negotiate or perform any other activity intended or designed to facilitate the efforts of any third party relating to a Potential Acquisition Transaction; provided, that Seller may not enter into any agreement or understanding requiring the Seller to abandon, terminate or fail to consummate the sale of the Acquired Assets to Buyer during Buyer’s Window as contemplated by this Agreement.

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ARTICLE 12
TERMINATION

                    12.1   Termination Events. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

(a) by either Seller or Buyer:

(i) if a Governmental Authority issues a final, non-appealable ruling or Order prohibiting the transactions contemplated hereby;

(ii) by mutual written consent of Seller and Buyer;

(iii) if the Parties fail to timely agree on the protocols and procedures required by Section 8.6(b) to implement the actions contemplated by Schedules 8.6(a) and (b);

                    (iv)     by written notice to the other Party following the Closing Deadline if the Closing shall not have occurred on or before the Closing Deadline through no fault of (i) Buyer, in the case of notice from Buyer, or (ii) Seller, in the case of notice from Seller; provided, however, that any such termination notice by either Party shall be subject to the cure rights set forth in Article 9 or Article 10, as applicable;

                    (v)     by giving written notice at any time in the event that, on or after the Effective Date (but prior to the Closing Date), either house of the United States Congress votes to reject that certain federal tax program commonly known as the “Biodiesel Credit” or “Blender’s Credit” or if any bill containing such credit is vetoed by the United States President and such veto is not overridden by Congress with the result that the bill is not enacted into law

                    (b)          by Buyer giving timely written notice to Seller on the date thirty (30) days after the Effective Date (the “Due Diligence Expiration Date”) if Buyer is not satisfied in its sole discretion with the results of its due diligence regarding the Acquired Assets pursuant to Section 7.4(a), provided that if Buyer does not give such notice to Seller on or before the Due Diligence Expiration Date, Buyer will be deemed to have waived its right to terminate this Agreement pursuant to this Section 12.1(b);

                    (c)          by Buyer giving timely written notice to Seller on or before the Unitholder Approval Deadline if the Buyer Unitholder Approval shall not have been obtained pursuant to Section 7.5(f), provided that if Buyer does not give such notice to Seller on or before such Unitholder Approval Deadline, Buyer will be deemed to have waived its right to terminate this Agreement pursuant to this Section 12.1(c);

                    (d)          by Buyer giving timely written notice in the event of any breach by Seller of any of Seller’s agreements, covenants, representations or warranties contained herein (provided such breach would result in the failure of a condition set forth in Section 9.1, Section 9.2 or Section 9.3 to be satisfied) and the failure of Seller to cure such breach within fourteen (14) days after delivery of written notice from Buyer specifying particularly such breach; provided, that such breach is capable of being cured and Seller, in its sole discretion, elects to cure such breach; and provided further, however, that in the event that any breach shall have been cured

29

before the expiration of the fourteen (14) day cure-period, at the election of Buyer the Closing Date shall be extended by the number of days actually elapsed before the cure of such breach;

                    (e)          by Buyer giving timely written notice in the event that a condition set forth in Sections 9.4 – 9.13 has not been satisfied, unless such condition has been waived, and the failure of Seller to cure such unsatisfied condition within twenty (20) days after delivery of written notice from Buyer specifying particularly such condition; provided, that such unsatisfied condition is capable of being cured and Seller, in its sole discretion, elects to cure such condition in accordance with Section 9.14; and provided further, however, that in the event that any such unsatisfied condition shall have been cured before the expiration of the twenty (20) day cure-period, at the election of Buyer the Closing Date shall be extended by the number of days actually elapsed before the cure of such condition;

                    (f)          by Seller in the event of any breach by Buyer of any of Buyer’s agreements, covenants, representations or warranties contained herein (provided such breach would result in the failure of a condition set forth in Section 10.1, Section 10.2 or Section 10.3 to be satisfied) and the failure of Buyer to cure such breach within fourteen (14) days after delivery of notice from Seller specifying particularly such breach; provided, that such breach is capable of being cured and Buyer, in its sole discretion, elects to cure such breach; and provided further, however, that in the event that any breach shall have been cured before the expiration of the fourteen (14) day cure-period, at the election of Seller the Closing Date shall be extended by the number of days actually elapsed before the cure of such breach;

                    (g)          by Seller giving written notice at any time after expiration of the Unitholder Approval Deadline, pursuant to Section 7.5(f), if the Buyer does not provide written notification to Seller that the Buyer Unitholder Approval has been obtained by such applicable deadline in accordance with Section 7.5;

                    (h)          by Seller giving written notice at any time after the Expiration Date, if either (a) the Buyer does not provide written notification to Seller by the Expiration Date that the Buyer Unitholder Approval has been obtained before expiration of the Unitholder Approval Deadline under Section 7.5(f), and/or (b) the failure of Buyer to make the Deposit as required by Section 2.7 on or before the Expiration Date;

                    (i)          by Seller giving written notice in the event that Seller elects to terminate the Agreement in accordance with Section 9.5 after receiving any Objections from Buyer, provided that Buyer has not made a timely waiver of its Objections pursuant to Section 9.5; and

                    (j)          by Seller giving timely written notice in the event that a condition precedent set forth in Sections 10.4 – 10.9 has not been satisfied, unless such condition has been waived, and the failure of Seller to cure such condition within twenty (20) days after delivery of written notice from Buyer specifying particularly such condition; provided, that such condition is capable of being cured and Buyer, in its sole discretion, elects to cure such condition in accordance with Section 10.10; and provided further, however, that in the event that any breach shall have been cured before the expiration of the twenty (20) day cure-period, at the election of Seller the Closing Date shall be extended by the number of days actually elapsed before the cure of such breach.

                    12.2   Effect of Termination. In the event of termination of this Agreement by Buyer or Seller pursuant to this Article 12, except as otherwise provided in this Section 12.2 or Section 12.3, all rights and obligations of the Parties under this Agreement shall terminate without any liability of any

30

Party to any other Party; provided, however, that nothing herein shall relieve any Party from liability for breach of this Agreement prior to such termination or limit the rights and remedies of either Party at law or in equity. The provisions of this Section 12.2 and Section 2.7 and, to the extent applicable, Articles 1, 11 and 13, shall expressly survive the expiration or termination of this Agreement. The termination or expiration of this Agreement shall have no affect on the Deposit Escrow Agreement, and following such expiration or termination of this Agreement, the Deposit shall be distributed to Seller in accordance with the provisions of the Deposit Escrow Agreement regardless of the reason for such termination or expiration and regardless of the party that exercise its termination rights hereunder.

                    12.3   Expenses in the Event of Termination. Without limiting the general provisions of Section 12.2, if this Agreement is terminated by Buyer or Seller pursuant to this Article 12, then each Party shall be responsible for all of its own costs and expenses, including any professional fees, incurred in connection with this Agreement or the transactions herein contemplated.

                    12.4   Rights and Remedies. Unless otherwise provided herein, any and all rights and remedies conferred in this Agreement upon a Party will be deemed cumulative with and not exclusive of any other right or remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other right or remedy. Without limiting the generality of the foregoing sentence, the Parties also acknowledge and agree as follows. A Party’s exercise of any rights provided herein to terminate this Agreement shall not constitute an election of remedies that will preclude it from exercising any and all other rights and remedies provided hereby or by law or equity. Irreparable harm for which monetary damages would not be an adequate remedy would occur in the event of any breach of this Agreement, and accordingly, in addition to any other rights and remedies to which the Parties are entitled, each Party shall be entitled seek injunctive relief to prevent a breach of this Agreement and to specifically enforce the terms hereof. To the extent the terms of Article 11 are contrary to this Section 12.4, Article 11 shall be controlling.

ARTICLE 13
GENERAL PROVISIONS

                    13.1   Survival. Except as provided in this Section 13.1, all representations and warranties contained herein or in any certificated deliveries hereunder, and all covenants and agreements contained herein, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the second annual anniversary of the Closing Date, except that the representations, warranties, covenants and agreements made in Section 8.6 shall survive until the second annual anniversary after the date on which Buyer has completed the Work as certified pursuant to Section 8.6(h). Any claim by any Party for any breach of any representation or warranty provided herein, or of any covenants or agreements contained herein, or for any other default under or breach of this Agreement, shall be brought on or before the second annual anniversary of the Closing Date, or in the case of any claim under Section 8.6, the second annual anniversary of the date on which the Work required therein has been completed; provided, however, that this Section 13.1 shall not be applicable to the Loan Documents or to any of the obligations, rights or remedies provided in such Loan Documents.

                    13.2   Public Announcements. Unless otherwise required by applicable Legal Requirement or by obligations of Buyer or Seller or their respective Affiliates pursuant to any listing agreement with or rules of any securities exchange, Buyer, on the one hand, and Seller, on the other hand, shall consult with each other before issuing any other press release or otherwise making any public statement with respect to this Agreement, the transactions contemplated hereby or the activities and operations of the other and shall not issue any such release or make any such statement without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

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                    13.3   Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile or electronic mail (with written confirmation of receipt), (c) received by the addressee, if sent by a delivery service (prepaid, receipt requested) or (d) received by the addressee, if sent by registered or certified mail (postage prepaid, return receipt requested), in each case to the appropriate addresses, representatives (if applicable) and facsimile numbers set forth below (or to such other addresses, representatives and facsimile numbers as a Party may designate by notice to the other Parties):

(i)	If to Seller:

OSM—REO FF, LLC
225 South Sixth Street, Suite 2800
Minneapolis, MN 55402
Attn: Steph Lunde
Telephone: (612) 376-1486
Facsimile: (612) 692-5107
Email: Stephanie.Lunde@osm-mail.com

with a copy (which shall not constitute notice) to:

Leonard, Street and Deinard
150 South Fifth Street, Suite 2300
Minneapolis, MN 55402
Attn: Timothy Ring, Esq.
Email: timothy.ring@leonard.com
Facsimile: (612)335-1657

(ii)	If to Buyer:

Soy Energy, LLC
Attn: Chuck Sand
4765 Highway 143
P.O. Box 648
Marcus, Iowa 50135
Telephone: (712) 376-4135
Email: csand@sandsofiowa.com

AND

Soy Energy, LLC
Attn: Rick Davis
4832 G Avenue
P.O. Box 663
Marcus, Iowa 50135
Telephone: (712) 376-2081
Email: rdavis@midlands.net

with a copy (which shall not constitute notice) to:

BrownWinick

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666 Grand Avenue, Suite 2000
Des Moines, IA 50309
Attn: Thomas Johnson, Esq.
Email: johnson@brownwinick.com
Facsimile: (515) 323-8514

                    13.4   Waiver. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given, and (b) no notice to or demand on one Party shall be deemed to be a waiver of any right of the Party giving such notice or demand to take further action without notice or demand.

                    13.5   Entire Agreement; Amendment. This Agreement (including the Schedules and the Exhibits) and the other Transaction Documents supersede all prior agreements between Buyer, on the one hand, and Seller, on the other hand, with respect to its subject matter and constitute a complete and exclusive statement of the terms of the agreements between Buyer, on the one hand, and Seller, on the other hand, with respect to their subject matter. This Agreement may not be amended except by a written agreement executed by all of the Parties.

                    13.6   Assignment. This Agreement, and the rights, interests and obligations hereunder, shall not be assigned by any Party by operation of law or otherwise without the express written consent of the other Parties (which consent may be granted or withheld in the sole discretion of such other Party).

                    13.7   Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

                    13.8   Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Parties shall bear their own respective expenses (including all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

                    13.9   Governing Law; Consent to Jurisdiction and Venue; Jury Trial Waiver.

                    (a)          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of Minnesota applicable hereto.

                    (b)          All Actions and Proceedings arising out of or relating to this Agreement shall be heard and determined in a Minnesota state court or a federal court sitting in the state of State Minnesota, and the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action or Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Action or Proceeding. The Parties consent to

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service of process by mail (in accordance with Section 13.3) or any other manner permitted by law.

                    (c)          THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SELLER OR BUYER OR THEIR RESPECTIVE REPRESENTATIVES IN THE NEGOTIATION OR PERFORMANCE HEREOF.

                    13.10   Counterparts. This Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement or such amendment and all of which, when taken together, shall be deemed to constitute one and the same instrument. Notwithstanding anything herein to the contrary, delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by telecopier, facsimile or email attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such amendment, as applicable.

                    13.11   Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable benefit, claim, cause of action, remedy or right of any kind.

                    13.12   Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner or equity holder of Seller shall have any liability for any obligations or liabilities of Seller under this Agreement or any other Transaction Document, for any claim based on, in respect of, or by reason of the transactions contemplated hereby and thereby, and no past, present or future director, officer, employee, incorporator, member, partner or equity holder of Buyer shall have any liability for any obligations or liabilities of Buyer under this Agreement or any other Transaction Document, for any claim based on, in respect of, or by reason of the transactions contemplated hereby and thereby.

[Signature pages follow]

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          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorized representatives, all as of the Effective Date.

OSM-REO FF, LLC

By:	/s/ Stephanie Lunde
Name:	Stephanie Lunde
Its:	Vice President

SOY ENERGY, LLC

By:	/s/ Charles Sand
Name:	Charles Sand

Title:	Chairman

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Appendix 2

AMENDED AND RESTATED
OPERATING AGREEMENT

OF

SOY ENERGY, LLC

Dated Effective _________________, 2010

SOY ENERGY, LLC
AMENDED AND RESTATED
OPERATING AGREEMENT

2

5.6 Director as Agent	22
5.7 Restrictions on Authority of Directors	22
5.8 Director Meetings and Notice	23
5.9 Action without a Meeting	23
5.10 Quorum; Manner of Acting	23
5.11 Voting; Potential Financial Interest	23
5.12 Duties and Obligations of Directors	23
5.13 Chairman and Vice Chairman	24
5.14 President and Chief Executive Officer	24
5.15 Chief Financial Officer	24
5.16 Secretary; Assistant Secretary	24
5.17 Vice President	25
5.18 Delegation	25
5.19 Execution of Instruments	25
5.20 Limitation of Liability; Indemnification of Directors	25
5.21 Compensation; Expenses of Directors	26
5.22 Loans	26

SECTION 6. ROLE OF MEMBERS	26
6.1 One Membership Class	26
6.2 Members	26
6.3 Additional Members	26
6.4 Rights or Powers	27
6.5 Voting Rights of Members	27
6.6 Member Meetings	27
6.7 Conduct of Meetings	27
6.8 Notice of Meetings; Waiver	27
6.9 Quorum and Proxies	27
6.10 Voting; Action by Members	27
6.11 Record Date	27
6.12 Termination of Membership	28
6.13 Continuation of the Company	28
6.14 No Obligation to Purchase Membership Interest	28
6.15 Waiver of Dissenters Rights	28
6.16 Limitation on Ownership	28

SECTION 7. ACCOUNTING, BOOKS AND RECORDS	28
7.1 Accounting, Books and Records	28
7.2 Delivery to Members and Inspection	29
7.3 Reports	29
7.4 Tax Matters	29

SECTION 8. AMENDMENTS	30
8.1 Amendments	30

SECTION 9. TRANSFERS	30
9.1 Restrictions on Transfers	30

3

9.2 Permitted Transfers	31
9.3 Conditions Precedent to Transfers	31
9.4 Prohibited Transfers	32
9.5 No Dissolution or Termination	33
9.6 Prohibition of Assignment	33
9.7 Rights of Unadmitted Assignees	33
9.8 Admission of Substituted Members	33
9.9 Representations Regarding Transfers	34
9.10 Distribution and Allocations in Respect of Transferred Units	35
9.11 Additional Members	35

SECTION 10. DISSOLUTION AND WINDING UP	36
10.1 Dissolution	36
10.2 Winding Up	36
10.3 Compliance with Certain Requirements of Regulations; Deficit
Capital Accounts	36
10.4 Deemed Distribution and Recontribution	37
10.5 Rights of Unit Holders	37
10.6 Allocations During Period of Liquidation	37
10.7 Character of Liquidating Distributions	37
10.8 The Liquidator	37
10.9 Forms of Liquidating Distributions	38

SECTION 11. MISCELLANEOUS	38
11.1 Notices	38
11.2 Binding Effect	38
11.3 Construction	38
11.4 Headings	38
11.5 Severability	38
11.6 Incorporation by Reference	39
11.7 Variation of Terms	39
11.8 Governing Law	39
11.9 Waiver of Jury Trial	39
11.10 Counterpart Execution	39
11.11 Specific Performance	39

4

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
SOY ENERGY, LLC

               THIS AMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is adopted effective as of ___________, 2010 (the “Effective Date”), by the approval of the Members of SOY ENERGY, LLC, an Iowa limited liability company (the “Company”), pursuant to the provisions of the Act and the Company’s original Operating Agreement dated effective December 15, 2005 (the “Original Operating Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

               WHEREAS, the Members desire to amend and restate the Original Operating Agreement to revise and set forth their respective rights, duties, and responsibilities with respect to the Company and its business and affairs.

               NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE COMPANY

1.1          Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on December 15, 2005 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2          Name. The name of the Company shall be “Soy Energy, LLC” and all business of the Company shall be conducted in such name.

1.3          Purpose; Powers. The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with, and/or invest in biodiesel production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of feedstocks into biodiesel and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

5

1.4          Principal Place of Business. The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at P.O. Box 663, Marcus, IA 51035, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.

1.5          Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6          Agent for Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be Chuck Sand, 222 N. Main, Marcus, Iowa 51035, or any successor as appointed by the Directors.

1.7          Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8          Payment of Individual Obligations. Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9          Independent Activities; Transactions with Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10        Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

6

          (a)          “Act” means the Iowa Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

          (b)          “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          (c)          “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

          (d)          “Agreement” means this Amended and Restated Operating Agreement of Soy Energy, LLC, as amended from time to time.

          (e)          “Articles” means the Articles of Organization of the Company filed with the Iowa Secretary of State, as same may be amended from time-to-time.

          (f)          “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.

          (g)          “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

          (h)          “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

          (i)          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

7

          (j)          “Company” means Soy Energy, LLC, an Iowa limited liability company.

          (k)         “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

          (l)          “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

          (m)        “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

          (n)         “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

          (o)         “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.

          (p)         “Effective Date” means ___________, 2010.

          (q)         “Fiscal Year” means (i) any twelve-month period commencing on November 1 and ending on October 31; (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof; (iii) if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made; or (iv) if established by the Directors, a different Fiscal Year that is not contrary to the Code or any provision of any state or local tax law.

8

          (r)         “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

          (s)         “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

          (t)         “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.

          (u)        “Liquidator” has the meaning set forth in Section 10.8 hereof.

          (v)        “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”

          (w)        “Member” means any Person (i) whose name is set forth as such on the Membership Register as of the Effective Date or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.

          (x)        “Members” means all such Members.

          (y)        “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to

9

information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

          (z)         “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.

          (aa)       “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

          (bb)       “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register; provided however that under no circumstances shall any Member, and/or any Related Party or Affiliate of a Member, ever be entitled to vote more than five percent (5%) of the outstanding Membership Interests (Units) of the Company even if such Member is the registered owner of more than five percent (5%) of the outstanding Membership Interests (Units) of the Company. In determining whether a Member has over five percent (5%) of the outstanding Membership Interests (Units) of the Company, Membership Interests (Units) held by an Affiliate and/or Related Party of a Member shall be deemed to be owned and held by such Member..

          (cc)       “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, contingencies, investments and other business purposes, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

          (dd)       “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          (ee)       “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          (ff)        “Officer” or “Officers” has the meaning set forth in Section 5.18 hereof.

          (gg)       “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.

          (hh)       “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

10

          (ii)        “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

          (jj)        “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

          (kk)      “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

          (ll)        “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

          (mm)    “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation

11

great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

          (nn)      “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

          (oo)      “Units or Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

          (pp)      “Unit Holders” means all Unit Holders.

          (qq)      “Unit Holder” means the owner of one or more Units.

          (rr)        “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

          (ss)       “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          (tt)        “Unit Holder Nonrecourse Deductions “ has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1     Original Capital Contributions. The name, address, and Units quantifying the Membership Interest of each Member are set out in the Membership Register.

2.2     Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.7, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this

12

Agreement. Upon such Capital Contributions, the Directors shall cause the Membership Register to be appropriately amended.

2.3     Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)

To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions, (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)

To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof, and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)

In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)

In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

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SECTION 3. ALLOCATIONS

3.1     Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2     Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3     Special Allocations. The following special allocations shall be made in the following order:

          (a)       Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b)       Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c)       Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only

14

if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

          (d)       Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

          (e)       Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

          (f)       Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          (g)       Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

          (h)       Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4     Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section

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3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5     Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6     Other Allocation Rules. (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder. (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes. (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder. (d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7     Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the

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Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8     Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations, shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

SECTION 4. DISTRIBUTIONS

4.1     Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2     Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3     Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5. MANAGEMENT

5.1     Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The

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Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors. It is not necessary that an individual be a Member of the Company in order to serve as a Director hereunder. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the total outstanding Membership Voting Interests.

5.2     Number of Total Directors.

          (a)       The total number of Directors of the Company shall be a minimum of five (5) and a maximum of eleven (11) Directors. The initial Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit “A” attached hereto.

          (b)       Prior to the date on which the annual meeting of the Members is held in 2011, the Directors shall determine the number of Directors (within the range specified in Section 5.2(a)) that will serve following the 2011 annual meeting of the Members.

          (c)       The Directors may change the number of Directors from time to time within the variable range, with any such change going into effect at the following annual meeting of the Members at which Directors are elected.

5.3     Election of Directors; Terms; Nominations; Vacancies. The amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

          (a)       Election of Directors and Terms. The initial Directors shall serve for an initial term ending at the annual meeting of the Members held in 2011, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. Prior to the expiration of their initial terms, the initial Directors shall, by resolution adopted prior to the expiration of their initial term, separately identify the Director positions to be elected and shall classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years). After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. Directors shall be elected by a plurality vote of the Membership Voting Interests so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Directors.

          (b)       Nominations for Directors. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to

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nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth:

(i)	the name and address of record of the Member who intends to make the nomination;
(ii)

a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	the name, age, business and residence addresses, and principal occupation or employment of each nominee;
(iv)

a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(v)

such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)	the consent of each nominee to serve as a Director of the Company if so elected; and
(vii)

a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          (c)      Vacancies. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

5.4     Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more

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independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.5     Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a)

Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)	Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)

Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)

Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)

Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f)

Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

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(g)

Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h)

Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)

Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)

Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)	Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)

Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m)

Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)

Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

(o)

Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

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5.6     Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.7     Restrictions on Authority of Directors.

          (a)      The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)	Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)

Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company. Notwithstanding the foregoing, the Directors of the Company may, subject to Section 10 hereof, declare bankruptcy or cause the Company to proceed to Chapter 11 reorganization if deemed necessary as a result of the financial condition of the Company.

          (b)      The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)

Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company; or

(ii)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

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5.8     Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors. If the date, time, and place of a meeting of the Directors have been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting.

5.9     Action without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by all of the Directors authorized to vote on the matter as provided by this Agreement.

5.10     Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement. Voting by proxy or by mail ballot shall be permitted on any matter presented for a vote at any Directors’ meeting; provided however, that a Director may not vote by proxy or by mail ballot more than two times per calendar year. The proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid more than three (3) months from the date of its execution, unless otherwise provided in the written proxy.

5.11     Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at or before the time of such vote.

5.12     Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have

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the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.13     Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.14     President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors may appoint someone other than the Chairman to serve as the President of the Company and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the Company’s day-to-day operations.

5.15     Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.16     Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

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5.17        Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.

5.18     Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.19     Execution of Instruments. When authorized by resolution of the Board of Directors, all deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by the Chairman, the President or other Officers or Persons that the Board of Directors designates.

5.20     Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) the amount of a financial benefit received by a Member, Director or Officer to which the Member, Director or Officer is not entitled; (2) an intentional infliction of harm on the limited liability company or its Members; (3) A distribution in violation of the Act; or (4) an intentional violation of criminal law. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

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5.21     Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.22     Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If the Directors, or any Affiliate of the Directors, are the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6. ROLE OF MEMBERS

6.1     One Membership Class. There shall initially be one class of Membership Interests and one class of Units. Additional classes of Membership Interests and Units may be created and issued to new Members or to existing Members on such terms and conditions as the Directors may determine and may include the creation of different classes of Membership Interests represented by different classes of Units, which classes may have different rights, powers and preferences, which rights, powers and preferences may be senior to those of existing Members, including, without limitation, voting rights and distribution preferences. Members shall have no preemptive rights to acquire additional or newly created Units of the Company.

6.2     Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “B” attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth in the Membership Register.

6.3     Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in its sole discretion. Any such admission must comply with the requirements described in this Agreement and will be

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effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.

6.4     Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.5     Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.

6.6     Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the Directors. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.

6.7     Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.

6.8     Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least 5 days and no more than 60 days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

6.9     Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.10   Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests constituting the quorum shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.11   Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the

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resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.

6.12   Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including removal and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.7 hereof.

6.13   Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.14   No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.15   Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.

6.16   Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty-nine percent (49%) of the issued and outstanding Units. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties and Affiliates.

SECTION 7. ACCOUNTING, BOOKS AND RECORDS

7.1     Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any an all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have

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been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2     Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3     Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.

7.4     Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to

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file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

SECTION 8. AMENDMENTS

8.1     Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member or Members holding an aggregate of at least thirty percent (30%) of the outstanding Membership Voting Interests. Following such proposal, the Board of Directors shall submit to the Members a statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests constituting a quorum of the Members, except where this Agreement specifically requires a larger number. This Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member or alter the Membership Economic Interest of a Member. However, an adversely effected Member’s consent shall not be required under previous sentence for any alteration resulting from a change in the number of outstanding Units or an adjustment to the Capital Accounts permitted by this Agreement.

SECTION 9. TRANSFERS

9.1     Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors

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have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2     Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may at any time Transfer all or any portion of its Units:

(i)	to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;
(ii)	without consideration to or in trust for descendants or the spouse of a Member;
(iii)	to any Person approved by the Directors in writing,
(iv)	to any other Member or to any Affiliate or Related Party of another Member; or
(v)	to any Affiliate or Related Party of the transferor.

Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.” However, the admission of any transferee as a substituted Member is subject to the requirements of Section 9.8.

9.3     Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Unit shall be effective unless and until all of the following conditions have been satisfied:

          (a)     Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

          (b)     The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

          (c)     Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such

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Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

          (d)     Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

          (e)     Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

          (f)     No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

          (g)     No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4     Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section 9 shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any

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other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage incurred (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5     No Dissolution or Termination. The transfer of a Unit pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6     Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, no Transfer of a Unit may be made if the Unit sought to be sold, exchanged or transferred, when added to the total of all other Units sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Internal Revenue Code. In the event of a transfer of any Unit, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7     Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.8 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.8     Admission of Substituted Members. A transferee of Units shall only be admitted as a Member of the Company if the Transfer is a Permitted Transfer and such transferee complies with the requirements of this Section 9.8:

          (a)      The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors:

(i)	accept and adopt the terms and provisions of this Agreement, including this Section 9, and

(ii)

assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the

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transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement;

          (b)     The transferee of Units pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and

          (c)     Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee of Units (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.9     Representations Regarding Transfers.

          (a)     Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members that (i) it is not currently making a market in Units and will not in the future make a market in Units whether by regularly quoting the Units, by regularly making available bid or offer quotes on the Units and being ready to effect sales at the quoted prices, or by other similar means, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.

          (b)     Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS

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AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, EXCEPT THE STATE OF IOWA, AND MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

9.10   Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.11   Additional Members. Additional Members may be admitted from time to time upon the approval and at the discretion of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit “B”, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement

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on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit “B”, attached hereto.

SECTION 10. DISSOLUTION AND WINDING UP

10.1    Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) The affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2    Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; and (c) Third, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods, and (d) Fourth, the balance, if any, to the Unit Holders in proportion to the number of Units held relative to the total number of Units outstanding.

10.3    Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any

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contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4    Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5    Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6    Allocations during Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof, the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7    Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8    The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority of the Members constituting a quorum, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by

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the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9    Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11. MISCELLANEOUS

11.1    Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or (iii) if sent by facsimile, email or other electronic transmission, one (1) day after transmission to the Person’s electronic mail address or facsimile number as shown on the Company’s records. Notices shall be addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, either to the address set forth in the Membership Register or to such other address as has been provided in writing to the Company.

11.2    Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3    Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4    Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5    Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

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11.6    Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7    Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8    Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9    Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10  Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11  Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Amended and Restated Operating Agreement of the Company effective as of the day first above set forth.

COMPANY:

Soy Energy, LLC

By: __________________________________________________

Its: __________________________________________________

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EXHIBIT “A”

Board of Directors

Name of Initial Director	Address of Initial Director
Darrell Downs	405 Ridgeway Dr., P.O. Box 103, Marcus, IA 51035

Charles Getting	5380 300th St., Sanborn, IA 51248

Daryl Haack	5985 390th St., Primghar, IA 51245

Shane Habben	3480 180th St., Everly, IA 51338

Dave Langel	1701 4th Ave. S.E., LeMars, IA 51031

Doug Lansink	2360 Orchard Ave., Arthur, IA 51431

Charles Sand	504 E. Fenton, P.O. Box 474, Marcus, IA 51035

Dallas Thompson	38224 Ritchie Rd., Kingsley, IA 51028

Ron Wetherell	302 S. Oak Dr., P.O. Box 188, Cleghorn, IA 51014

Steve Leavitt	1223 NE 31st St., Ankeny, IA 50021

Myron Danzer	406 First St., P.O. Box 68, Ralston, IA 51459

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EXHIBIT “B”

MEMBER SIGNATURE PAGE

ADDENDUM
TO THE
AMENDED AND RESTATED OPERATING AGREEMENT OF
SOY ENERGY, LLC

          The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Soy Energy, LLC, has received a copy of the Amended and Restated Operating Agreement, dated effective ___________, 2010, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed and accepted on behalf of the
Company and its Members:

SOY ENERGY, LLC

By: _________________________________________

Its: _________________________________________

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Member Name (Print):_______________________
SOY ENERGY, LLC 2010 Annual Meeting of Members – June 24, 2010 For Members as of May 27, 2010 Proxy Solicited on behalf of the Board of Directors
Telephone Number:__________________________

Units Owned on May 27, 2010:_________________

By signing this proxy card, you acknowledge that you received a Notice of 2010 Annual Meeting of Members and Proxy Statement dated May 28, 2010 and appoint Darrell Downs and Carol Reuter, jointly and severally, each with full power of substitution, as Proxies, to represent you at the 2010 Annual Meeting of the Members (the “Annual Meeting”) to be held on June 24, 2010, at the MMC High School Gymnasium and at any adjournment thereof, on any matters coming before the meeting, and to vote all units of the Company that you are entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may property come before the Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed by you herein. If no direction is made, this Proxy will be voted FOR all of the following Proposals. If direction is made with respect to at least one but fewer than all of the following Proposals, then this Proxy will only be voted for those Proposals on which direction has been given. Your units will be included in the determination of whether a quorum is present even if you make no direction on this Proxy.

PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK

PROPOSAL 1:	For	Against	Abstain

Proposal to approve the Company’s new business plan, which is: 1) to purchase a biodiesel production facility and certain related assets located in Mason City, Iowa on the terms provided in that certain Asset Purchase Agreement dated April 2, 2010 by and between the Company and OSM—REO FF, LLC, a Minnesota limited liability company (“OSM”); 2) to enter into term loan with OSM in the amount of $6,000,000 for the purpose of financing a portion of the acquisition of a biodiesel production facility in Mason City, Iowa and expenses related thereto; and 3) to install equipment on the biodiesel production facility that will allow it to use 100% corn stillage oil as a feedstock for conversion into biodiesel.

	☐	☐	☐

PROPOSAL 2:	For	Against	Abstain
Proposal to approve the Amended and Restated Operating Agreement of the Company.	☐	☐	☐

PROPOSAL 3:	For	Against	Abstain

Proposal to approve an adjournment of the Annual Meeting, if determined to be necessary by the Company, to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting, or at any adjournment or postponement of that meeting, to approve Proposals 1 and 2.

	☐	☐	☐

The Proxies cannot vote your units unless you sign and return this card. You may fax the proxy card to the Company at 712.376.2333 or mail it to us at 222 N. Main St., P.O. Box 663, Marcus, IA 51035. For your proxy card to be valid, the Company must receive it before 5:00 p.m. on June 23, 2010.

You may revoke your proxy by: (i) Voting in person at the Annual Meeting; (ii) Giving personal or written notice of revocation, which is received by at the Company’s offices at 222 N. Main St., P.O. Box 663, Marcus, IA 51035 before 5:00 p.m. on June 23, 2010, or (iii) Giving personal or written notice of revocation to the Company’s Secretary, Doug Lansink, at the commencement of the Annual Meeting.

Signature: _________________________________	Signature: ___________________________________
Title (if applicable):__________________________	Title (if applicable):____________________________
Date: __________________________________	Date: ___________________________________

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.